UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



Date of Report:           August 1, 1995
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)



    Pennsylvania                  0-275                 23-1263194
(State or other jurisdiction   (Commission             (IRS Employer
    of incorporation)          File Number)          Identification No.)



150 Locust Street, P.O. Box 36, Macungie, Pennsylvania     18062-0036
    (Address of principal executive offices)               (Zip Code)



                        610-966-2200
          (Registrants telephone number, including area code)

Item 1    Not Applicable

Item 2    Acquisition of Assets.

          On August 1, 1995, Allen Organ Company and Subsidiaries acquired the assets of VIR, Inc. and two related companies for $7,653,234. The purchase price was made up of 24,390 shares of Allen Organ stock valued at approximately $1,000,000, notes totaling $2,978,601 and
          $3,674,633 in cash. The company previously announced on June 7, 1995 that it had agreed in principle to make this purchase.

          In connection with the acquisition, Allen Organ Company established three new subsidiary companies to acquire the assets of the sellers. As additional consideration the new subsidiaries issued shares of their stock to minority employee shareholders equivalent to their interest in the selling companies. The minority interest in each of the three new acquisition companies is 2.4% in VIR, 8.38% in ERI and 17.25% in LSC.

          Allen Organ is the worlds largest manufacturer of digital electronic church organs which are sold to the institutional and home markets. Allen Organ Company also produces contract electronic assemblies for commercial applications. The company's 1994 annual sales were $28,842,789.

          VIR, Inc. (VIR), Southampton, PA, is a fifteen-year-old company which designs, develops and manufactures proprietary products for the data communications industry, primarily main frame computer applications. The company's products are considered technologically advanced for the industry. The company's 1994 annual sales were $3,774,724.

          Eastern Research Inc. (ERI), Moorestown, NJ, began its operations in January 1993. The company designs, manufactures and markets data communications hardware and software for local
          (LAN) and wide area network (WAN) applications. The company has introduced new products throughout the past two and one half years and continues additional product development. The company is expanding marketing and distribution channels for its products. The company's 1994 annual sales were $1,423,029.

          Linear Switch Corporation (LSC), Moorestown, NJ, was founded in 1993. Since its inception the company has worked on developing a small, high speed data communications matrix switch capable of operating in a local or wide area network environment. Product development has recently been completed. The company is presently developing marketing and distribution channels for its products.

          Allen Organ Company believes that its state of the
          art manufacturing and capital structure will prove
          to   be   a  compliment  to  these  diverse   high
          technology companies.

Item 3-6  Not Applicable

Item 7    Financial Statements and Exhibits

          (a) Financial Statements of Business's Acquired.
               (1) Audited combined financial statements of
                   VIR, Inc. and Affiliates for the year ended
                   December 31, 1994.

               (2) Unaudited interim combined financial
                   statements of VIR, Inc. and Affiliates for the six months ended June 30, 1995.

           (b) Pro Forma Financial Information.
                 (1) Allen Organ Company and Subsidiaries Pro
                     Forma Condensed Consolidated Balance Sheet
                     (unaudited) at June 30, 1995.

                 (2) Allen Organ Company and Subsidiaries Pro
                     Forma Condensed Consolidated Statements of
                     Income (unaudited) for the year ended
                     December 31, 1994 and the six months ended
                     June 30, 1995.

                 (3) Notes to Pro Forma Condensed Consolidated
                     Financial Statements (unaudited).

           (c) Exhibits
                 (2)-1 Asset  Purchase   Agreement between VIR
                       Acquisition, Inc., ERI Acquisition, Inc.,
                       LSC  Acquisition,  Inc. (subsidiaries  of
                       Allen Organ  Company) and VIR, Inc., Eastern
                       Research, Inc., Linear Switch Corporation,
                       Alex and Luba Rabey.
                 (2)-2 Debentures
                 (2)-3 Employment Agreement
                 (2)-4 Agreement Not To Compete
                 (2)-5 Lease
                 (2)-6 Assignment And Assumption of Lease Agreement
                 (2)-7 Guaranty And Suretyship Agreement
                 (4)-1 Securities Restriction Agreement

Item 8    Not Applicable
                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ALLEN ORGAN COMPANY


Date: August 15, 1995                STEVEN MARKOWITZ
                                   Steven Markowitz, President and Chief
                                     Executive Officer

Date: August 15, 1995                LEONARD W. HELFRICH
                                   Leonard W. Helfrich, Treasurer and Chief
                                     Accounting Officer

                 COMBINED FINANCIAL STATEMENTS
                     AND AUDITORS' REPORT


                        _______________

                   VIR, INC. AND AFFILIATES

                       DECEMBER 31, 1994
                        _______________

                            CONTENTS
                                                             Page(s)

Independent Auditors' Report                                     2


Combined Financial Statements
 Combined Balance Sheet                                          3
 Combined Statement of Income and Retained Earnings              4
 Combined Statement of Cash Flows                                5
 Notes to Combined Financial Statements                        6-7

Independent Auditors' Report on Supplementary Information        8
 Combining Balance Sheet                                         9
 Combining Statement of Income and Retained Earnings            10
 Combining Statement of Cash Flows                              11

                   CONCANNON, GALLAGHER, MILLER & COMPANY, P.C.
Michael J. Gallagher, CPA   CERTIFIED PUBLIC ACCOUNTANTS
Michael R. Miller, CPA
William C. Mason, CPA
Dale E. Grate, CPA
E. Barry Hetzel, CPA
Edward J. Quigley, Jr., CPA
John G. Estock, CPA
Howard D. Gneiding, CPA
Robert A. Oster, CPA
Robert E. Vitale, CPA
John F. Sharkey, Jr., CPA
Victor J. Meyer, CPA
David C. Gehringer, CPA
Gerard D. Stanus, CPA
Robert M. Caster, CPA

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
VIR, Inc. and Affiliates


    We have audited the accompanying combined balance sheet of VIR, Inc. and Affiliates as of December 31, 1994 and the related combined statements of income and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.
    In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the financial position of VIR, Inc. and Affiliates as of December 31, 1994 and the results of its combined operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                  CONCANNON, GALLAGHER, MILLER AND COMPANY, P.C.


Allentown, PA
June 22, 1995

Member of AICPA Division for CPA Firms  SEC and Private Companies
                        Practice Sections

                    VIR, INC. AND AFFILIATES
                     COMBINED BALANCE SHEET
                        DECEMBER 31, 1994




                             ASSETS
CURRENT ASSETS
 Cash                                                     $  8,582
 Accounts receivable                                     1,168,773
 Inventories                                             2,252,226
 Prepaid expenses                                            1,293
   Total Current Assets                                  3,430,874

PROPERTY, PLANT AND EQUIPMENT, AT COST,
 LESS ACCUMULATED DEPRECIATION                             187,382

OTHER ASSETS
 Deposits                                                    2,500
   Total Assets                                         $3,620,756


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                         $388,086
 Other accrued liabilities                                  31,258
 Accrued payroll taxes                                       3,900
   Total Current Liabilities                               423,244

NONCURRENT LIABILITIES
 Due to officers                                           648,244
   Total Liabilities                                     1,071,488

STOCKHOLDERS' EQUITY
 Capital stock, no par value; 3,000,000 authorized;
  2,837,500 issued and outstanding                           3,000
 Retained earnings                                       2,546,268
   Total Stockholders' Equity                            2,549,268
   Total Liabilities and Stockholders' Equity           $3,620,756







   The accompanying notes are an integral part of the combined financial statements.

                    VIR, INC. AND AFFILIATES
       COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                  YEAR ENDED DECEMBER 31, 1994







NET SALES                                     $5,208,003

COST OF GOODS SOLD                             2,920,157

GROSS PROFIT                                   2,287,846

OPERATING EXPENSES
 Selling                                         334,091
 General and administrative                      317,684
 Research and development                      1,062,303
  Total Operating Expenses                     1,714,078

INCOME FROM OPERATIONS                           573,768

OTHER INCOME (EXPENSE)
 Interest expense                                 (1,238)
 Dividend income                                      11
  Total Other Income (Expense)                    (1,227)

NET INCOME                                       572,541

RETAINED EARNINGS, JANUARY 1                   1,973,727

RETAINED EARNINGS, DECEMBER 31                $2,546,268


 The accompanying notes are an integral part of the combined financial statements.

                   VIR, INC. AND AFFILIATES
                COMBINED STATEMENT OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 1994


CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                              $572,541
 Adjustment to reconcile net income to net cash
  used in operating activities
   Depreciation                                            24,521
 Changes in assets and liabilities
   Accounts receivable                                   (305,479)
   Inventories                                           (785,243)
   Prepaid expenses                                          (293)
   Accounts payable                                       135,487
   Accrued payroll taxes                                     (283)
   Other accrued expenses                                  (3,904)
     Net Cash Used in Operating Activities               (362,653)

CASH FLOWS USED IN INVESTING ACTIVITIES
 Cash paid for purchase of property, plant and equipment  (28,651)

CASH FLOWS FROM FINANCING ACTIVITIES
 Cash payments on term debt                               (30,000)
 Net proceeds from officer loan                           353,689
   Net Cash Provided by Financing Activities              323,689

NET DECREASE IN CASH                                      (67,615)

CASH, JANUARY 1                                            76,197

CASH, DECEMBER 31                                        $  8,582


CASH PAID DURING THE YEAR FOR INTEREST                   $  1,238


   The accompanying notes are an integral part of the combined financial statements.

                VIR INC. AND AFFILIATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994



NOTE 1  Significant Accounting Policies
             The   combined  financial  statements  include   the
        accounts of VIR, Inc., Eastern Research, Inc. and Linear Switch Corporation. The Companies are separately incorporated; however, they are under common ownership and management. All significant intercompany accounts and income and expense items have been eliminated from the combined financial statements.
             The  Companies  design  and  manufacture  electronic
        devices used in the data communications industry.
            Credit sales are made to the Company's customers in the ordinary course of business. Generally, these sales are unsecured.
            Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method for substantially all inventories. Inventories consist primarily of raw materials.
            Property, plant and equipment are stated at cost. Depreciation is computed over estimated useful lives using accelerated methods for both financial and income tax reporting.
            The Companies and their stockholders have elected "S" status for federal and state income tax purposes. As a result, the stockholders will include a proportionate share of the income or loss on their personal income tax returns.


NOTE 2  Property, Plant and Equipment

           Leasehold improvements             $206,493
           Furniture and fixtures              159,495
           Equipment                            34,577
           Vehicles                             13,739
                                               414,304
           Less accumulated depreciation      (226,922)
                                              $187,382


NOTE 3  Employee Benefit And Profit Sharing Plan
             The Company has established a 401(k) deferred compensation and profit sharing plan for the benefit of all eligible employees. The plan allows eligible employees to defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code. The Company will match 50% of the employee's contribution up to a maximum deferral rate by the employee of 6% of compensation. The Company may provide additional contributions as determined annually. Company contributions were $21,754 for the year ended December 31, 1994.
                               -6-
                VIR INC. AND AFFILIATED COMPANIES
       NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                        DECEMBER 31, 1994


NOTE 4  Related Party Transactions
            The Company leases facilities for VIR, Inc. from its president and majority shareholder.
            Lease  payments  were $110,500  for  the  year  ended
        December 31, 1994.
            At December 31, 1994, the Company had $648,244 due to its president and majority shareholder. No repayment terms have been established.

NOTE 5  Operating Leases
            The Company leases a facility for Eastern Research, Inc. and Linear Switch Corporation under an operating lease agreement effective November 1, 1994 through October 31, 1997 with rent of $5,133 per month the first two years of the lease and $6,067 the final year.
            The lease agreement provides for one two-year renewal option with the rental amount to be determined at the time of renewal.
           Future minimum lease payments are as follows:
               1995                      $ 61,600
               1996                      $ 63,467
               1997                      $ 60,667

NOTE 6  Note Payable to Bank
             The Company has established a line of credit arrangement with a bank which provides for borrowings up to $200,000. Borrowings are collateralized by corporate assets. There were no borrowings against the line at December 31, 1994.

NOTE 7  Sales Concentration
             During the year ended December 31, 1994, the Companies recognized a substantial portion of its revenues from the sale of products to one customer. Total revenues from this customer were $629,212 (12.1% of revenues).

NOTE 8  Export Sales
             In   1994,  net  sales  include  export   sales   of
        $1,469,387.

NOTE 9  Subsequent Events
            The Companies have agreed in principle to sell their assets to the Allen Organ Company, an unrelated entity. The Companies expect to execute a definitive agreement of sale and simultaneously complete the transaction in July or August, 1995.

                  CONCANNON, GALLAGHER, MILLER & COMPANY, P.C.
Michael J. Gallagher, CPA  CERTIFIED PUBLIC ACCOUNTANTS
Michael R. Miller, CPA
William C. Mason, CPA
Dale E. Grate, CPA
E. Barry Hetzel, CPA
Edward J. Quigley, Jr., CPA
John G. Estock, CPA
Howard D. Gneiding, CPA
Robert A. Oster, CPA
Robert E. Vitale, CPA
John F. Sharkey, Jr., CPA
Victor J. Meyer, CPA
David C. Gehringer, CPA
Gerard D. Stanus, CPA
Robert M. Caster, CPA


    INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION


Board of Directors
VIR, Inc. and Affiliates


    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of VIR, Inc. and Affiliates for the year ended December 31, 1994 which are presented in the preceding section of this report. The supplementary information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic statements taken as a whole.

                CONCANNON, GALLAGHER, MILLER AND COMPANY, P.C.


Allentown, PA
June 22, 1995




  Member of AICPA Division for CPA Firms  SEC and Private Companies
                        Practice Sections

                            VIR, INC. AND AFFILIATES
                             COMBINING BALANCE SHEET
                                DECEMBER 31, 1994

                                                           ELIMINA-     COMBINED
                                   VIR      ERI      LSC    TIONS         TOTAL

          ASSETS
CURRENT ASSETS
 Cash                             $7,267   $1,080    $235                 $8,582
 Accounts receivable             868,036  300,737                      1,168,773
 Inventories                   2,252,226                               2,252,226
 Prepaid expenses                                   1,293                  1,293

  Total Current Assets         3,127,529  301,817   1,528              3,430,874

PROPERTY, PLANT AND EQUIPMENT,
 AT COST LESS ACCUMULATED
 DEPRECIATION                    164,398   22,984                        187,382

OTHER ASSETS
 Due from affiliated companies 1,261,894                  (1,261,894)
 Deposits                          2,500                                   2,500
  Total Other Assets           1,264,394                  (1,261,894)      2,500
  Total Assets                $4,556,321 $324,801  $1,528$(1,261,894) $3,620,756


   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable               $388,086                                $388,086
 Other accrued liabilities        31,258                                  31,258
 Accrued payroll taxes             3,900                                   3,900
  Total Current Liabilities      423,244                                 423,244

NONCURRENT LIABILITIES
 Due to affiliated companies              700,883 561,011 (1,261,894)
 Due to officers                 640,464    7,780                        648,244
  Total Noncurrent Liabilities   640,464  708,663 561,011 (1,261,894)    648,244
  Total Liabilities            1,063,708  708,663 561,011 (1,261,894)  1,071,488

STOCKHOLDERS' EQUITY
 Capital stock; no par value;
  3,000,000 shares authorized;
  2,837,500 shares issued and
  outstanding                      1,000    1,000   1,000                  3,000
 Retained earnings (deficit)   3,491,613 (384,862)(560,483)            2,546,268
  Total Stockholders' Equity   3,492,613 (383,862)(559,483)            2,549,268
   Total Liabilities and
    Stockholders' Equity      $4,556,321 $324,801   $1,528(1,261,894) $3,620,756

                            VIR, INC. AND AFFILIATES
               COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1994

                                                             ELIMINA-  COMBINED
                                 VIR         ERI        LSC   TIONS      TOTAL

NET SALES                    $3,774,724  $1,423,029   $10,250        $5,208,003

COST OF GOODS SOLD            2,445,011     474,685       461         2,920,157

GROSS PROFIT                  1,329,713     948,344     9,789         2,287,846

OPERATING EXPENSES
 Selling                        178,114     155,664       313           334,091
 General and administrative     269,200      45,136     3,348           317,684
 Research and Development                   656,909   405,394         1,062,303
   Total Operating Expenses     447,314     857,709   409,055         1,714,078

INCOME (LOSS)
 FROM OPERATIONS                882,399      90,635  (399,266)          573,768

OTHER INCOME (EXPENSE)
 Interest expense                (1,238)                                 (1,238)
 Dividend income                     11                                      11
  Total Other Inc. (Exp.)        (1,227)                                 (1,227)

NET INCOME (LOSS)               881,172      90,635  (399,266)          572,541

RETAINED EARNINGS
  (DEFICIT), JANUARY 1        2,610,441    (475,497) (161,217)        1,973,727

RETAINED EARNINGS
  (DEFICIT), DECEMBER 31     $3,491,613   $(384,862)$(560,483)       $2,546,268

                            VIR, INC. AND AFFILIATES
                        COMBINING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994

                                                             ELIMINA-   COMBINED
                                  VIR       ERI       LSC     TIONS      TOTAL

CASH FLOWS FROM
  OPERATING ACTIVITIES
 Net income (loss)             $881,172   $90,635  $(399,266)          $572,541
 Adjustment to reconcile net
  income (loss) to net cash
  (used in) provided by
  operating activities
  Depreciation                   10,108    14,413                        24,521
 Changes in assets and
  liabilities
  Accounts receivable            (4,742) (300,737)                     (305,479)
  Inventories                  (785,243)                               (785,243)
  Prepaid expenses                                      (293)              (293)
  Due from affiliated
   companies                   (566,675)                       566,675
  Accounts payable              135,487                                 135,487
  Accrued payroll taxes            (153)     (130)                         (283)
  Other accrued liabilities      (3,904)                                 (3,904)
  Due to affiliated
   companies                              166,881    399,794  (566,675)

  Net Cash (Used In)
   Provided By Operating
   Activities                  (333,950)  (28,938)       235           (362,653)

CASH FLOWS USED IN
  INVESTING ACTIVITIES
 Cash paid for purchase of
  property, plant and
  equipment                     (14,717)  (13,934)                      (28,651)

CASH FLOWS FROM
  FINANCING ACTIVITIES
 Cash payments on term debt     (30,000)                                (30,000)
 Net proceeds from
  officer loan                  322,697    30,992                       353,689

  Net Cash provided By
  Financing Activities          292,697    30,992                       323,689

NET (DEC.) INC. IN CASH         (55,970)  (11,880)       235            (67,615)

CASH, JANUARY 1                  63,237    12,960          0             76,197

CASH, DECEMBER 31                $7,267    $1,080       $235             $8,582

CASH PAID DURING THE
 YEAR FOR INTEREST               $1,238        $0         $0     $0      $1,238

                            VIR, INC. AND AFFILIATES
                            COMBINING BALANCE SHEETS
                                  JUNE 30, 1995
                                   (Unaudited)

                                                          ELIMINA-     COMBINED
                                VIR      ERI       LSC     TIONS         TOTAL
          ASSETS
CURRENT ASSETS
 Cash                         $95,890  $14,740      $15                $110,645
 Accounts receivable        1,054,748  635,412                        1,690,160
 Inventories                2,526,834                                 2,526,834
 Prepaid expenses                                 1,293                   1,293
  Total Current Assets      3,677,472  650,152    1,308               4,328,932

PROPERTY, PLANT AND EQUIPMENT 371,445   47,158                          418,603
 Less accumulated
  depreciation               (212,047) (25,875)                        (237,922)
  Total Property, Plant and
       Equipment              159,398   21,283                          180,681

OTHER ASSETS
 Due from affiliated
  companies                 1,509,494                    (1,509,494)
 Deposits                       2,500                                     2,500
  Total Other Assets        1,511,994                    (1,509,494)      2,500
  Total Assets             $5,348,864 $671,435   $1,308 $(1,509,494) $4,512,113

 LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  CURRENT LIABILITIES
 Note payable - bank          $50,000                                   $50,000
 Accounts payable             663,248                                   663,248
 Accrued expenses              59,672                                    59,672
  Total Current Liabilities   772,920                                   772,920

  NONCURRENT LIABILITIES
 Due to affiliated companies           731,247  778,247  (1,509,494)
 Due to officer               537,751    5,280                          543,031
  Total Noncurrent
   Liabilities                537,751  736,527  778,247  (1,509,494)    543,031
  Total Liabilities         1,310,671  736,527  778,247  (1,509,494)  1,315,951

STOCKHOLDERS' EQUITY
 Common stock                   1,000    1,000    1,000                   3,000
 Retained earnings
  Balance, beginning        3,491,613 (384,862)(560,483)              2,546,268
  Net income                  545,580  318,770 (217,456)                646,894
   Balance, end             4,037,193  (66,092)(777,939)              3,193,162
  Total Stockholders'
   Equity                   4,038,193  (65,092)(776,939)              3,196,162
    Total Liabilities and
    Stockholders' Equity   $5,348,864 $671,435   $1,308 $(1,509,494) $4,512,113

                            VIR, INC. AND AFFILIATES
                         COMBINING STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                   (Unaudited)

                                                            ELIMINA-  COMBINED
                                VIR        ERI        LSC    TIONS      TOTAL

Net Sales                   $2,545,938 $1,731,146   $69,958          $4,347,042

Cost of sales                1,767,196    640,589    37,376           2,445,161

Gross Margin                   778,742  1,090,557    32,582           1,901,881

Operating expenses
 Selling                       107,601    118,426     2,333             228,360
 General and administrative    125,572    133,202     9,970             268,744
 Research and Development                 520,159   237,735             757,894
  Total Costs and Expenses     233,173    771,787   250,038           1,254,998

Income from operations         545,569    318,770  (217,456)            646,883

Interest and other income           11                                       11

Net Income                    $545,580   $318,770 $(217,456)           $646,894

                            VIR, INC. AND AFFILIATES
                       COMBINING STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                   (Unaudited)

                                                           ELIMINA-    COMBINED
                                VIR       ERI      LSC      TIONS        TOTAL
CASH FLOWS FROM
  OPERATING ACTIVITIES
 Net income (loss)           $545,580  $318,770 $(217,456)             $646,894
 Adjustment to reconcile net
   income (loss) to net cash
   provided by operating
   activities
  Depreciation                  5,000     6,000                          11,000
  Changes in assets and
   liabilities
   Accounts receivable       (186,712) (334,675)                       (521,387)
   Inventories               (274,608)                                 (274,608)
   Prepaid expenses
   Due from affiliated
    companies                (247,600)                       247,600
   Accounts payable           275,162                                   275,162
   Due to affiliated
    companies                            30,364   217,236   (247,600)
   Accrued expenses            24,514                                    24,514
  Net Cash Provided By
  Operating Activities        141,336    20,459      (220)              161,575

CASH FLOWS FROM
  INVESTING ACTIVITIES
 Cash paid for purchase of
  property, plant and
  equipment                              (4,299)                         (4,299)

CASH FLOWS FROM
  FINANCING ACTIVITIES
 Net cash received under
  revolving line of credit     50,000                                    50,000
 Net proceeds from
  officer loan               (102,713)   (2,500)                       (105,213)
  Net Cash Provided by
  (Used in) Financing
   Activities                 (52,713)   (2,500)                        (55,213)

NET INC. (DEC.) IN CASH        88,623    13,660     (220)               102,063

CASH, BEGINNING                 7,267     1,080      235                  8,582

CASH, ENDING                  $95,890   $14,740      $15               $110,645

         PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The     following    pro    forma    summary    financial    information     has
been    prepared   giving   effect   to   the   acquisition   of    VIR,    Inc.
and Affiliates as if the transaction had taken place at June 30, 1995 for the pro forma condensed consolidated balance sheet, January 1, 1994 for the pro forma condensed consolidated income statement for the year ended December 31, 1994 and January 1, 1995 for the pro forma condensed
consolidated    income    statement   for   the   six    months    ended    June
30, 1995.

The acquisitions have been accounted for as purchases. Assets and liabilities have been recorded at their approximate fair market values. Final allocations of purchase price will be made in the near future and any adjustments are not expected to be material to the pro forma financial information taken as a whole.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisitions been consummated on any of the foregoing dates or which may be attained in the future. The pro forma financial
information     should     be     read     in     conjunction      with      the
historical financial statements of Allen Organ Company and VIR, Inc. and Affiliates.

                      ALLEN ORGAN COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  JUNE 30, 1995
                                   (Unaudited)
                                                                                                         PRO             PRO
                                                                                              ALLEN     FORMA           FORMA
                                                                    ELIMINA-     COMBINED     ORGAN     ADJUST-        CONSOL.
                                        VIR        ERI       LSC     TIONS         TOTAL     COMPANY     MENTS         TOTALS
          ASSETS
CURRENT ASSETS
 Cash                                 $95,890    $14,740      $15                $110,645  $1,449,357                $1,560,002
 Investments including
   accrued interest                                                                        37,077,193 (3,674,633)(A) 33,402,560
 Accounts receivable                1,054,748    635,412                        1,690,160   3,054,323                 4,744,483
 Inventories                        2,526,834                                   2,526,834   9,549,169    166,767 (B) 12,242,770
 Prepaid income taxes
 Prepaid expenses                                           1,293                   1,293     281,224   (100,000)(A)    182,517
 Deferred income tax benefits
   Total Current Assets             3,677,472    650,152    1,308               4,328,932  51,411,266 (3,607,866)    52,132,332

INVESTMENT IN VIR, INC. AND AFFILIATES                                                                 8,367,234 (A)
                                                                                                      (8,367,234)(B)

PROPERTY, PLANT AND EQUIPMENT, NET    159,398     21,283                          180,681   7,067,499     63,779 (B)  7,311,959

OTHER ASSETS
 Inventory held for future service                                                          1,138,394                 1,138,394
 Intangible pension asset                                                                     443,273                   443,273
 Due from affiliated companies      1,509,494                      (1,509,494)
 Intangible Assets                                                                                     4,397,495 (B)  4,397,495
 Deferred income tax benefits                                                                  43,116                    43,116
 Note Receivable                                                                               81,855                    81,855
 Cash value of life insurance                                                                 408,138                   408,138
 Other assets                           2,500                                       2,500                                 2,500
   Total Other Assets               1,511,994                      (1,509,494)      2,500   2,114,776  4,397,495      6,514,771
       Total Assets                $5,348,864   $671,435 $  1,308 $(1,509,494) $4,512,113 $60,593,541  $ 853,408    $65,959,062

   LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  CURRENT LIABILITIES
 Note Payable - Bank                  $50,000                                     $50,000                               $50,000
 Current Portion of Long Term Debt                                                                       968,800 (A)    968,800
 Accounts Payable                     663,248                                     663,248     257,271    300,000 (A)  1,220,519
 Customer Deposits                                                                            520,789                   520,789
 Accrued Taxes on Income                                                                      144,934                   144,934
 Accrued Expenses                      59,672                                      59,672     572,157                   631,829
   Total Current Liabilities          772,920                                     772,920   1,495,151  1,268,800      3,536,871
  NONCURRENT LIABILITIES
 Deferred Liabilities                                                                         121,288                   121,288
 Due to affiliated companies                     731,247  778,247  (1,509,494)
 Accrued Pension Cost                                                                       1,439,734                 1,439,734
 Long Term Debt, net of current portion                                                                2,009,801 (A)  2,009,801
 Due to officer                       537,751      5,280                          543,031               (543,031)(B)
   Total Noncurrent Liabilities       537,751    736,527  778,247  (1,509,494)    543,031   1,561,022  1,466,770      3,570,823
     Total Liabilities              1,310,671    736,527  778,247  (1,509,494)  1,315,951   3,056,173  2,735,570      7,107,694
STOCKHOLDERS' EQUITY
 Common Stock                           1,000      1,000    1,000                   3,000   1,537,993     (3,000)(B)  1,537,993
 Capital in Excess of Par Value                                                            12,610,377    148,232 (A) 12,758,609
 Retained Earnings                  4,037,193    (66,092)(777,939)              3,193,162  48,172,441 (3,193,162)(B) 48,172,441
 Minority Interest                                                                                       314,000 (A)    314,000
 Pension Liability Adjustment                                                                (489,823)                 (489,823)
 Unrealized Gain on Investments                                                                67,112                    67,112
 Treasury Stock                                                                            (4,360,732)   851,768 (B) (3,508,964)
   Total Stockholders' Equity       4,038,193    (65,092)(776,939)              3,196,162  57,537,368 (1,882,162)    58,851,368
       Total Liabilities and
         Stockholders' Equity      $5,348,864   $671,435 $  1,308 $(1,509,494) $4,512,113 $60,593,541   $853,408    $65,959,062



                      ALLEN ORGAN COMPANY AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)
                                                                                                        PRO            PRO
                                                                                           ALLEN       FORMA          FORMA
                                                                  ELIMINA-    COMBINED     ORGAN      ADJUST-         CONSOL.
                                   VIR          ERI       LSC      TIONS       TOTAL      COMPANY      MENTS          TOTALS
NET SALES                      $3,774,724   $1,423,029  $10,250             $5,208,003  $28,842,789               $34,050,792

COST OF SALES                   2,445,011      474,685      461              2,920,157   19,535,326    39,000 (C3) 22,494,483

GROSS MARGIN                    1,329,713      948,344    9,789              2,287,846    9,307,463   (39,000)     11,556,309

OPERATING EXPENSES
 Selling                          178,114      155,664      313                334,091    2,008,884                 2,342,975
 General and administrative       269,200       45,136    3,348                317,684    2,049,174   146,000 (C4)  2,512,858
 Research and Development                      656,909  405,394              1,062,303                              1,062,303
   Total Costs and Expenses       447,314      857,709  409,055              1,714,078    4,058,058   146,000       5,918,136

INCOME FROM OPERATIONS            882,399       90,635 (399,266)               573,768    5,249,405  (185,000)      5,638,173

OTHER INCOME (EXPENSE)
 Interest and other inc. (exp.)    (1,227)                                      (1,227)   1,701,298  (200,000)(C1)  1,500,071
 Interest expense                                                                                    (103,000)(C2)   (103,000)
 Minority interests in net loss
   of consolidated subsidiaries                                                                        39,000 (C6)     39,000
   Total Other Income (Expense)    (1,227)                                      (1,227)   1,701,298  (264,000)      1,436,071

INCOME BEFORE TAXES ON INCOME     881,172       90,635 (399,266)               572,541    6,950,703  (449,000)      7,074,244

PROVISION FOR TAXES ON INCOME                                                             2,501,000    85,000 (C5)  2,586,000

NET INCOME                       $881,172      $90,635$(399,266)              $572,541   $4,449,703 $(534,000)     $4,488,244

EARNINGS PER SHARE                                                                            $3.25                     $3.22

SHARES USED IN PER SHARE CALCULATION                                                      1,370,486    24,390 (D)   1,394,876



                      ALLEN ORGAN COMPANY AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                   (Unaudited)
                                                                                                        PRO          PRO
                                                                                           ALLEN       FORMA        FORMA
                                                                  ELIMINA-    COMBINED     ORGAN      ADJUST-       CONSOL.
                                   VIR          ERI        LSC     TIONS       TOTAL      COMPANY      MENTS        TOTALS
NET SALES                      $2,545,938   $1,731,146   $69,958            $4,347,042  $13,983,100              $18,330,142

COST OF SALES                   1,767,196      640,589    37,376             2,445,161    9,746,038   16,000 (C3) 12,207,199

GROSS MARGIN                      778,742    1,090,557    32,582             1,901,881    4,237,062  (16,000)      6,122,943

OPERATING EXPENSES
 Selling                          107,601      118,426     2,333               228,360    1,035,656                1,264,016
 General and administrative       125,572      133,202     9,970               268,744    1,064,392   73,000 (C4)  1,406,136
 Research and Development                      520,159   237,735               757,894                               757,894
   Total Costs and Expenses       233,173      771,787   250,038             1,254,998    2,100,048   73,000       3,428,046


INCOME FROM OPERATIONS            545,569      318,770  (217,456)              646,883    2,137,014  (89,000)      2,694,897

OTHER INCOME (EXPENSE)
 Interest and other income             11                                           11    1,015,874 (100,000)(C1)    915,885
 Interest expense                                                                                    (42,000)(C2)    (42,000)
 Minority interest in net loss
  of consolidated subsidiaries                                                                         6,000 (C6)      6,000
   Total Other Income (Expense)        11                                           11    1,015,874 (136,000)        879,885

INCOME BEFORE TAXES ON INCOME     545,580      318,770  (217,456)              646,894    3,152,888 (225,000)      3,574,782

PROVISION FOR TAXES ON INCOME                                                             1,150,000  193,000 (C5)  1,343,000

NET INCOME                       $545,580     $318,770 $(217,456)             $646,894   $2,002,888$(418,000)     $2,231,782

EARNINGS PER SHARE                                                                            $1.47                    $1.61

SHARES USED IN PER SHARE CALCULATION                                                      1,363,895   24,390 (D)   1,388,285

                     ALLEN ORGAN COMPANY AND SUBSIDIARIES
              NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                 (Unaudited)

(A) The following pro forma adjustments reflect Allen Organ Company and Subsidiaries purchase of the assets of VIR, Inc., and Affiliates. Pro forma adjustments include estimated direct costs of acquisitions ($400,000) and the value allocated to minority interests.

        Cash/Investments                            $   3,674,633
        Current Portion - LT Debt                         968,800
        Long Term Debt, net of current portion          2,009,801
        Prepaid expenses                                  100,000
        Accounts payable                                  300,000
        Treasury stock                                    851,768
        Paid in capital from treasury stock               148,232
        Minority interest                                 314,000

         Total                                      $   8,367,234

(B) The following pro forma adjustments are made to reflect estimated fair value adjustments, net of applicable future tax effects at June 30, 1995, and to eliminate Allen Organ Company and Subsidiaries investment in VIR, Inc. and Affiliates.

        VIR, Inc. and Affiliates net assets reported
           Common Stock                             $       3,000
           Retained Earnings                            3,193,162
           Due to Officer                                 543,031
        Fair Value adjustments
           Increase carrying amount of inventories        166,767
           Increase carrying amount of plant equipment 63,779 Increase in other assets
              Goodwill                                  3,997,495
              Deferred organizational expenses            400,000

               Total                                $   8,367,234

                       ALLEN ORGAN COMPANY AND SUBSIDIARIES
            NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)

(C) The following pro forma adjustments are incorporated in the pro forma condensed consolidated statements of income.

                                                             Six Months
                                            Year Ended          Ended
  Increase (Decrease) Income            December 31, 1994   June 30, 1995

  1.  Decrease in interest income
      resulting from the reduction of
      investments.                          (200,000)           (100,000)

  2.  Increase in interest expense on
      long term debt incurred in
      conjunction with acquisition at
      5.95% payable semi-annually.          (103,000)            (42,000)

  3.  Increase in depreciation resulting
      from adjustment to carrying amount
      of property and equipment.             (39,000)            (16,000)

  4.  Increase in amortization expense
      resulting from adjustments to carrying
      amount of intangible assets.          (146,000)            (73,000)

  5.  Increase in income taxes
      associated with treatment of VIR and
      ERI as "C" corporations rather than
      "S" corporations, less effects of
      items 1-4 above.                       (85,000)           (193,000)

  6.  Record minority interest in net loss
      of consolidated subsidiaries.           39,000               6,000

(D) In connection with the acquisition of VIR, Inc. and Affiliates the Allen Organ Company issued 24,390 shares of its Class B non-voting common stock.

                        ASSETS PURCHASE AGREEMENT

                                Among

              VIR ACQUISITION, INC., ERI ACQUISITION, INC.,
                        AND LSC ACQUISITION, INC.

                                 and

                    VIR, INC., EASTERN RESEARCH, INC.,
           LINEAR SWITCH CORPORATION, ALEX RABEY and LUBA RABEY

                            DATED:  AUGUST 1, 1995


                            TABLE OF CONTENTS

                                                                 Page No.

RECITALS...............................................................1

1.  DEFINITIONS........................................................2

2.  PURCHASE AND SALE OF ASSETS; CLOSING...............................8
    2.1   Acquired Assets..............................................8
    2.2   Assumption of Liabilities....................................8
    2.3   Purchase Price..............................................10
    2.4   Inventory...................................................12
    2.5   Closing Deliveries..........................................14
    2.6   Closing.....................................................15
    2.7   Allocation of the Purchase Price............................15
    2.8   ERI Employees...............................................15

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS, ERI AND LSC............16
    3.1   Organization and Good Standing..............................16
    3.2   Authority; No Conflict......................................16
    3.3   Financial Statements........................................17
    3.4   Books and Records...........................................18
    3.5   Title To Assets; Encumbrances...............................18
    3.6   Condition and Sufficiency of Assets.........................19
    3.7   Inventory; Products Manufactured............................19
    3.8   No Undisclosed Liabilities..................................20
    3.9   Taxes.......................................................20
    3.10  No Adverse Change...........................................21
    3.11  Employee Benefits...........................................21
    3.12  Compliance With Legal Requirements; Governmental
             Authorizations...........................................21
    3.13  Legal Proceedings; Orders...................................23
    3.14  Absence of Certain Changes and Events.......................23
    3.15  Contracts; No Defaults......................................24
    3.16  Insurance...................................................26
    3.17  Environmental Matters.......................................27
    3.18  Employees...................................................29
    3.19  Labor Disputes; Compliance..................................29
    3.20  Intellectual Property.......................................30
    3.21  Disclosure..................................................32
    3.22  Relationships With Related Persons..........................32
    3.23  EBIT........................................................33
    3.24  Brokers or Finders..........................................33
    3.25  Merger......................................................33

4.  REPRESENTATIONS AND WARRANTIES OF BUYERS..........................33
    4.1   Organization and Good Standing..............................33
    4.2   Authority; No Conflict......................................33
    4.3   Certain Proceedings.........................................34
    4.4   Securities Filings..........................................34
    4.5   Legal Requirements..........................................34
    4.6   Brokers or Finders..........................................34

5.  COVENANTS OF SELLERS PRIOR TO AND FOLLOWING CLOSING DATE..........35
    5.1   Access and Investigation....................................35
    5.2   Operation of the Business of the Companies..................35
    5.3   Negative Covenant...........................................35
    5.4   Required Approvals..........................................35
    5.5   Notification................................................36
    5.6   No Negotiation..............................................36
    5.7   Best Efforts................................................36
    5.8   Labor Matters...............................................37
    5.9   Merger......................................................37

6.  COVENANTS OF BUYERS PRIOR TO CLOSING DATE.........................38
    6.1   Approvals of Governmental Bodies............................38
    6.2   Best Efforts................................................38

7.  CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE...............38
    7.1   Accuracy of Representations.................................38
    7.2   Sellers' Performance........................................38
    7.3   Consents....................................................39
    7.4   Additional Documents........................................39
    7.5   No Proceedings..............................................39
    7.6   No Prohibition..............................................39
    7.7   Environmental Review........................................39
    7.8   Earnings of VIR.............................................40
    7.9   Buyers' Due Diligence.......................................40
    7.10  Leases......................................................41
    7.11  Merger......................................................41
    7.12  Tax Escrow Account..........................................41

8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE..............41
    8.1   Accuracy of Representations.................................41
    8.2   Buyers' Performance.........................................41
    8.3   Consents....................................................42
    8.4   Additional Documents........................................42
    8.5   No Proceedings..............................................42

9.  TERMINATION.......................................................42
    9.1   Termination Events..........................................42
    9.2   Effect of Termination.......................................43

10. INDEMNIFICATION; REMEDIES.........................................43
    10.1  Survival....................................................43
    10.2  Indemnification and Reimbursement by Sellers................44
    10.3  Indemnification and Reimbursement by Buyers.................45
    10.4  Procedure for Indemnification - Third Party Claims..........45
    10.5  Limitation on Indemnification...............................46

11. GENERAL PROVISIONS................................................47
    11.1  Expenses....................................................47
    11.2  Public Announcements........................................47
    11.3  Confidentiality.............................................47
    11.4  Notices.....................................................47
    11.5  Jurisdiction; Service of Process............................48
    11.6  Further Assurances..........................................48
    11.7  Waiver......................................................49
    11.8  Entire Agreement and Modification...........................49
    11.9  Schedules...................................................49
    11.10 Assignments, Successors, and No Third-Party Rights..........49
    11.11 Severability................................................50
    11.12 Section Headings, Construction..............................50
    11.13 Time of Essence.............................................50
    11.14 Governing Law...............................................50
    11.15 Counterparts................................................50
    11.16 Use of Name.................................................50
    11.17 Records Retention...........................................50

EXHIBITS

Exhibit A                - ACQUIRED ASSETS

Exhibit A-1              - ASSIGNED CONTRACTS

Exhibit B-1              - VIR ACQ. ASSUMED LIABILITIES

Exhibit B-2              - ERI ACQ. ASSUMED LIABILITIES

Exhibit B-3              - LSC ACQ. ASSUMED LIABILITIES

Exhibit B-4              - PRODUCTS IN DEVELOPMENT

Exhibit C                - DEBENTURES

Exhibit D                - EXCLUDED ASSETS

Exhibit E                - SECURITIES RESTRICTION AGREEMENT

Exhibit F                - EMPLOYMENT AGREEMENT

Exhibit G                - NON-COMPETITION AGREEMENTS

Exhibit H                - SELLERS' CERTIFICATE

Exhibit I                - ASSUMPTION OF LIABILITIES

Exhibit J                - BUYERS' CERTIFICATE

Exhibit K                - ALLOCATION OF PURCHASE PRICE

Exhibit L                - OPINION OF MESIROV, GELMAN

Exhibit M                - LEASE

Exhibit N                - OPINION OF STEVENS & LEE

Exhibit O                - GUARANTY

SCHEDULES

Schedule 2.4 (A)         - INVENTORY (6/17/95)

Schedule 2.4 (B)         - CLOSING INVENTORY AND REMAINING INVENTORY

Schedule 3.1             - SHAREHOLDERS, OFFICERS AND DIRECTORS

Schedule 3.2             - CONFLICTS; CONSENTS

Schedule 3.3             - FINANCIAL STATEMENTS

Schedule 3.5             - FACILITIES

Schedule 3.6             - CONDITION OF ASSETS

Schedule 3.7             - PRODUCT GUARANTEES AND WARRANTIES

Schedule 3.8             - UNDISCLOSED LIABILITIES

Schedule 3.9             - TAX ASSESSMENTS

Schedule 3.11            - EMPLOYEE BENEFIT PLANS

Schedule 3.12            - COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

Schedule 3.13            - LEGAL PROCEEDINGS

Schedule 3.14            - CHANGES SINCE DECEMBER 31, 1994

Schedule 3.15            - CONTRACTS

Schedule 3.16            - INSURANCE

Schedule 3.17            - ENVIRONMENTAL MATTERS

Schedule 3.18            - EMPLOYEES

Schedule 3.19            - LABOR DISPUTES; COMPLIANCE

Schedule 3.20            - INTELLECTUAL PROPERTY


                      ASSETS PURCHASE AGREEMENT

     THIS ASSETS PURCHASE AGREEMENT (the "Agreement") is made August 1, 1995 by and among VIR ACQUISITION, INC., ("VIR ACQ."), ERI ACQUISITION, INC.
("ERI ACQ."), LSC ACQUISITION, INC. ("LSC ACQ.") (VIR ACQ., ERI ACQ. and
LSC ACQ. are individually referred to herein as "Buyer" and collectively as "Buyers"), ALEX RABEY (the "Shareholder"), LUBA RABEY ("L. Rabey"), VIR, INC. ("VIR"), EASTERN RESEARCH, INC. ("ERI") and LINEAR SWITCH CORPORATION ("LSC").

                               RECITALS

         VIR is engaged in the business (the "VIR Business") of designing, manufacturing, marketing and selling data communications hardware and software. The Shareholder is the majority shareholder of VIR.

         ERI and LSC, which are affiliates of VIR, intend to merge with and into VIR, with VIR being the surviving corporation. ERI is engaged in the business of designing, manufacturing, marketing and selling data communications hardware and software (the "ERI Business"), and LSC is engaged in the business of designing, manufacturing, marketing and selling data communications equipment, including a proprietary matrix switch (the "LSC Business").

         VIR desires to effectuate the merger described in Recital B above and then to sell, and Buyers desire to purchase, substantially all of the assets of VIR (including the assets owned by ERI and LSC prior to the merger described in Recital B above) for the consideration and on the terms set forth in this Agreement.

          The parties intend to sign this Agreement immediately prior to consummation of the merger described in Recital B above, and then to consummate the transactions described herein immediately following consummation of the merger, all on the same date.

          Buyers are not assuming any liabilities or obligations of or relating to (i) VIR, ERI or LSC, or (ii) the VIR Business, the ERI Business, or the LSC Business except as expressly provided in this Agreement, and the parties do not intend in any way to effectuate a merger or consolidation of any Buyer and VIR.

                           AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          DEFINITIONS

     For purposes of this Agreement and the Exhibits and Schedules attached hereto, the following terms shall have the meanings specified or referred to below in this Section 1:

          "Acquired Assets" - As defined in Exhibit A.

          "Assessment/Audit" - As defined in Section 7.7.

          "Assigned Contract" - Any Contract which is designated as an "Assigned Contract" in Exhibit A and assigned to a Buyer by VIR.

          "Assumed Liabilities" - As defined in Exhibits B-1 through B-3.

          "Assumption of Liabilities" - As defined in Section
2.5(b)(iii).

          "Breach" - A "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any Related Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or (b) any claim or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, failure, claim, occurrence, or circumstance.

          "Business" - The VIR Business, ERI Business and LSC
Business, as defined in the Recitals to this Agreement.

          "Buyer" and "Buyers" - As defined in the first paragraph of this Agreement.

          "Buyer Indemnified Persons" - As defined in
Section 10.2.

          "Closing" - As defined in Section 2.6.

          "Closing Date" - The date and time as of which the Closing actually takes place.

          "Closing Financial Statements" - As defined in
Section 5.9.

          "Closing Inventory" - As defined in Section 2.4.

          "Code" - The Internal Revenue Code of 1986 or any successor law, and any regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.

          "Company" or "Companies" - Individually, any one of, and collectively, all of VIR, ERI and LSC.

          "Consent" - Any approval, consent, ratification, waiver, or other authorization (including any Governmental
Authorization).

          "Contemplated Transactions" - All of the transactions contemplated by this Agreement and each of the Related
Agreements.

          "Contract" - Any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "Corrective Actions" - As defined in Section 7.7.

          "Damages" - As defined in Section 10.2.

          "Debentures" - The debentures to be issued to VIR pursuant to Section 2.3(b), the form of which is attached hereto as Exhibit C.

          "Employee Benefit Plans" - All "Plans" (as defined in ERISA Section 3(3)) of which any Company or any affiliate of any Company is or was a "Plan Sponsor" or to which any Company or an affiliate of any Company otherwise contributes or has contributed or in which any Company or an affiliate of any Company otherwise participates or has participated.

          "Encumbrance" - Any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind.

          "Environmental Consultant" - As defined in Section 7.7.

          "Environmental, Health and Safety Liabilities" - Any
Damages, Liabilities, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health
Law.

          "Environmental Law" - Legal Requirements designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the environment (including soil, land surface or subsurface strata, surface waters, ground waters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource) or public health and safety.

          "Environmental Report" - The report described in
Section 7.7.

          "ERI" - Eastern Research, Inc., a Pennsylvania corporation.

          "ERISA" - The Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant thereto or to any successor law.

          "Excluded Assets" -  As defined in Exhibit D.

          "Excluded Liabilities" - As defined in Section 2.2.

          "Facilities" - Any real property, leaseholds, or other interests currently or formerly owned or operated by any Company (or any predecessor Person) and any buildings, plants, structures or equipment currently or formerly owned, leased or operated by any Company (or any predecessor Person) or which otherwise comprise a part of the Business.

          "Family" - An individual Person's spouse, parents, siblings, children, and spouses of siblings and children.

          "Financial Statements" - The 1994 Financial Statements and the 1995 Financial Statements.

          "GAAP" - Generally accepted accounting principles as in effect in the United States as of the date hereof; provided, however, that, if it is permissible to use more than one principle with respect to a particular accounting matter and one of such permissible principles is employed by VIR, "GAAP" shall refer to the principle employed by VIR.

          "Governmental Authorization" - Any Consent, license or permit issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body" - Any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority of any nature.

          "Guarantor" - Allen Organ Company, a Pennsylvania corporation.

          "Guaranty" - As defined in Section 8.4(d).

          "Hazardous Materials" - Any substance that is at any time defined or listed in, or otherwise classified pursuant to any applicable Environmental Law or Legal Requirement or Order, as a "hazardous substance," "hazardous material," "hazardous air pollutant," "extremely hazardous substance," or "hazardous waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of their potentially deleterious properties such as ignitability, flammability, corrosivity, reactivity, combustibility, dispersability, volatility, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity," including without limitation, asbestos, polychlorinated biphenyls and also including petroleum products, by-products and wastes or by-products associated with the extraction, refining or use of petroleum or petroleum products, whether or not listed or classified in such laws or regulations.

          "Intellectual Property Assets" - As defined in
Section 3.20.

          "Knowledge" - An individual will be deemed to have "Knowledge" of a particular fact or matter if:

               (a) such individual is actually aware of such fact or other matter; or

               (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the past three (3) years served, as a director or officer of such Person
(or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "Lease" - As defined in Section 7.12.

          "Legal Requirement" - Any federal, state, local, municipal, foreign, international, multi-national, or other law, ordinance, principle of common law, regulation, statute or treaty.

          "Liabilities" - Any debts, obligations, duties or liabilities of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, conditional, implied, or secondary liability), regardless of whether such debts, obligations, duties or liabilities would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

          "LSC" - Linear Switch Corp., a Pennsylvania corporation.

          "Merger" - The merger of ERI and LSC with and into VIR, pursuant to which VIR shall be the surviving corporation and the successor to all of ERI's and LSC's assets, properties, obligations and liabilities.

          "1995 Balance Sheets" - As defined in Section 3.3.

          "1994 Financial Statements" - As defined in
Section 3.3.

          "1995 Financial Statements" - As defined in
Section 3.3.

          "Occupational Safety and Health Law" - Any Legal
Requirement designed to provide safe and healthful working conditions, and to reduce occupational safety and health hazards, and any program, whether governmental or private, designed to provide safe and healthful working conditions.

          "Order" - Any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other
Governmental Body or by any arbitrator.

          "Ordinary Course of Business" - An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a)   such action is consistent with the past
     practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

               (b) such action is not required to be authorized by the board of directors of such Person (or by any person or group of persons exercising similar authority), and does not require any other separate or special authorization; and

               (c)   such action is similar in nature and
     magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the day-to-day operations of other Persons that are in the same line of business as such Person.

          "Person" - Any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

          "Proceeding" - Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Related Agreements" - All agreements, documents, certificates and instruments to be delivered pursuant to or in connection with this Agreement or the Contemplated Transactions, including without limitation the Shareholder Employment Agreement, the Seller Non-Competition Agreements, the Guaranty, the Lease, the Securities Restriction Agreement, and the Assumption of Liabilities.

          "Related Person" - With respect to a particular individual shall mean:

               (a)   each other member of such individual's
     Family;

               (b) any Person that is directly or indirectly controlled by any one or more members of such individual's
     Family;

               (c)  any Person in which members of such
     individual's Family hold (individually or in the aggregate) a material interest; and

               (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual shall mean:

               (a)  any Person that directly or indirectly
     controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

               (b) any Person that holds a material interest in such specified Person;

               (c)   each Person that serves as a director,
     officer, partner, or trustee of such specified Person (or in a similar capacity); and

               (d) any Person in which specified Person holds a material interest.

          "Remaining Inventory" - As defined in Section 2.4.

          "Remedial Measures" - As defined in Section 7.7.

          "Representative" - With respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

          "Sales Figures" - As defined in Section 3.3.

          "Securities Restriction Agreement" - The agreement in the form of Exhibit E hereto between VIR and the Guarantor.

          "Seller Indemnified Persons" - As defined in
Section 10.3.

          "Seller Non-Competition Agreements" - As defined in
Section 2.5(a)(ii).

          "Sellers" - Collectively, VIR, the Shareholder, and
L. Rabey.

          "Shareholder Employment Agreement" - As defined in
Section 2.5(a)(i).

          "Tax" - Any tax, levy, assessment, tariff, duty, deficiency or other fee, and any related charge or amount imposed, assessed or collected by or under the authority of any Governmental Body.

          "Tax Return" - Any return, report, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

          "Threatened" - A Proceeding, claim, dispute or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a Proceeding, claim, dispute or other matter is likely to be asserted, taken or otherwise pursued in the future.

          "Warranty Claims" - A claim, demand or request made by a purchaser of products manufactured by any of the Companies for the replacement or repair of, or refund of the consideration paid for, any such products; provided that the replacement or repair of, or refund of the consideration paid for, products currently in development and provided to a purchaser for evaluation purposes shall not be considered a "Warranty Claim." A list of all such products currently in development and provided to customers for evaluation purposes is attached as Exhibit B-4.

          PURCHASE AND SALE OF ASSETS; CLOSING

                 Acquired Assets. On and subject to the terms and conditions of this Agreement, Buyers agree to purchase from VIR, and VIR agrees to sell, transfer, convey and deliver to the respective Buyer as set forth in Exhibit A, all of the Acquired Assets at the Closing for the consideration specified in
Section 2.3 and also in consideration of the covenants of Buyers set forth herein (including the assumption of the Assumed Liabilities pursuant to Section 2.2). VIR shall specifically retain, and the Acquired Assets shall not include, any of the Excluded Assets.

                 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyers agree to assume and become responsible for all of the Assumed Liabilities at the Closing. Notwithstanding anything in this Agreement or any of the Exhibits or Schedules attached hereto to the contrary, Buyers will not assume or have any responsibility for or with respect to any Liabilities of any nature whatsoever (collectively, the "Excluded Liabilities") which are not included within the definition of "Assumed Liabilities." Without limiting the generality of the foregoing, and except to the extent any of the following are specifically listed as an Assumed Liability on Exhibit B, Buyers will not assume, pay, discharge, perform when due or be liable for any of the following Liabilities (all of which shall be included, without limitation, within the term Excluded Liabilities) and, notwithstanding any implication to the contrary in this Agreement or any of the exhibits or schedules attached hereto, none of the following Liabilities are Assumed Liabilities for purposes of this Agreement:

                    any Liability of Sellers under or relating to this Agreement or any of the Related Agreements;

                    any Liability of Sellers, ERI LSC or the Business with respect to any Taxes which are incurred in or attributable to any period ending on or before the Closing Date, including any Taxes due or incurred in connection with the Contemplated Transactions and Taxes attributable to ERI and LSC's operations;

                    any Liability which relates to any of the Excluded Assets;

                    any Liability relating in any way to any claim or Proceeding which is pending or Threatened on or prior to the Closing Date against or with respect to Sellers (or any of them), ERI, LSC, the Business or any of the Acquired Assets, or which arises out of or is related in any way to any acts or omissions of Sellers, ERI, LSC or any of their respective Related Parties (including the ownership by VIR of the Acquired Assets or the conduct by Sellers of the Business);

                    any Liability of Sellers (or any of them), ERI, LSC, or any of their respective Related Parties, or any Employee Benefit Plan created by any of them, to any present or former employees or other Representatives of Sellers, ERI or LSC (including any Liability of VIR for salaries, wages, commissions, severance pay, benefits or other compensation; provided that the parties acknowledge that Liabilities of VIR for accrued vacation and sick days are Assumed Liabilities);

                    any and all Environmental, Health and Safety
Liabilities that are incurred in or attributable to any period ending on or before the Closing Date or that arise from or relate to any event that shall have occurred or any condition or circumstance that shall have existed on or prior to the Closing Date, to the extent such Liabilities relate to the Acquired Assets, the Facilities or to the Business or any other properties or assets in which Sellers, ERI or LSC have had an interest that may result in them being responsible as an owner or operator under any environmental, health or safety Legal Requirement;

                    any Liability arising directly or indirectly from any Breach by Sellers, ERI or LSC of any Contract or any violation by Sellers, ERI or LSC of any Legal Requirement or Order, or from any action or failure to act on the part of Sellers, ERI or LSC which constitutes or may give rise to any such Breach or violation;

                    any Liability under or relating to any
Assigned Contract to the extent that (i) the existence of such Liability is not ascertainable solely by reference to the written provisions of such Assigned Contract or, in the case of oral Assigned Contracts, solely by reference to the descriptions of such oral Assigned Contracts set forth in Schedule 3.15, or
(ii) any duty or obligation under an Assigned Contract was required to be performed prior to the Closing Date;

                    any Liability arising out of or incurred in connection with the Merger (other than Liabilities of ERI and LSC to be assumed by VIR in connection with the Merger and which are Assumed Liabilities); and

                    any other Liability arising out of or
relating to Sellers, ERI, or LSC or any of their Related Persons, or to any of the Acquired Assets or the Business or any other business or operations of Sellers, ERI, LSC, or any of their Related Persons, to the extent not expressly assumed by Buyer pursuant to this Section 2.2.

                 Purchase Price.

                    The purchase price for the Acquired Assets shall be Five Million Seven Hundred Thirty-Five Thousand Dollars
($5,735,000), of which:

                      Two Million Nine Hundred Fifty Thousand
     Dollars ($2,950,000) shall be paid to VIR by VIR ACQ. at the Closing by means of wire transfer of immediately available funds to an account or accounts designated by VIR;

                      Fifty Thousand Dollars ($50,000) shall be paid to VIR by LSC ACQ. at the Closing by means of wire transfer of immediately available funds to an account or accounts designated by VIR;

                      One Million Seven Hundred Thirty-Five
     Thousand Dollars ($1,735,000) shall be payable by ERI ACQ. issuing to VIR (or a nominee thereof) Debentures in the aggregate principal amount of One Million Seven Hundred Thirty-Five Thousand Dollars ($1,735,000); and

                      One Million Dollars ($1,000,000) shall be payable by VIR ACQ. delivering to VIR 24,390 shares of non-voting common stock of the Guarantor.

                    As additional consideration for the Acquired
Assets, at or prior to Closing, Buyers shall deliver to VIR the following number of shares of capital stock of each Buyer:

                    VIR ACQ.  -     31,500
                    ERI ACQ.  -     83,800
                    LSC ACQ.  -    172,499

          VIR shall, upon delivery of the foregoing shares of capital stock of Buyers, cause such stock to be distributed, as part of the consideration payable in connection with the Merger, to the individuals and in the amounts listed on Schedule 3.1.

                    At Closing VIR ACQ. shall deliver to VIR or its shareholder the sum of $100,883, which amount represents the estimated tax due from VIR's shareholder in connection with VIR's operations from January 1, 1995 through Closing.

                    In the event that a shareholder of VIR, ERI or LSC exercises his or her dissenters rights under the Pennsylvania Business Corporation Law of 1988, as amended, and demands payment of fair value for the shares owned by such shareholder in lieu of accepting the terms of the Merger, the parties shall be responsible to pay and perform the following obligations in connection with the exercise of any such dissenters rights:

                      VIR ACQ., with respect to shareholders of VIR, shall be responsible for paying Four Dollars and Ten Cents ($4.10) per share to any dissenting shareholder, ERI ACQ., with respect to shareholders of ERI, shall be responsible for paying Two Dollars ($2.00) per share to any dissenting shareholder, and LSC ACQ., with respect to shareholders of LSC, shall be responsible for paying Five Cents ($.05) per share to any dissenting shareholder; and

                      Sellers shall be responsible for (A) all costs and expenses incurred in connection with the exercise of dissenters rights, including court costs, fees and expenses of counsel and appraisers, and any assessments or awards made under Section 1580 of the Pennsylvania Business Corporation Law, 15 Pa.C.S. 1580, and (B) payment of any and all sums payable to a dissenting shareholder, whether by settlement, court order or otherwise, in excess of the amounts payable by the Buyers pursuant to Section 2.3(d)(i) above.

                 Inventory.

                    Attached hereto as Schedule 2.4(A) is a
complete schedule of VIR's existing inventory as of June 17, 1995, listed by category or item, quantity, and cost. At Closing, Buyers and Seller shall determine the inventory to be included in and with the Acquired Assets and transferred to Buyers at Closing (the "Closing Inventory"). Such Closing Inventory shall be determined as follows:

                      all Closing Inventory shall be of a quality usable and salable in the Ordinary Course of Business;

                      none of the Closing Inventory shall be
     obsolete, damaged, shelf-worn or of below-standard quality;

                      the Closing Inventory shall be of a mix
     suitable to meet Buyer's requirements following Closing as described above; and

                      the Closing Inventory shall have a value equal to $850,000, determined at cost on a first-in first-out basis.

Buyers shall take possession of the Closing Inventory at Closing.
Schedule 2.4(B), to be prepared jointly by Buyer and VIR and delivered at Closing, shall set forth the Closing Inventory, listed by item or category, quantity and cost.

                    Buyers shall, for the price and on the
payment terms set forth in Sections 2.4(c) and 2.4(d), purchase at the Closing all inventory of VIR other than the Closing Inventory (the "Remaining Inventory"); provided, however, that Buyers shall not be obligated to pay for any Remaining Inventory
(i) that is not usable and salable in the Ordinary Course of Business, or (ii) that is obsolete, damaged, shelf-worn or of below-standard quality.

                    The purchase price for the Remaining
Inventory shall be VIR's (or ERI or LSC's, as appropriate) total cost for the Remaining Inventory (excluding any Remaining Inventory described in Sections 2.4(b)(i) and (ii)), minus the result of the following calculation: (VIR's (or ERI's or LSC's, as appropriate) total cost for all Remaining Inventory minus $600,000) times .10. At Closing, Buyer shall obtain title to, and possession of, all Remaining Inventory, notwithstanding the fact that a portion of the purchase price payable by Buyer is deferred and payable over a two (2) year period in accordance with Section 2.4(d).

                    The purchase price for the Remaining
Inventory shall be payable as follows:

                      $600,000 shall be paid in cash at Closing;
     and

                      the balance of the purchase price for the Remaining Inventory shall be paid in twenty-four (24) equal consecutive monthly installments, without interest, commencing September 1, 1995 and continuing on the first day of each month thereafter through August 1, 1997. If any monthly installment is not paid when due, VIR shall, after giving the Buyers five (5) days notice and the opportunity to cure such failure to pay, be entitled to accelerate the payment of the remaining installments and demand payment in full of any remaining purchase price for the Remaining Inventory. In addition, VIR shall be entitled to accelerate the payment of the remaining installments and demand payment in full of any remaining purchase price for the Remaining Inventory if ERI ACQ. has failed to make any payment when due (subject to applicable notice rights and cure periods) under the Debenture and the obligation to make any such payment has not been disputed by ERI ACQ.

                    (i)  The parties shall attempt to complete
     and agree upon Schedule 2.4(B), setting forth the Closing Inventory and the Remaining Inventory, on the Closing Date. In the event the parties are unable to complete and agree upon Schedule 2.4(B) on the Closing Date, the purchase price for the Remaining Inventory shall be determined in accordance with Section 2.4(e)(ii) below.

                      (A)     Buyers will cause a final inventory
     statement (the "Inventory Statement") to be prepared and delivered to Sellers within twenty (20) days after the Closing Date. The Inventory Statement shall be prepared substantially in accordance with Schedule 2.4(A) and an estimated Schedule 2.4(B) as delivered at Closing. Upon delivery of the Inventory Statement, Sellers shall have the right, for a period of ten (10) days from the date of delivery, to review the Inventory Statement. If Sellers wish to dispute the Inventory Statement, then Sellers shall, within such ten day period, deliver a notice to such effect to Buyers, which notice shall contain an explanation of Sellers' proposed calculation and the reasons why such calculation differs from Buyers' calculation reflected on the Inventory Statement. Buyers and Sellers shall then attempt, for a period of thirty (30) days after delivery of such notice, to reach an agreement with respect to the Inventory Statement. If Sellers and Buyers are unable to determine the matter by mutual agreement within such thirty
     (30) day period, then either party may cause such dispute to be submitted to the office of any nationally recognized firm of certified public accountants, for a determination which shall be final, binding and conclusive upon the parties.
     The parties shall be deemed to have agreed to the result of such determination as of the date of its issuance. The cost of such determination shall be paid by Sellers, if such determination is closer (on a numerical basis) to Buyers' calculations as set forth on the Inventory Statement, and shall be paid by Buyers, if such determination is closer (on a numerical basis) to the calculation set forth on Sellers' notice to Buyers' disputing Buyers' calculation. If the parties are disputing the purchase price for the Remaining Inventory, Buyers shall nevertheless continue to make monthly payments for the Remaining Inventory in accordance with Section 2.4(d) above in amounts based on the calculation reflected on the Inventory Statement pending the resolution of such dispute. Upon the resolution of such dispute, the balance of the purchase price for the Remaining Inventory as finally determined shall be paid in equal consecutive monthly installments through August 1, 1997.

                 Closing Deliveries.  At the Closing:

                    Sellers will deliver to Buyers:

                      an employment agreement in the form of
     Exhibit F, executed by the Shareholder (the "Shareholder
     Employment Agreement");

                      non-competition agreements in the form of Exhibit G hereto, executed by the Sellers (collectively, the "Seller Non-Competition Agreements");

                      any other Related Agreements to which any Seller is a party;

                      such assignments and other instruments of sale, transfer, conveyance and assignment as Buyers and their counsel may request;

                      a certificate executed by Sellers to the effect that each of Sellers' representations and warranties in this Agreement and in each Related Agreement to which Sellers (or any of them) are parties was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, which certificate shall be in the form of Exhibit H hereto; and

                      all other certificates, instruments and
     documents to be delivered by Sellers (or any of them) pursuant to this Agreement or any of the Related
     Agreements.

                    Buyers will deliver to Sellers:

                      the amount described in Section 2.3(a)(i), payable in the manner described therein;

                      the Debentures described in
     Section 2.3(b)(ii);

                      the stock described in
     Sections 2.3(a)(iii) and 2.3(b);

                      an assumption of liabilities (the
     "Assumption of Liabilities") in the form of Exhibit I hereto;

                      the Shareholder Employment Agreement,
     executed on behalf of the appropriate Buyer;

                      the Seller Non-Competition Agreements,
     executed on behalf of the appropriate Buyer; and

                      a certificate executed by Buyers to the
     effect that each of Buyers' representations and warranties in this Agreement and in each Related Agreement to which any Buyer is a party was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, which certificate shall be in the form of Exhibit J hereto.

                 Closing.  The purchase and sale (the
"Closing") provided for in this Agreement will take place at the offices of Stevens & Lee in Reading, Pennsylvania at 10:00 a.m.
(local time) on August 1, 1995, or at such other earlier time and place as the parties may mutually agree.

                 Allocation of the Purchase Price. The parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial, accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit K.

                 ERI Employees.  Pursuant to letters dated
November 21, 1994, April 7, 1994, and December 1, 1994, from ERI to Thomas Wallace, Michael Nicolazzo and Moshe Suberri, respectively, ERI is obligated to issue to Messrs. Wallace, Nicolazzo and Suberri shares of capital stock of ERI representing, in the aggregate, three percent (3%) of the total outstanding shares of capital stock of ERI. The issuance of such shares to Messrs. Wallace, Nicolazzo and Suberri is conditioned upon the occurrence of certain events, including continued employment with ERI. ERI ACQ. shall assume the obligation to issue up to ten thousand (10,000) shares of capital stock of ERI ACQ. to each of the foregoing individuals, subject to the same restrictions as set forth in the letter to each individual. The Sellers shall pay ERI ACQ. fifty percent (50%) of the value of the shares of ERI ACQ. to which Messrs. Wallace, Nicolazzo and Suberri will be entitled upon satisfaction of the conditions contained in such letters. Accordingly, at Closing the Sellers shall pay to ERI ACQ. Twenty-Six Thousand Two Hundred and Fifty Dollars ($26,250), which sum represents one-half of the value of three percent (3%) of the shares of capital stock of ERI ACQ.

          REPRESENTATIONS AND WARRANTIES OF SELLERS, ERI AND LSC

          Sellers, ERI and LSC hereby jointly and severally represent and warrant to Buyers as follows:

                 Organization and Good Standing.

          VIR is a corporation duly organized, validly subsisting, and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Assigned Contracts. VIR is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Schedule 3.1 lists the name of each shareholder of each Company, the shares of capital stock of each Company owned by each shareholder, and the directors and officers of each Company.

                 Authority; No Conflict.

                    This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Related Agreements to which Sellers (or any of them) are parties, the Related Agreements will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and such Related Agreements and to perform their obligations under this Agreement and such Related Agreements.

                    Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement or the Related Agreements to which Sellers (or any of them) are parties nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      contravene, conflict with, or result in a violation of any provision of the articles of incorporation, bylaws or other organizational documents of any Company;

                      contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers or any of the Acquired Assets may be subject;

                      contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Company or that otherwise relates to the Business or any of the Acquired Assets or the Facilities;

                      cause any of the Acquired Assets to be
     reassessed or revalued by any taxing authority or other
     Governmental Body;

                      contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract; or

                      result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired
     Assets.

Except as set forth in Schedule 3.2, Sellers are not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation or performance of any of the Contemplated Transactions.

                 Financial Statements.

                    Schedule 3.3 includes the following:

                      total sales (net of discounts, returns and allowances) of each of the Companies for the years 1992 through 1994 (the "Sales Figures");

                      the audited restated balance sheets of each of the Companies as at December 31, 1994, and the related audited restated combined statements of income, changes in stockholders' equity, and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto and the report thereon of Concannon, Gallagher, Miller & Company (the "1994 Financial Statements"); and

                      balance sheets of each of the Companies as at June 30, 1995, and the related internally prepared statements of income, changes in stockholders' equity and cash flow for the six (6) month period then ended (the "1995
     Financial Statements").

                    Except as disclosed in Schedule 3.3, the Financial Statements are true, complete and correct, and fairly and accurately present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Companies as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse), and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. Except to the extent specifically provided otherwise in the Financial Statements, (i) all inventories reflected in the Financial Statements were valued at the lower of cost or market, with cost determined using the first in, first out method,
(ii) adequate provision was made in the Financial Statements for doubtful accounts or other receivables; (iii) sales were stated in the Financial Statements net of discounts, returns and allowances; and (iv) all taxes due or paid were timely reflected in the Financial Statements and all taxes not yet due and payable were accrued or otherwise provided for therein. At the respective dates of each of the Financial Statements, the Companies had no liability required to be reflected or disclosed in the Financial Statements under GAAP which was not so reflected or disclosed. The Companies had no liability (whether absolute, contingent or otherwise) not required (under F.A.S. 5) to be reflected or disclosed, and which in fact was not reflected or disclosed, in the Financial Statements as of and for the period covered by each Financial Statement. Any significant items of income or expense which were unusual and of a nonrecurring nature were separately disclosed in the Financial Statements. The Sales Figures are true and correct, and fairly and accurately present the total sales (net of discounts, returns and allowances) of the Companies for the periods referred to therein.

                 Books and Records. The books of account, minute books, stock record books, and other records of the Companies, all of which have been made available to Buyers, are complete and correct and have been maintained in the Ordinary Course of Business.

                 Title To Assets; Encumbrances.

                    VIR, ERI and LSC have, and VIR will convey to Buyer at the Closing, good and marketable title to, or a valid leasehold interest in, all of the properties and assets (other than the Excluded Assets) used by any of the Companies, located on their premises, or shown on the most recent balance sheets of VIR, ERI or LSC, or acquired after the dates thereof, free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the date of such balance sheets. Without limiting the generality of the foregoing, VIR has good and marketable title to all of the Acquired Assets owned by it, and will convey to Buyer at the Closing, good and marketable title to all of the Acquired Assets, including all of the properties and assets owned by ERI and LSC prior to the Merger, free and clear of any Encumbrance or restriction on transfer of any nature.

                    Schedule 3.5 contains a complete and accurate list of all Facilities at which each Company currently conducts its respective part of the Business. All Facilities currently used by each Company lie wholly within the boundaries of the real property leased by each Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. The use and operation of such property and interests are in compliance with all applicable Legal Requirements, Orders, licenses, permits and authorizations.
There are no existing or pending, and Sellers, ERI and LSC have no Knowledge of any Threatened, (i) requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to any such property or interests,
(ii) condemnation proceedings that would affect any of such properties or interests in any way, or (iii) public improvements that would result in any charge being levied or assessed against, or would result in the creation of any Encumbrance upon, any of such properties or interests.

                 Condition and Sufficiency of Assets. Except as set forth in Schedule 3.6, the machinery, equipment, tools, supplies and other tangible personal property included in the Acquired Assets are in good operating condition and repair, subject to ordinary wear and tear, and are adequate for the uses to which they are being put, and none of such machinery, equipment, tools, supplies and other tangible personal property included in the Acquired Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Such machinery, equipment, tools, supplies and other tangible personal property included in the Acquired Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

                 Inventory; Products Manufactured.

                    All inventory of the Companies consists of a quality usable and salable within two (2) years of the date of this Agreement in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The Companies shall have no Liability to the Buyers under Section 10 of this Agreement for a breach of the representation in this Section 3.7(a) until inventory having a cost value in excess of $280,000 shall have been determined not to be usable and saleable within two (2) years of the date of this Agreement in the Ordinary Course of Business, and any Liability for a breach of the representation in this
Section 3.7(a) shall be limited to any Damages in excess of $280,000.

                    Each product manufactured, sold, leased, or delivered by each Company has been in conformity with, and all products to be sold to Buyers in accordance with Section 2.4 will conform with, all applicable Contract commitments, and the Companies have no Liability (and the Companies have no Knowledge of any basis for any present or future Proceeding against them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith (other than Warranty Claims arising in the Ordinary Course of Business). Except as set forth in Schedule 3.7, no product manufactured, sold, leased, or delivered by each Company is subject to any guaranty, warranty, or other indemnity. Schedule 3.7 includes copies of the standard terms and conditions of sale or lease for each Company. The aggregate Liability of the Companies for Warranty Claims has never exceeded $40,000 in any of the past three (3) years.

                    The Companies have no Liability (and the
Companies have no Knowledge of any basis for any present or future Proceeding against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any Company.

                 No Undisclosed Liabilities. Except as set forth in Schedule 3.8, VIR, ERI and LSC have no Liabilities of any nature except for the Assumed Liabilities, Liabilities required to be set forth in the Financial Statements of the Companies, and current Liabilities incurred in the Ordinary Course of Business.

                 Taxes.

                    Each Company has filed or caused to be filed on a timely basis since 1992 all Tax Returns that are or were required to be filed by or with respect to each Company, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Each Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Company, except such Taxes, if any, as are listed in Schedule 3.9 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the 1995 Financial Statements.

                    The charges, accruals, and reserves with respect to Taxes on the books of each Company are adequate (determined in accordance with GAAP) and are at least equal to each Company's liability for Taxes. There exists no proposed tax assessment against any Company to Sellers, ERI or LSC's Knowledge except as disclosed in Schedule 3.9. All Taxes that any Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                 No Adverse Change. Since the date of the 1994 Financial Statements, there has not been any material adverse change in the operations, properties, assets, Liabilities or financial condition of any Company, and no event, condition or circumstance exists that may result in such material adverse change. For purposes of this Section 3.10, any material decline since such date in the earnings of any Company or in the aggregate customer orders received by or placed with any Company, or any material adverse change to any of the Assigned Contracts of any Company, shall be deemed to be a "material adverse change" in the operations, properties, assets, Liabilities or financial condition of such Company.

                 Employee Benefits.

                    Schedule 3.11 lists each Employee Benefit
Plan that any Company maintains or to which any Company contributes. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of such Company.

                    None of the Companies contributes to, has ever contributed to, and has ever been required to contribute to any Multiemployer Plan (as defined in ERISA 3(37)(A)) or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                 Compliance With Legal Requirements; Governmental
Authorizations.

                    Except as set forth in Schedule 3.12:

                      Each Company is, and at all times since
     December 31, 1994 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of the Acquired Assets or the Facilities;

                      no event has occurred or circumstance
     exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Company of, or a failure on the part of any Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                      None of the Companies has received, at any time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of any Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                    Schedule 3.12 contains a complete and
accurate list of each Governmental Authorization that is held by any Company or that otherwise relates to the Business, or to any of the Acquired Assets or the Facilities. Each Governmental Authorization listed or required to be listed in Schedule 3.12 is valid and in full force and effect. Except as set forth in
Schedule 3.12:

                      each Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.12; and

                      no event has occurred or circumstance
     exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorizations listed or required to be listed in Schedule 3.12, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.12.

The Governmental Authorizations listed in Schedule 3.12 collectively constitute all of the Governmental Authorizations necessary to permit each Company to lawfully conduct and operate the Business in the manner it currently conducts and operates such Business and to permit each Company to own and use the Acquired Assets and to use the Facilities in the manner in which it currently owns and uses such assets.

                 Legal Proceedings; Orders.

                    Except as set forth in Schedule 3.13, there is no pending Proceeding:

                      that has been commenced by or against any Company or that otherwise relates to or may affect the Business or any of the Acquired Assets or the Facilities; or

                      that challenges, or that may have the
     effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or the Related Transactions.

To the Knowledge of Sellers, ERI and LSC, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Schedule 3.13 will not have a material adverse effect on the Business of any Company or the Acquired Assets or the Facilities.

                    Except as set forth in Schedule 3.13:

                      there is no Order to which any of the
     Sellers, ERI or LSC, or any of the Acquired Assets or the Facilities, is subject; and

                      Sellers, ERI and LSC are in full compliance with all of the terms and requirements of each Order set forth in Schedule 3.13.

                    Schedule 3.13 sets forth a complete and
accurate summary and current status of all pending and Threatened workers' compensation claims by any current or former employees of the Companies.

                 Absence of Certain Changes and Events. Except as set forth in Schedule 3.14, since December 31, 1994, the Companies have conducted the Business only in the Ordinary Course of Business and there has not been any:

                    amendment to the certificate of
incorporation, bylaws or other organizational documents of any Company;

                    payment or increase by any Company of any bonuses, salaries, or other compensation to any director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                    payment by any Company of the personal
expenses of any shareholder, director, officer or employee;

                    adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan for or with any employees of any Company;

                    damage to or destruction or loss of any asset or property of any Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, Business or financial condition of any Company, taken as a whole;

                    entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, sales representative, joint venture, credit, or similar agreement, or
(ii) any Contract or transaction involving a total remaining commitment by any Company of more than $50,000.00;

                    sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Company or mortgage, pledge, or imposition of any Encumbrance on any of the Acquired Assets, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                    cancellation or waiver of any claims or
rights with a value to any Company in excess of $5,000.00;

                    material change in the accounting methods used by any Company; or

                    agreement, whether oral or written, by any Company to do any of the foregoing.

                 Contracts; No Defaults.

                    Schedule 3.15 contains a complete and
accurate list, and the Companies have delivered to Buyer true and complete copies, of:

                      each Contract that involves performance of services or delivery of goods or materials by any Company of an amount or value in excess of $50,000.00;

                      each Contract that involves performance of services or delivery of goods or materials to any Company of an amount or value in excess of $50,000;

                      each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of any Company in excess of $50,000;

                      each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having aggregate payments of less than $10,000 and with terms of less than one year);

                      each licensing agreement or other Contract with respect to any of the Intellectual Property Assets;

                      each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees of any Company (or any of them) relating to wages, hours, and other conditions of employment;

                      each joint venture, partnership, and other
     Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Company with any other
     Person;

                      each Contract containing covenants that in any way purport to restrict any Company's business activity or limit the freedom of any Company to engage in any line of business or to compete with any Person;

                     each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Company to be responsible for consequential damages;

                      each Contract for capital expenditures in excess of $5,000;

                      each written warranty, guaranty, and or
     other similar undertaking extended by any Company other than in the Ordinary Course of Business; and

                      each amendment, supplement, and
     modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.15 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of each Company under the Contracts.

                    Except as set forth in Schedule 3.15:

                      The Companies do not have and can not
     become subject to any Liability under any Contract that relates to the Business or any of the Acquired Assets (other than Assumed Liabilities);

                      each Contract identified or required to be identified in Schedule 3.15 is in full force and effect and is valid and enforceable in accordance with its terms;

                      Each Company is, and at all times since
     January 1, 1993 has been, in full compliance with all applicable terms and requirements of each Contract under which each Company has or had any Liability or by which each Company or any of the Acquired Assets is or was bound;

                      to the Companies' knowledge, each other
     Person that has or had any Liability under any Assigned Contract under which any Company has or had any rights is, and at all times since January 1, 1993 has been, in full compliance with all applicable terms and requirements of such Assigned Contract; and

                      no event has occurred or circumstance
     exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Company or, to the Companies' knowledge, other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract involving any Company or the Business or any of the Acquired Assets.

                    The Contracts relating to the sale, design, or manufacture of products by any Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                 Insurance.

                    The Companies have delivered to Buyers:

                      true and complete copies of all policies of insurance to which each Company is a party or under which each Company is or has been covered at any time within the three (3) years preceding the date of this Agreement; and

                      true and complete copies of all pending
     applications for policies of insurance.

                    Schedule 3.16 describes:

                      any self-insurance arrangement by or
     affecting each Company, including any reserves established thereunder;

                      any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by each Company; and

                      all obligations of each Company to provide insurance coverage to third parties (for example, under leases or service agreements).

                    Except as set forth in Schedule 3.16:

                      All policies to which any Company is a
     party or that provide insurance coverage to any Company:

                           are valid, outstanding, and
          enforceable;

                           taken together, provide adequate
          insurance coverage for the assets and the operations of the Companies for all risks normally insured against by a Person carrying on the same business or businesses as any Company; and

                           are sufficient for compliance with all
          Legal Requirements and Contracts to which any Company is a party or by which any Company is bound.

                 Environmental Matters.  Except as set forth in
Schedule 3.17:

                    Each Company is, and at all times prior to the date hereof has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Company has any basis to expect, nor has any Company or any other Person for whose conduct any Company is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or other Person, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any Acquired Assets, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Company, or any other Person for whose conduct any Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                    There are no pending or, to the Knowledge of Sellers, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any Acquired Asset.

                    Sellers, ERI and LSC have no Knowledge of any basis to expect, nor has any of them or, to their Knowledge, any other Person for whose conduct they are or may be held responsible received, any Order, notice, communication, inquiry, warning, citation, summons, directive, or any other indication that relates to hazardous activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any of the Acquired Assets, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Company, or any other Person for whose conduct any Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                    No Company, nor, to their Knowledge, any other Person for whose conduct any Company is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers, ERI or LSC, with respect to any of the Acquired Assets, at any property geologically or hydrologically adjoining the Facilities.

                    There are no Hazardous Materials present on or in the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Company, nor any other Person for whose conduct any Company is or may be held responsible, or to the Knowledge of Sellers, ERI or LSC, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the Facilities or any of the Acquired Assets, except in full compliance with all applicable Environmental Laws.

                    There has been no Release or, to the
Knowledge of Sellers, ERI or LSC, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any of the Acquired Assets, or to the Knowledge of Sellers any geologically or hydrologically adjoining property, whether by any Company or any other Person.

                    The Companies have delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Company pertaining to Hazardous Materials or hazardous activities in, on, or under the Facilities, or concerning compliance by the Companies or any other Person for whose conduct any Company is or may be held responsible with Environmental Laws.

                 Employees.

                    Schedule 3.18 contains a complete and
accurate list of the following information for each employee of each Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the date of the 1994 Financial Statements; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan.

                    To Sellers, ERI and LSC's Knowledge, no
director, officer, or other key employee of any Seller intends to terminate his or her employment with any Company prior to the Closing.

                 Labor Disputes; Compliance. Except as disclosed in Schedule 3.19, no Company is a party to any collective bargaining or other labor Contract, and there has not been, there is not presently pending or existing, and to Sellers, ERI and LSC's Knowledge there is not Threatened any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting any Company, and no application for certification of a collective bargaining agent is pending or to Sellers, ERI or LSC's Knowledge is Threatened; to Sellers, ERI or LSC's Knowledge, no event has occurred or circumstance exist that would provide the basis for any work stoppage or other labor dispute. Except as disclosed in Schedule 3.19, each Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Company is liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                 Intellectual Property.

                    Intellectual Property Assets - The term
"Intellectual Property Assets" includes:

                      the name of each Company, all fictitious business names, trade names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                      all patents and patent applications
     (collectively, "Patents");

                      all copyrights in both published works and unpublished works that are material to the Business
     (collectively, "Copyrights"); and

                      all know-how, trade secrets, confidential information, software, technical information, processes, technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

owned or used by any Company, or licensed by any Company as licensee or licensor.

                    Agreements - Schedule 3.20 contains a
complete and accurate list and summary description, including any royalties paid or received by each Company, of all Contracts relating to the Intellectual Property Assets to which any Company is a party or by which any Company is bound. There are no outstanding and, to Sellers, ERI and LSC's Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

                    Know-How Necessary for the Business - The
Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. One of the Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and the Companies have the right to use without payment to a third party all of the Intellectual Property Assets (other than Intellectual Property Assets licensed by the Companies, as set forth on Schedule 3.20).

                    Patents

                      Schedule 3.20 contains a complete and
     accurate list and summary description of all Patents. One of the Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all Encumbrances.

                      Except as set forth on Schedule 3.20, all of the Patents are currently in compliance with all Legal
     Requirements and are valid and enforceable.

                      Except as set forth on Schedule 3.20, no Patent has been or is now involved in any interference, reissue, reexamination, or opposing proceeding. To Sellers, ERI and LSC's Knowledge, there is no potentially interfering patent or patent application of any third party.

                      Except as set forth on Schedule 3.20, no Patent is infringed or, to Sellers, ERI and LSC's Knowledge, has been challenged or threatened in any way. To Sellers, ERI and LSC's Knowledge, none of the products manufactured and sold, nor any process or know-how used, by any Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                    Trademarks

                      Schedule 3.20 contains a complete and
     accurate list and summary description of all Marks. One of the Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances.

                      All Marks are currently in compliance with all Legal Requirements, and are valid and enforceable.

                      Except as set forth on Schedule 3.20, to Sellers, ERI and LSC's Knowledge, there is no potentially interfering trademark or trademark application of any Person.

                      Except as set forth on Schedule 3.20, no Mark is infringed or, to Sellers, ERI and LSC's Knowledge, has been challenged or threatened in any way. To Sellers, ERI and LSC's Knowledge, none of the Marks used by any Company infringes or is alleged to infringe any trade name, trademark, or service mark of any Person.

                    Copyrights

                      Schedule 3.20 contains a complete and
     accurate list and summary description of all Copyrights (including all Copyrights relating to drawings used in the Business). One of the Companies is the owner of all rights, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances.

                      All of the Copyrights have been registered and are currently in compliance with formal legal requirements and are valid and enforceable.

                      No Copyright is infringed or, to Sellers, ERI and LSC's Knowledge, has been challenged or threatened in any way. To Sellers, ERI and LSC's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party.

                 Trade Secrets

                      Each Company has taken all reasonable
     precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                      Each Company has good title and an absolute right to use its respective Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers, ERI and LSC's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Companies) or to the detriment of any Company. No Trade Secret is subject to any adverse claim or to Sellers' Knowledge has been challenged or Threatened.

                 Disclosure.

                    No representation or warranty of Sellers, ERI and LSC in this Agreement or any Related Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                    There is no fact known to Sellers, ERI or LSC that has specific application to Sellers, ERI or LSC (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers, ERI or LSC can reasonably foresee, materially threatens, the Business or the Acquired Assets, or the financial condition, or results of operations of any Company that has not been set forth in this Agreement or the Schedules to this Agreement.

                 Relationships With Related Persons. No Related Person of any Company has any interest in the Business or any of the Assigned Contracts or any of the other Acquired Assets. Except as described in Schedule 3.22, no Related Person of any Company owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with any Company, or (ii) engaged in competition with any Company with respect to any line of the products or services of any Company in any market presently served by any Company. Except as set forth in Schedule 3.22, no Related Person of any Company is a party to any Contract with, or has any claim or right against, any Company.

                 EBIT.  VIR has achieved earnings before
interest, taxes, intercompany items, and the Shareholder's salary, bonuses, and other compensation of at least $750,000 in each of VIR's last five fiscal years.

                 Brokers or Finders. Sellers have engaged Dictor Capital Corporation as their broker with respect to the Contemplated Transactions, and Sellers shall be solely responsible for any compensation, fees, commissions, or expenses due Dictor Capital Corporation as a result of the Contemplated Transactions. Sellers, ERI and LSC and their agents have incurred no obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions for which Buyer will directly or indirectly have any Liability.

                 Merger. The Merger can be, and will be prior to Closing, consummated in accordance with all applicable Legal Requirements and without violating any provision of any of the Companies' articles or certificates of incorporation, bylaws, or other organizational documents or any Contract by which any Company may be bound. Other than dissenters rights against VIR, ERI or LSC under applicable Pennsylvania law, no shareholder of any of the Companies has or will obtain any rights against VIR, ERI or LSC the Acquired Assets, or the Buyers in connection with or as a result of the Merger.

          REPRESENTATIONS AND WARRANTIES OF BUYERS

     Buyers represent and warrant to Sellers as follows:

                 Organization and Good Standing. VIR ACQ. is a corporation duly organized, validly subsisting, and in good standing under the laws of the Commonwealth of Pennsylvania. ERI ACQ. is a corporation duly organized, validly subsisting, and in good standing under the laws of the State of New Jersey. LSC ACQ. is a corporation duly organized, validly subsisting, and in good standing under the laws of the State of New Jersey.

                 Authority; No Conflict.

                    This Agreement constitutes the legal, valid, and binding obligation of Buyers, enforceable against Buyers in accordance with its terms. Upon the execution and delivery by Buyers of the Related Agreements to which each Buyer is a party, the Related Agreements to which each Buyer is a party will constitute the legal, valid, and binding obligations of each Buyer, enforceable against each Buyer in accordance with their respective terms. Buyers have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Related Agreements to which each Buyer is a party and to perform their obligations under this Agreement and the Related Agreements to which each Buyer is a party.

                    Neither the execution and delivery by Buyers of this Agreement or the Related Agreements to which Buyer is a party nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                      any provision of Buyers' certificates of incorporation, bylaws or other organizational documents;

                      any Legal Requirement or order to which
     Buyers may be subject; or

                      any Contract to which any Buyer is a party or by which any Buyer may be bound.

Buyers are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the Related Agreements to which any Buyer is a party or the consummation or performance of any of the Contemplated Transactions.

                 Certain Proceedings.  There is no pending
Proceeding that has been commenced against any Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyers' Knowledge, no such Proceeding has been Threatened.

                 Securities Filings. Allen Organ Company has filed all reports required to be filed under Section 13 of the Securities Exchange Act of 1934, as amended.

                 Legal Requirements. All contracts to which any Buyer is a party have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                 Brokers or Finders.  Buyers have engaged
Meridian Capital Markets as their broker with respect to the Contemplated Transactions, and Buyers shall be solely responsible for any compensation, fees, commissions, or expenses due Meridian Capital Markets as a result of the Contemplated Transactions. Buyers and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the Contemplated Transactions for which Sellers will have any Liability.

          COVENANTS OF SELLERS PRIOR TO AND FOLLOWING CLOSING
DATE

                      Access and Investigation. Between the date of this Agreement and the Closing Date, the Companies will, and will cause their Representatives to, (a) afford Buyers and their Representatives full and free access to each Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyers and Buyers' Representatives with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and
(c) furnish Buyers and Buyers' Representatives with such additional financial, operating, and other data and information as Buyers may reasonably request.

                 Operation of the Business of the Companies.
Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Buyers, the Companies will:

                      conduct the Business only in the Ordinary
     Course of Business;

                      use Best Efforts to preserve intact the
     current business organization of each Company, keep available the services of the current officers, employees, and agents of each Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Company;

                      cooperate with Buyers on all transitional matters, and in communications and dealings with third parties be supportive of Buyers and the Contemplated
     Transactions;

                      confer with Buyers concerning operational matters of a material nature; and

                      otherwise report periodically to Buyers
     concerning the status and operation of the Business.

                 Negative Covenant.  Except as otherwise
expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers, ERI and LSC will not, without the prior written consent of Buyers, take any affirmative action, or fail to take any reasonable action within their control, as a result of which any of the changes or events listed in Section 3.14 is likely to occur.

                 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers, ERI and LSC will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers, ERI and LSC will, and will cause each Related Person of Sellers to
(a) cooperate with Buyers with respect to all filings that Buyers elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyers in obtaining all Consents that may be required.

                 Notification.  Between the date of this
Agreement and the Closing Date, Sellers, ERI and LSC will promptly notify Buyers in writing if Sellers, ERI or LSC become aware of any fact or condition that causes or constitutes a Breach of any of Sellers, ERI or LSC's representations and warranties as of the date of this Agreement, or if Sellers, ERI or LSC become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any fact or condition require any change in the Schedules to this Agreement if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyers a supplement to the appropriate Schedule specifying such change. During the same period, Sellers, ERI and LSC will promptly notify Buyers of the occurrence of any Breach of any covenants of Sellers, ERI and LSC in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely. Delivery of such notification or supplement will not modify the condition set forth in Section 7.1 in any respect; provided that, if Buyers elect to consummate the Contemplated Transactions notwithstanding such notification or supplement and the provisions of
Section 7.1, such representation or warranty shall be deemed modified to comport with such notification or supplement.

                 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers, ERI and LSC will not and will cause each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyers) relating to any transaction involving the sale of the Business or the Acquired Assets, or any of the capital stock of any Company, or any merger, consolidation, business combination, or similar transaction involving any Company.

                 Best Efforts.  Between the date of this
Agreement and the Closing Date, Sellers, ERI and LSC will use their best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                 Labor Matters.

                    The Company shall terminate all employees of the Company prior to the Closing Date and shall take all actions which are necessary or appropriate in connection therewith. Without limiting the generality of the foregoing, the Company shall provide appropriate and compliant advance notices of termination pursuant to and in accordance with all applicable provisions of all Legal Requirements. In this regard, the Company will identify all such notification requirements to Buyers and coordinate the content and timing of such notices with Buyers.

                    Buyers currently intend to hire all of the Companies' employees who (i) are willing to be employed by Buyers, and (ii) meet Buyers' criteria for employment through Buyers' hiring process. All employees of the Companies hired by Buyers shall be given credit for service time with the Companies for purposes of determining fringe benefits. VIR shall be responsible for severance pay obligations, if any, to all of its employees.

                    The Companies shall liquidate and pay or make adequate provision for all Liabilities accrued through the Closing Date for compensation, including salary, wages, bonuses, and overtime premiums, with respect to employees of the Companies. All employees of the Companies that are hired by the Buyers shall be entitled to any accrued vacation and sick days as reflected in the Financial Statements, and the Companies' Liabilities with respect to such vacation and sick days shall be Assumed Liabilities.

                    The Companies shall be responsible for the extension and administration of COBRA benefits to employees terminated by the Companies, and Buyers will cooperate with Sellers in this regard (but at no out-of-pocket cost or expense to Buyers).

                    Sellers, ERI and LSC shall use Best Efforts to assist Buyers in evaluating the Companies' employees and in ensuring that all employees of the Companies agree to be employed by Buyers.

                 Merger. The Sellers, ERI and LSC shall cause the Merger to be completed prior to the Closing in accordance with all applicable Legal Requirements. All Taxes due in connection with the Merger shall be paid prior to Closing or provided for in a manner satisfactory to Buyers.

          COVENANTS OF BUYERS PRIOR TO CLOSING DATE

                      Approvals of Governmental Bodies.  As
promptly as practicable after the date of this Agreement, Buyers will, and will cause each of their Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyers will, and will cause each Related Person of Buyers to, (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all Consents identified in Schedule 3.2; provided that Buyers shall in no event be required to dispose of or make any change in any portion of its business or to incur any other significant burden to obtain a Governmental Authorization.

                 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyers shall use their best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

          CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE

     Buyers' obligation to purchase the Acquired Assets and assume the Assumed Liabilities and to take the other actions required to be taken by Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

                 Accuracy of Representations. All of Sellers, ERI and LSC's representations and warranties in this Agreement and any Related Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to any Schedule made after the date of this Agreement.

                 Sellers' Performance.

                    All of the covenants and obligations that Sellers, ERI and LSC are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                    Sellers must have delivered, or caused to be delivered, each of the documents required to be delivered pursuant to Section 2.5 and each of the other covenants and obligations in Sections 5.4, 5.6 and 5.7 must have been performed and complied with in all material respects.

                 Consents. Each of the Consents identified in
Schedule 3.2 must have been obtained and must be in full force and effect.

                 Additional Documents. Sellers shall have caused the following documents to be delivered to Buyers:

                    an opinion of Mesirov, Gelman, Jaffe,
Cramer & Jamieson, dated the Closing Date, in the form of Exhibit L hereto; and

                    such other documents as Buyers may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers, ERI and LSC's representations and warranties, (iii) evidencing the performance by Sellers, ERI and LSC of, or the compliance by Sellers, ERI and LSC with, any covenant or obligation required to be performed or complied with by Sellers, ERI and LSC, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                 No Proceedings.  Since the date of this
Agreement, there must not have been commenced or Threatened against any Buyer, or against any Person affiliated with any Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of any of the Contemplated Transactions.

                 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Buyer or any Person affiliated with any Buyer to suffer any material adverse consequence under, any applicable Legal Requirement or Order.

                 Environmental Review. Buyers shall, if Buyers so elect, have caused to be conducted by a qualified environmental consultant selected by Buyers ("Environmental Consultant") and in accordance with ASTM Standards, a Phase I (to the extent the existing Phase I reports obtained by Sellers do not conform to ASTM Standards) and, if necessary, Phase II Environmental Site Assessment and Environmental Compliance Audit ("Assessment/Audit") of the Facilities, the cost of which shall be shared by the parties. Buyers shall have obtained a report (the "Environmental Report") (a copy of which shall be provided to Sellers) setting forth the results of the Assessment/Audit, which report shall set forth: (1) any corrective actions identified by the Environmental Consultant as necessary to achieve compliance with all applicable Environmental Laws ("Corrective Actions") and any remedial measures identified by the Environmental Consultant as necessary to achieve minimum decontamination levels established by all Governmental Bodies having jurisdiction over the Facilities ("Remedial Measures");
(2) the estimated cost of any Corrective Actions; and (3) the estimated cost of any Remedial Measures. Buyers shall own all rights in and to the Environmental Report and Sellers, ERI and LSC shall not disclose any information in the Environmental Report without the written permission of Buyers. If the Corrective Actions and Remedial Measures are estimated to cost less than $1,000 in the aggregate, they shall be deemed immaterial and need not be implemented by the Companies prior to the Closing. However, the Companies shall at the Companies' option either (i) implement and complete at the Companies' expense and to the satisfaction of, and on a reasonable timetable determined by, Buyers and their Environmental Consultant all Corrective Actions and Remedial Measures identified that, in the aggregate, are estimated to cost more than $1,000, or (ii) deduct from the Purchase Price an amount equal to the Environmental Consultant's estimated cost of such Corrective Actions and Remedial Measures. If the Environmental Report identifies Corrective Actions and Remedial Measures estimated to cost more than $100,000 in the aggregate and if the Companies, in their determination, are not willing to bear all such costs, Buyers shall have the right to terminate this Agreement and not proceed with the Contemplated Transactions on the terms set forth in this Agreement or to proceed on such terms as the parties may mutually agree to in writing. Buyers and the Companies agree to cooperate to ensure that the cost of the Corrective Actions and Remedial Measures described in this Section 7.7 do not exceed a normal and reasonable "market" cost.

                 Earnings of VIR. VIR shall have achieved earnings before interest, taxes, intercompany items, and the Shareholder's salary, bonuses, and other compensation, of at least $750,000 in each of VIR's last five fiscal years.

                 Buyers' Due Diligence. Buyers shall have completed, to Buyers' sole satisfaction, their due diligence investigation of the operations, assets, Contracts, rights, and Liabilities of the Companies and the Business, including, without limitation, financial, employee and employee benefit Liabilities, legal, regulatory and environmental matters, and other matters which have served as a basis for certain assumptions made by Buyers in arriving at the Purchase Price. On or before August 1, 1995, Buyers shall notify Sellers in the event Buyers determine, in Buyers' sole discretion, that the condition contained in this
Section 7.9 has not been satisfied and that Buyers have determined not to waive such condition. Upon delivery of such notice, this Agreement shall be deemed to have been terminated pursuant to Section 9.1(b). In the event Buyers fail to deliver such notice by said date, Buyers shall be deemed to have waived the condition set forth in this Section 7.9 (but no others).

                 Leases.

                    VIR ACQ. shall have entered into a Lease in the form of Exhibit M hereto for the use of the real property and improvements currently used by VIR located at 105 James Way, Southampton, Pennsylvania (the "Lease").

                    ERI ACQ. and LSC ACQ. shall have entered into, or received an assignment of, leases for the facilities currently used by ERI and LSC located at 225 Executive Drive, Unit 5, Moorestown, New Jersey 08057, which leases (or assignments) shall be satisfactory in form and substance to Buyer.

                 Merger. The Merger shall have been consummated in accordance with all applicable Legal Requirements.

                 Tax Escrow Account. Buyers shall have been provided with satisfactory evidence, including an escrow agreement in form and substance satisfactory to Buyers, that Sellers have set up a separate tax escrow account into which funds from the Closing (sufficient in amount to pay Sellers' estimated tax obligations) are to be deposited and disbursed only to pay outstanding tax obligations of the Sellers.

          CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

          Sellers' obligation to sell the Acquired Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                 Accuracy of Representations. All of Buyers' representations and warranties in this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                 Buyers' Performance.

                    All of the covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                    Buyers must have delivered each of the
documents required to be delivered by Buyers pursuant to Section
2.5 and must have made the cash payments required to be made by Buyer pursuant to Section 2.3(a)(i) and delivered the Debentures and stock required to be delivered pursuant to Sections 2.3(a)(ii), 2.3(a)(iii), and 2.3(b).

                 Consents. Each of the Consents identified in
Schedule 3.2 must have been obtained and must be in full force and effect.

                 Additional Documents. Buyers must have caused the following documents to be delivered to Sellers:

                    an opinion of Stevens & Lee, dated the
Closing Date, in the form of Exhibit N;

                    a guaranty agreement in the form of Exhibit O hereto, executed by the Guarantor (the "Guaranty"); and

                    such other documents as Sellers may
reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a),
(ii) evidencing the accuracy of any representation or warranty of Buyers, (iii) evidencing the performance by Buyers of, or the compliance by Buyers with, any covenant or obligation required to be performed or complied with by Buyers, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or
(v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                 No Proceedings.  Since the date of this
Agreement, there must not have been commenced or Threatened against Sellers, or against any Person affiliated with Sellers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of any of the Contemplated Transactions.

          TERMINATION

                      Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                    by either Buyers or Sellers if a material
Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived:

                    by Buyers if any of the conditions in Section
7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyers to comply with their obligations under this Agreement) and Buyers have not waived such condition on or before the Closing Date;

                    by Sellers, if any of the conditions in
Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                    by mutual consent of Buyers and Sellers; or

                    by either Buyers or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 1, 1995, or such later date as the parties may agree upon.

                 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.
If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party shall have the right to proceed against the other party for the expenses (but not lost profits or other consequential damages) incurred by the terminating party in connection with the Contemplated Transactions.

          INDEMNIFICATION; REMEDIES

                      Survival. All representations, warranties, covenants, and obligations in this Agreement, the Schedules to this Agreement, and the Related Agreement will survive the Closing. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations.

                 Indemnification and Reimbursement by Sellers. Sellers, jointly and severally, shall indemnify and hold harmless Buyers and their Representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons, for any loss, Liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with any of the following:

                 any Breach of any representation or warranty made by Sellers, ERI or LSC in this Agreement, the Schedules to this Agreement, the certificate delivered pursuant to Section 2.5(a)(iv), or any other Related Agreements delivered by Sellers pursuant to or in connection with this Agreement;

                 any Breach by any Seller, ERI or LSC of any covenant or obligation of any Seller, ERI or LSC in this Agreement or any Related Agreement;

                 except for the Assumed Liabilities, any
Liability of or relating to (i) Sellers (or any of them), ERI or LSC or (ii) the Business, including without limitation any labor, employment-related, and employee benefit-related Liabilities (and specifically including those incurred by Buyers in connection with the Companies' termination of their employees and the Companies' termination of or failure to pay any employee benefits);

                 any Environmental, Health and Safety Liabilities arising out of or relating to (i) the ownership, operation or condition at any time on or prior to the Closing Date of any of the Facilities or any other properties or assets in which Sellers, ERI LSC, or any of their Related Parties has or had an interest; (ii) any Hazardous Materials or other contaminants that were present at such Facilities or such other properties or assets at any time on or prior to the Closing Date; (iii) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released or otherwise handled or any hazardous activities that were, or were allegedly, conducted by Sellers, ERI LSC or by any other Person for whose conduct they are or may be held responsible; and (iv) any bodily injury (including illness, disability and death), personal injury, and property damage or other damage of or to any Person, in any way arising from or allegedly arising from any hazardous activity conducted or allegedly conducted with respect to such Facilities or the operations of the Companies prior to the Closing Date or from Hazardous Material that was present on or before the Closing Date on or at such Facilities or that was released or allegedly released at any time on or prior to the Closing Date by any of the Companies or their predecessors; or

                 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers, ERI or LSC (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                 Indemnification and Reimbursement by Buyers.
Buyers, jointly and severally, shall indemnify and hold harmless Sellers and their representatives, stockholders, controlling persons, and affiliates (collectively, the "Seller Indemnified Persons"), and will reimburse the Seller Indemnified Persons, for any Damages arising from or in connection with any of the following:

                 any Breach of any representation or warranty made by Buyers in this Agreement, the certificate delivered pursuant to Section 2.5(b)(vii), or in any Related Agreement delivered by Buyers pursuant to or in connection with this Agreement;

                 any Breach by Buyers of any covenant or
obligation of Buyers in this Agreement or any Related Agreement;
or

                 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyers (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                 Procedure for Indemnification - Third Party
Claims.

                    Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                    If any Proceeding referred to in Section
10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall be entitled to participate in such Proceeding and, if the indemnifying party acknowledges in writing, without qualification or limitation, its obligation to indemnify the indemnified party for all Damages arising from such Proceeding, the indemnifying party shall assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                    Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Parties other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or if an indemnified party reasonably believes that it may not receive the indemnification to which it may be entitled from the indemnifying party, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                 Limitation on Indemnification.

                 No amount shall be due from the Sellers under
Section 10.2(a) of this Agreement unless and until the Damages arising from or in connection with a Breach described in
Section 10.2(a) shall exceed One Hundred Thousand Dollars ($100,000) in the aggregate. In the event such Damages exceed One Hundred Thousand Dollars ($100,000) in the aggregate, the Sellers shall be liable only for those Damages in excess of One Hundred Thousand Dollars ($100,000).

                 No amount shall be due from the Sellers under
Section 10.2(a) of this Agreement unless written notice of the Breach upon which Buyer is basing its claim is given to Sellers within three (3) years from the Closing Date; provided, however, that any claim under Section 10.2(a) that is based upon a Breach of any of the representations and warranties set forth in Sections 3.3, 3.5, 3.9 and 3.17 may be asserted at any time (subject to any applicable statute of limitation) and shall not be subject to such three (3) year limitation.

                    The maximum amount recoverable by Buyers from Sellers under this Section 10 shall be Six Million Dollars
($6,000,000).

               GENERAL PROVISIONS

                      Expenses. Except as otherwise expressly
provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

                 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyers shall determine. Unless consented to by Buyers in advance or required by Legal Requirements, prior to the Closing Sellers shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyers will consult with each other concerning the means by which the Companies' employees, customers, and suppliers and others having dealings with the Companies will be informed of the Contemplated Transactions, and Buyers will have the right to be present for any such communication.

                 Confidentiality. Between the date of this Agreement and the Closing Date, Buyers, Sellers, ERI and LSC will maintain in confidence, and will cause the Related Persons and Representatives of each of them to maintain in confidence any confidential or proprietary written, oral, or other information obtained from the other party or such parties' Related Persons or Representatives in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with a Legal Requirement or Proceeding. If the Contemplated Transaction is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also mailed to such party, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or by mailing, certified mail (return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers, ERI         VIR, Inc.
     and LSC:             Eastern Research, Inc.
                          Linear Switch Corporation
                                              105 James Way
                                              Southampton,
                         Pennsylvania  18966
                                              Attn:  Alex Rabey
                                              Telecopy No.:
                         (215) 364-0920

                         with a copy to:      Mesirov, Gelman,
                         Jaffe, Cramer &
                            Jamieson
                                              1735 Market Street
                                              Philadelphia,
                         Pennsylvania  19103
                          Attn:  Robert P. Krauss, Esquire
                                              Telecopy No.:
                         (215) 994-1111

     Buyers:              VIR Acquisition, Inc.
                          ERI Acquisition, Inc.
                          LSC Acquisition, Inc.
                          c/o Allen Organ Company
                                              P.O. Box 36
                          150 Locust Street
                          Macungie, Pennsylvania  18062-0036
                                              Attn:  Steven
                         Markowitz, President
                                              Telecopy No.:
                         (610) 965-3098

     with a copy to:      Stevens & Lee
                          P.O. Box 679
                          111 North Sixth Street
                          Reading, Pennsylvania  19603
                          Attn:  Ernest J. Choquette, Esquire
                          Telecopy No.:  (610) 376-5610

                 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Lehigh, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                 Further Assurances. The parties agree (a) to furnish upon request to each other such further information,
(b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Related Agreements and the documents referred to in this Agreement and the Related Agreements.
Without limiting the foregoing, Sellers shall assist Buyer in obtaining all permits, licenses, approvals and other Governmental Authorizations which may be necessary or appropriate in connection with the Contemplated Transactions, and the parties shall cooperate in the filing of Internal Revenue Service
Form 4954 with respect to the Contemplated Transactions.

                 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

                 Entire Agreement and Modification.  This
Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the letter of intent between Allen Organ Company and Sellers dated March 15,
1995) and constitutes (along with the Related Agreements) a complete and exclusive statement of the terms of the agreement between the parties with respect to its and their subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                 Schedules.

                    The disclosures in the Schedules to this Agreement, and those in any supplements thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                    In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in a Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

            Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyers may assign any of their rights under this Agreement to any affiliate of Buyers (but such assignment will not relieve Buyers of any of its obligations under this Agreement), and Buyers shall have the right to require Sellers to transfer and convey at the Closing any of the Acquired Assets specified by Buyers to one or more affiliates of Buyers. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement and the Exhibits, the Schedules and the Related Agreements will be construed to be of such gender or number as the circumstances require, and unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            Governing Law. This Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

            Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            Use of Name. Buyers will acquire all rights to the names "VIR," Eastern Research and Linear Switch and any variations and derivations thereof. Each Company will change its name and cause all of its Related Persons which are not individuals to change their names immediately after the Closing to names that are not similar to the names VIR, Eastern Research, or Linear Switch or any derivation thereof.

            Records Retention. For a period of three (3) years after the Closing Date, VIR shall afford Buyer access to, and VIR shall retain and shall not destroy, all of its books, records, Government Authorizations, reports, data, materials, and documents which are not included in the Acquired Assets but which relate to the Business as conducted prior to the Closing Date.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Sellers:

                              VIR, INC.

                              By__ALEX RABEY______________________
                                   Alex Rabey, President


                              __ALEX RABEY________________________
                              Alex Rabey

                              __LUBA RABEY________________________
                              Luba Rabey


                              Other Companies:

                              EASTERN RESEARCH, INC.

                              By__ALEX RABEY_____________________
                                   Alex Rabey, President


                              LINEAR SWITCH CORPORATION

                              By__ALEX RABEY_____________________
                                   Alex Rabey, President


                              Buyers:

                              VIR ACQUISITION, INC.

                              By__STEVEN MARKOWITZ_______________
                                   Steven Markowitz,
                                   Chief Executive Officer


                              ERI ACQUISITION, INC.

                              By__STEVEN MARKOWITZ_______________
                                   Steven Markowitz,
                                   Chief Executive Officer


                              LSC ACQUISITION, INC.

                              By__STEVEN MARKOWITZ________________
                                   Steven Markowitz
                                   Chief Executive Officer
                                                        Exhibit A


                      THE ACQUIRED ASSETS

          The "Acquired Assets" to be purchased by Buyers and sold, conveyed, assigned, transferred and delivered on the Closing Date to Buyers by VIR shall include all right, title and interest in and to all of the assets, rights, privileges, and interests of VIR, of whatever nature and wherever located, other than the "Excluded Assets", including without limitation all of the following:


               Cash and Cash Equivalents. All cash and cash equivalents (including marketable equity securities and short term investments) of VIR as of the Closing Date.

               Tangible Personal Property. All items of machinery, equipment, trade fixtures, furnishings, vehicles, furniture, software, and other tangible personal property, including such items as are referred to on the Financial Statements (but with such additions thereto and deletions therefrom in the Ordinary Course of Business as may be contemplated or permitted by this Agreement).

               Inventories.  The Closing Inventory and the
Remaining Inventory.

               Intellectual Property. All Intellectual Property Assets and all good will associated therewith, including the Marks, Patents, Copyrights, and other Intellectual Property Assets referred to on Schedule 3.20, and all other inventions, drawings, processes and know-how, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringement thereof, and rights to protection of interests under the laws of all jurisdictions.

               Assigned Contracts. All of VIR's rights and interests as of the Closing Date under or relating to the "Assigned Contracts" (as defined below).

               Receivables, Claims, Prepayments, Deposits, Etc.
All receivables, claims, deposits, prepayments, prepaid expenses, refunds, causes of action, chooses in action, rights of recovery, rights of setoff and rights of recoupment.

               Books and Records. All books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, studies, reports, computer software, systems, procedures manuals, and related materials.

               Advertising and Marketing. All advertising and promotional materials, market research, business plans and projections, artwork, masters, tapes, mats and other similar items, and all telephone numbers including toll-free 800 lines.

               Permits and Licenses. All transferable approvals, permits, licenses, orders, registrations, certificates, variances and other Governmental Authorizations.

          The "Assigned Contracts" shall be comprised of the agreements and other instruments identified on Exhibit A-1 hereto. Provided, however, that if the Consent of any Person is required in order to permit the assignment to Buyer of any such agreement or other instrument, and if such Consent is not obtained on or before the Closing Date, then Buyer may elect, on the Closing Date, either (i) to include such agreement or other instrument among the "Assigned Contracts," or (ii) to exclude such agreement or other instrument from the "Assigned Contracts."

          All of the foregoing Acquired Assets that, immediately prior to the Merger, were owned by ERI, shall be transferred by VIR to ERI Acquisition, Inc. All of the foregoing Acquired Assets that, immediately prior to the Merger, were owned by LSC, shall be transferred by VIR to LSC Acquisition, Inc. All of the foregoing Acquired Assets that, immediately prior to the Merger, were owned by VIR, shall be transferred by VIR to VIR Acquisition, Inc.

                                                  Exhibit A-1

     The following contracts, but only if they were entered into the Ordinary Course of Business:

          1.   The following contracts:

               (a)  Non-Exclusive License between LSC and the
United States of America.

               (b)  Lease between ERI and The Moorestown West
Partnership for property located at 225 Executive Drive, Moorestown, New Jersey.

               (c)  Bilateral Technology Exchange Agreement
between ERI and Data Race, Inc.

               (d)  Support Services Agreement effective
September 1, 1994 between VIR and Concert.

               (e)  Purchase and Sale Agreement dated December 6,
1994, as amended March 24, 1995, between Verilink Corporation and
ERI.

          2. All existing unfilled and uncompleted contracts for the purchase or sale of goods. Sellers hereby represent and warrant that, except as specifically set forth on any Schedule attached hereto, each of such contracts is cancellable/terminable at will by Buyer without cost, premium or penalty to Buyer.

          3. Existing agreements with utility companies, all of which are month-to-month and cancellable/terminable on such basis by Buyer without cost, premium or penalty to Buyer.

          4. Any contract for services entered into by any of the Companies in the Ordinary Course of Business as and when, but not before, Buyer accepts and receives the benefit of such services.

          5. Any other contract but only if (i) the term of such contract does not extend beyond 24 months from the Closing Date, (ii) the liability with respect to such contract is not retained by Sellers or Companies pursuant to this Agreement,
(iii) the contract is for the benefit of any of the Companies and does not constitute an employment or similar agreement or relate to the stock ownership of or any equity interest in any of the Companies, and (iv) the total Liability of the Companies with respect to the contracts described in this Paragraph 5 shall not exceed, and Buyer does not assume any Liability to the extent it exceeds, $100,000 during the 12 month period ending on the first anniversary of the Closing and $100,000 during the 12 month period ending on the second anniversary of the Closing.
                                                      Exhibit B-1
                      ASSUMED LIABILITIES

          The liabilities to be assumed by VIR ACQ. pursuant to the Agreement or otherwise in connection with the transactions described therein shall consist only of the following liabilities
(the "Assumed Liabilities") arising after the Closing in connection with the operation of the Business:

               Assigned Contracts. All obligations of VIR under the Assigned Contracts originally entered into by VIR which are to be performed after, and relate to the period after, the Closing Date (to the extent that the existence of such obligations is ascertainable solely by reference to the written provisions of the Assigned Contracts as disclosed to VIR ACQ. before the Closing Date or the descriptions of any oral Assigned Contracts set forth in Schedule 3.15), but specifically excluding any obligations to be performed prior to the Closing and any obligations relating to breaches, defaults or non-performance under any of the Assigned Contracts occurring prior to the Closing Date.

               Customer Deposits and Payments in Advance. All obligations to return or credit deposits and payments in advance received by VIR from customers prior to the Closing Date as a result of customer orders in the Ordinary Course of Business of VIR, but only to the extent such deposits and payments in advance, together with the liabilities assumed by the other Buyers for deposits and payments in advance received by the other Companies, do not exceed the cash and cash equivalents transferred to Buyers at Closing. A list of all such customer deposits, by name and amount, is attached to this Exhibit B-1.

               Accounts Payable. All accounts payable of VIR that, prior to the Merger, were payables of VIR that arose in the Ordinary Course of Business. A list of all such accounts payable is attached to this Exhibit B-1.

               Warranty Claims. Warranty Claims for products manufactured by VIR in an amount up to $20,000 for the first twelve (12) month period after Closing and up to $20,000 for the second twelve (12) month period after Closing. Warranty Claims in excess of the foregoing amounts shall be subject to the "basket" of One Hundred Thousand Dollars ($100,000) as set forth in Section 10.5(a).

               Ordinary Course.  Liabilities of VIR which
(a) were incurred and arose in the Ordinary Course of Business,
(b) payment for which is not overdue, (c) were incurred for goods used or to be used, or services rendered or to be rendered, in connection with, for the benefit of and in furtherance of the VIR Business, (d) are not otherwise Assumed Liabilities pursuant to 1 through 4 above, and (e) do not in the aggregate exceed $10,000.00.

               FICA. Liabilities of VIR accrued and reflected on the books of VIR for FICA taxes withheld from employees' pay.

               401(k). Liabilities of VIR accrued and reflected on the books of VIR for 1995 401(k) plan contributions.

               Outstanding Checks. Liabilities of VIR for checks issued in the Ordinary Course of Business that have not cleared the appropriate financial institution.
                                                      Exhibit B-2
                      ASSUMED LIABILITIES

          The liabilities to be assumed by ERI ACQ. pursuant to the Agreement or otherwise in connection with the transactions described therein shall consist only of the following liabilities
(the "Assumed Liabilities") arising after the Closing in connection with the operation of the Business:

               Assigned Contracts. All obligations of VIR under the Assigned Contracts originally entered into by ERI which are to be performed after, and relate to the period after, the Closing Date (to the extent that the existence of such obligations is ascertainable solely by reference to the written provisions of the Assigned Contracts as disclosed to ERI ACQ. before the Closing Date or the descriptions of any oral Assigned Contracts set forth in Schedule 3.15), but specifically excluding any obligations to be performed prior to the Closing and any obligations relating to breaches, defaults or non-performance under any of the Assigned Contracts occurring prior to the Closing Date.

               Customer Deposits and Payments in Advance. All obligations to return or credit deposits and payments in advance received by ERI from customers prior to the Closing Date as a result of customer orders in the Ordinary Course of Business of ERI, but only to the extent such deposits and payments in advance, together with the liabilities assumed by the other Buyers for deposits and payments in advance received by the other Companies, do not exceed the cash and cash equivalents transferred to Buyers at Closing. A list of all such customer deposits, by name and amount, is attached to this Exhibit B-2.

               Accounts Payable. All accounts payable of VIR that, prior to the Merger, were payables of ERI that arose in the Ordinary Course of Business. A list of all such accounts payable is attached to this Exhibit B-2.

               Warranty Claims. Warranty Claims for products manufactured by ERI in an amount up to $20,000 for the first twelve (12) month period after Closing and up to $20,000 for the second twelve (12) month period after Closing. Warranty Claims in excess of the foregoing amounts shall be subject to the "basket" of One Hundred Thousand Dollars ($100,000) as set forth in Section 10.5(a).

               Ordinary Course.  Liabilities of ERI which
(a) were incurred and arose in the Ordinary Course of Business,
(b) payment for which is not overdue, (c) were incurred for goods used or to be used, or services rendered or to be rendered, in connection with, for the benefit of and in furtherance of the ERI Business, (d) are not otherwise Assumed Liabilities pursuant to 1 through 4 above, and (e) do not in the aggregate exceed $10,000.00.

               FICA. Liabilities of ERI accrued and reflected on the books of ERI for FICA taxes withheld from employees' pay.

               401(k). Liabilities of ERI accrued and reflected on the books of ERI for 1995 401(k) plan contributions.

               Outstanding Checks. Liabilities of ERI for checks issued in the Ordinary Course of Business that have not cleared the appropriate financial institution.
                                                      Exhibit B-3
                      ASSUMED LIABILITIES

          The liabilities to be assumed by LSC ACQ. pursuant to the Agreement or otherwise in connection with the transactions described therein shall consist only of the following liabilities
(the "Assumed Liabilities") arising after the Closing in connection with the operation of the Business:

               Assigned Contracts. All obligations of VIR under the Assigned Contracts originally entered into by LSC which are to be performed after, and relate to the period after, the Closing Date (to the extent that the existence of such obligations is ascertainable solely by reference to the written provisions of the Assigned Contracts as disclosed to LSC ACQ. before the Closing Date or the descriptions of any oral Assigned Contracts set forth in Schedule 3.15), but specifically excluding any obligations to be performed prior to the Closing and any obligations relating to breaches, defaults or non-performance under any of the Assigned Contracts occurring prior to the Closing Date.

               Customer Deposits and Payments in Advance. All obligations to return or credit deposits and payments in advance received by LSC from customers prior to the Closing Date as a result of customer orders in the Ordinary Course of Business of LSC, but only to the extent such deposits and payments in advance, together with the liabilities assumed by the other Buyers for deposits and payments in advance received by the other Companies, do not exceed the cash and cash equivalents transferred to Buyers at Closing. A list of all such customer deposits, by name and amount, is attached to this Exhibit B-3.

               Accounts Payable. All accounts payable of VIR that, prior to the Merger, were payables of LSC that arose in the Ordinary Course of Business. A list of all such accounts payable is attached to this Exhibit B-3.

               Warranty Claims. Warranty Claims for products manufactured by LSC in an amount up to $5,000 for the first twelve (12) month period after Closing and up to $5,000 for the second twelve (12) month period after Closing. Warranty Claims in excess of the foregoing amounts shall be subject to the "basket" of One Hundred Thousand Dollars ($100,000) as set forth in Section 10.5(a).

               Ordinary Course.  Liabilities of LSC which
(a) were incurred and arose in the Ordinary Course of Business,
(b) payment for which is not overdue, (c) were incurred for goods used or to be used, or services rendered or to be rendered, in connection with, for the benefit of and in furtherance of the LSC Business, (d) are not otherwise Assumed Liabilities pursuant to 1 through 4 above, and (e) do not in the aggregate exceed $10,000.00.

               FICA. Liabilities of LSC accrued and reflected on the books of LSC for FICA taxes withheld from employees' pay.

               401(k). Liabilities of LSC accrued and reflected on the books of LSC for 1995 401(k) plan contributions.

               Outstanding Checks. Liabilities of LSC for checks issued in the Ordinary Course of Business that have not cleared the appropriate financial institution.
                                                      Exhibit B-4

             PRODUCTS CURRENTLY IN DEVELOPMENT AND
              PROVIDED TO CUSTOMERS FOR EVALUATION
                            PURPOSES


          Liabilities for the replacement or repair of, or refund of the consideration paid for, the products set forth on this Exhibit B-4 shall be Assumed Liabilities. Liabilities for the replacement or repair of, or refund of the consideration paid for, any other products currently or previously in development shall not be Assumed Liabilities, provided that such Liabilities shall be subject to the "basket" of One Hundred Thousand Dollars ($100,000) as set forth in Section 10.5(a).


                                                  Exhibit B-4



          BETA Products:


          VIR

     1.   X Switch (Navy) appx. $150,000 - Total

     2    SPI & SDL - Concert products appx. $100,000


          LSC

     1.   Cable MUX Matrix for PMS appx. $50,000 - Total

          Cable MUX and Matrix have special design for DMS


          ERI

     1.   DNS - 3600 - 6 port multiplexor appx. $10,000 - Total

                                                        Exhibit D


                        EXCLUDED ASSETS

          The Acquired Assets shall not include, and VIR shall specifically retain, all of the following (the "Excluded
Assets"):

               Corporate Charters, Etc. The corporate charter, qualifications to conduct business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of the Companies as a corporation.

               Rights Under This Agreement. All of the rights of the Sellers under this Agreement or under any Related Agreement between Sellers on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement.

               Office Furniture. The office furniture located in the Shareholder's office; provided that such office furniture shall be included within the property leased to VIR ACQ. pursuant to the Lease.

               Tensile Testing Equipment. All tensile testing equipment located at the premises subject to the Lease and all rights and interests related to such equipment.

               Tax Refunds. Tax refunds attributable to any period ending on or prior to Closing.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH EXEMPTIONS, UNTIL THE COMPANY SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY ACCEPTABLE TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED
IN SECTION 7 HEREIN.

THIS DEBENTURE IS SUBJECT TO A SETOFF PROVISION CONTAINED IN
SECTION 6 HEREIN.

5.95% SERIES A DEBENTURE DUE AUGUST 1, 2000


No.:  1                                    Macungie, Pennsylvania
                                           August 1, 1995


          ERI ACQUISITION, INC., a Pennsylvania corporation (the "Company") for value received, hereby promises to pay to VIR, Inc., or its registered permitted assigns, at 1040 Coates Road, Meadowbrook, Pennsylvania 19046, the principal amount of ONE MILLION SIX HUNDRED SEVENTY-SEVEN THOUSAND SIX HUNDRED FIFTY DOLLARS ($1,677,650) (or as so much thereof as shall not have been prepaid), payable at the times and in the amounts set forth on Exhibit A attached hereto, with the final principal payment due on August 1, 2000 (the "Maturity Date"), and to pay interest (computed on the basis of a 365-day year) on the unpaid principal amount hereof, from the date hereof, at the rate of 5.95% per annum semi-annually on the 1st day of August and the 1st day of February in each year, commencing on February 1, 1996, until such principal amount shall have become due and paid in full and fully discharged. Payments of principal and interest on this 5.95% Debenture (this "Debenture") shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the date on which any such payment is required to be made pursuant to the provisions of this Debenture occurs on a day other than a Business Day (as hereinafter defined), such payment shall be due and payable on the next succeeding Business Day.

          Collectively, this Debenture and the other 5.95% Series A Debentures in an original aggregate principal amount, including this Debenture, of $1,735,000 (the "Series A Debentures") issued pursuant to the Purchase Agreement (as hereinafter defined), together with any debentures issued in replacement hereof or thereof, constitute the Company's 5.95% debentures due August 1, 2000 (hereinafter the "5.95% Debentures").

            DEFINED TERMS

          As used herein the following terms shall have the following meanings:

          "Allen" shall mean Allen Organ Company, a Pennsylvania corporation, and its current former and future employees, stockholders, directors and officers.

          "Assignment Form" shall mean the Assignment Form, in the form of Annex 1 hereto, which the registered holder must complete and surrender in order to transfer this Debenture pursuant to Section 7.

          "Business Day" shall mean a day other than Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania, are authorized or required by law to close.

          "ERI" shall mean Eastern Research, Inc., a Pennsylvania corporation.

          "ERI Acquisition" shall mean ERI Acquisition, Inc., a
New Jersey corporation.

          "Event of Default" shall have the meaning set forth in
Section 3.

          "Executive Office" shall mean the Company's principal executive office c/o Allen Organ Company, 150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036, which address is subject to change upon notification to the Holders in accordance with Section 10.

          "Final Determination" shall mean the time when a claim for indemnification under Section 10 the Purchase Agreement has been (a) resolved by the parties to the claim by written mutual agreement, or (b) adjudicated pursuant to a non-appealable final order of a court of competent jurisdiction.

          "Holder" shall mean the Person in whose name this Debenture is registered on the Register maintained by the Company pursuant to Section 5; and "Holders" shall mean the collective reference to all such holders of the 5.95% Debentures.

          "LSC" shall mean Linear Switch Corporation, a
Pennsylvania corporation.

          "LSC Acquisition" shall mean LSC Acquisition, Inc., a
New Jersey corporation.

          "L. Rabey" shall mean Luba Rabey.

          "Non-Competition Agreements" shall mean the non-competition agreements dated the date hereof among VIR
Acquisition, ERI Acquisition, and LSC Acquisition and the following Persons: Alex Rabey, Luba Rabey and VIR.

          "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Purchase Agreement" shall mean the Assets Purchase
Agreement dated August 1, 1995, among the Company, VIR
Acquisition, LSC Acquisition, VIR, ERI, LSC, Selling Shareholder and L. Rabey.

          "Register" shall have the meaning set forth in
Section 5.

          "Related Agreements" shall mean the Purchase Agreement and the Non-Competition Agreements.

          "Securities Restriction Agreement" shall mean the Securities Restriction Agreement dated August 1, 1995 among
Allen, VIR, and VIR Acquisition.

          "Selling Shareholder" shall mean Alex Rabey.

          "Transfer" shall mean any direct or indirect sale, assignment, transfer, pledge, encumbrance or hypothecation of an interest in this Debenture or the grant of a security interest in this Debenture.

          "VIR" shall mean VIR, Inc., a Pennsylvania corporation.

          "VIR Acquisition" shall mean VIR Acquisition, Inc. a
Pennsylvania corporation.

            REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants to the Holder that the following are true and as of the date of issue of this Debenture:

               Corporate Existence; Corporate Power;
Authorization. The Company (a) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (b) has the corporate power and authority and the legal right to make and deliver, and to perform its obligations under, the 5.95% Debentures, and (c) has taken all necessary corporate action to authorize such borrowing on the terms and conditions of the 5.95% Debentures and to authorize the execution and delivery of and performance by it of its obligations under the 5.95% Debentures.

               No Legal Bar. No consent of, authorization of, filing with, or other act by or in respect of, any other Person is required in connection with the execution ad delivery by the Company of, or performance by the Company of its obligations under, or the validity or enforceability against the Company of, the 5.95% Debentures. The execution and delivery of and performance by the Company of its obligations under the 5.95% Debentures will not violate or conflict with or constitute a default under the Company's certificate of incorporation or bylaws, or any law, rule or regulation, or determination of an arbitrator, or of a government or court or other governmental agency, instrumentality or authority applicable to or binding upon the Company or any security issued by the Company or any agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its property is bound, except violations which will not have a material adverse effect on the business, financial condition, assets, liabilities, net assets, properties or results of operations of the Company and its subsidiaries taken as a whole or on its ability to perform its obligations under the 5.95% Debentures.

               Enforceable Obligations. This Debenture has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by applicable principles of equity (whether considered in a suit at law or in equity).

            EVENTS OF DEFAULT

          Upon the occurrence of any of the following events
(each, individually, an "Event of Default" and collectively, "Events of Default"):

                    The Company shall (i) fail to pay any part of the principal amount of any of the 5.95% Debentures within five (5) days after the date when due in accordance with the terms hereof, or (ii) fail to pay any installment of interest on any of the 5.95% Debentures within five (5) days after the date when due in accordance with the terms hereof or thereof, and, in either case, such default continues for a period of five (5) days after written notice from the Holder (provided that the Holder shall only be obligated, prior to declaring an Event of Default hereunder, to give such written notice twice during the term of this 5.95% Debenture);

                 The Buyers (as defined in the Purchase
          Agreement) fail to make any payment when due (subject to applicable notice rights and cure periods) under
          Section 2.4 of the Purchase Agreement for the Remaining Inventory (as defined in the Purchase Agreement) and the obligation to make such payment has not been disputed by the Buyers;

                    any representation or warranty made by the Company herein shall be proven by Holder to have been incorrect in any material respect on or as of the date made;

                    (i) the Company or Allen shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or Allen, or seeking to adjudicate either of them as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to either of them or their respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for either of them or for all or any substantial part of their respective assets, or the Company or Allen shall make a general assignment for the benefit of their respective creditors; or
          (ii) there shall be commenced against the Company or Allen any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or Allen any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Company's or Allen's assets, which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed on bond pending appeal within 60 days from the entry thereof; or (iv) the Company or Allen shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or
          (iii) above; or (v) the Company or Allen shall admit in writing its inability to pay its debts as they become due; or

                    VIR Acquisition or Allen fail to perform or observe any of their covenants or agreements set forth in the Securities Restriction Agreement and such failure continues for a period of thirty (30) days after written notice from the Holder;

then, and in any such event, (A) upon the occurrence of any Event of Default described in subclause (i) or (ii) of clause (c) of this Section 3, the unpaid principal amount of and accrued interest on and all other amounts owing under this Debenture shall automatically, without any further action of any Person, mature and become due and payable, and (B) upon the occurrence and during the continuation of any other Event of Default, the Holder may at any time (unless all Events of Default shall theretofore have been remedied in full) at its option, by written notice or notices to the Company, declare the 5.95% Debentures to be due and payable,whereupon the unpaid principal amount of and accrued interest on and all other amounts owing under the 5.95% Debentures shall forthwith mature and become due and payable, all without presentment, demand, protest or other notice, all of which are hereby expressly waived except as expressly provided above in this Section 3.

          At any time after this Debenture is declared due and payable, as provided in clause (B) above, the Holder by written notice to the Company, may rescind and annul any such declaration in respect of the 5.95% Debentures and its consequences if
(i) the Company has paid all overdue interest on the 5.95% Debentures, (ii) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived by the Holder and (iii) no judgment or decree has been entered for the payment of any monies due pursuant to this Debenture, but no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

            REMEDIES ON DEFAULT; NO WAIVER; ETC.

          In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no failure to exercise or delay in exercising any right, power or remedy by or on the part of any Holder shall operate as a waiver thereof or otherwise prejudice any Holder's rights, powers or remedies nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No right, power or remedy conferred by this Debenture upon any Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available by law, in equity or otherwise.

            DEBENTURE REGISTER

          The Company may deem and treat the Person in whose name this Debenture is registered as the owner hereof, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company for all purposes and shall not be affected by any notice to the contrary, until presentation of this Debenture for registration of transfer as provided in Section 7. The Company shall maintain, at its Executive Office, a register for the Debentures (the "Register"), in which the Company shall record the name and address of the Person in whose name each of the 5.95% Debentures has been issued, as well as the name and address of each transferee and assignee and each prior owner of such 5.95% Debentures.

            SETOFF

                    In the event that the Company seeks
indemnification from the Selling Shareholder, L. Rabey or VIR on account of any of their indemnity or other obligations owed to the Company, Allen, VIR Acquisition or LSC Acquisition pursuant to the Related Agreements, and there is an amount or amounts owing by the Company under this Debenture, the Company shall have the right, pending a Final Determination of the indemnification claim, to deposit payments due under this Debenture into escrow with an independent third party satisfactory to the Company and the Holder (or into an escrow account controlled jointly by counsel for the Company and counsel for the Holder), in an amount which shall not exceed the amount of the claim, if such claim is determinable, or the Company's good faith estimate of the amount of the claim, if such claim is not determinable. The amount to be paid into escrow by the Company shall be paid in accordance with and at the time required under this Debenture, without acceleration. Any deposit by the Company into escrow shall not be a default or Event of Default under the terms of this Debenture. The amount held in escrow plus interest thereon shall be paid to the Company or the Holder pursuant to a Final Determination of the claim, and if paid to the Company, shall be deemed a reduction in the purchase price paid by the Company under the Purchase Agreement, and if paid to the Holder, shall be deemed timely payments of principal plus accrued interest under this debenture to be applied in the order of maturity. The Company shall give not less than ten (10) days prior written notice to the Holder of any claim for which amounts are to be paid into escrow.

            TRANSFER AND REPLACEMENT

               Transfer. Subject to the restrictions on Transfer contained in Section 7.3, this Debenture and all rights hereunder are transferable, on the Register, upon the delivery at the Executive Office of (a) this Debenture, and (b) a duly completed Assignment Form by the registered holder hereof in person or by a duly authorized attorney. After all of such items shall be delivered, a new debenture identical to the terms of this Debenture (other than the name of the transferee) shall be made and delivered by the Company, of the same tenor as this Debenture, but registered in the name of the transferee. The Company may condition the issuance of any new debenture in connection with a transfer by any Person on the payment of a sum to cover any stamp tax or other governmental charge imposed in respect to such transfer.

               Replacement. Upon receipt by the Company at its Executive Office of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and, in the case of loss, theft or destruction, of indemnity or security satisfactory to the Company, and, if mutilated, upon surrender of this Debenture at such office, the Company will make and deliver a new debenture identical to the terms of the 5.95% Debentures of like tenor in replacement of this Debenture. This Debenture shall be promptly canceled by the Company upon the surrender hereof in connection with any Transfer or replacement.

               Restrictions on Transfer. The Holder shall not, directly or indirectly, Transfer this Debenture or any of the 5.95% Debentures unless:

                    such Transfer is of not less than twenty-five percent (25%) of the Holder's direct or beneficial interest in the 5.95% Debentures;

                    such Transfer is made pursuant to an
          effective registration statement under the Securities Act of 1933, as amended, and any applicable securities law of any state or pursuant to an exemption from registration under said Act and laws (in which event the Holder shall deliver to the Company an opinion of counsel of recognized standing in securities law (including in-house or special counsel), which opinion and counsel shall be reasonably satisfactory to the Company and obtained at the Holder's expense, to the effect that the proposed Transfer is exempt from registration under applicable federal and state securities laws);

                    such Transfer does not otherwise violate any law, statute, rule, regulation, order or decree of the United States of America or any state thereof or any governmental authority of any of the foregoing;

                    such Transfer is to (i) a spouse or any
          lineal ancestor or descendant, or (ii) the trustee or trustees of a trust or trusts at any time established for the primary benefit of the Holder or the spouse or any lineal ancestor or descendant of the Holder; and

                    the transferee expressly acknowledges in writing to the Company that (i) the transferee's rights to receive payment hereunder are subject to certain setoff rights as provided in Section 6 and (ii) the transferee agrees to be bound by, and to hold the Debenture subject to, all of the provisions of this Debenture.

Any Person to whom this Debenture is transferred pursuant to this
Section 7 is herein referred to as a "Permissible Transferee."
If this Debenture is transferred to a Permissible Transferee, such Permissible Transferee shall take and hold this Debenture, and this Debenture shall be, subject to the rights, obligations and restrictions set forth herein with respect to the original Holder of this Debenture, as if such Permissible Transferee were such original Holder.

               Transfer Otherwise Void. Any purported Transfer of the Holder's interest in the 5.95% Debentures made other than in accordance with this Section 7, shall be void and the Company shall not be required to recognize any equitable or other claims to such interest on the part of any purported transferee.

               Restrictive Legend. This Debenture and each debenture issued upon Transfer or replacement for this Debenture pursuant to Sections 7.1 or 7.2 shall be stamped or otherwise imprinted with a legend in substantially the following form:

               THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH EXEMPTIONS, UNTIL THE COMPANY SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING IN SECURITIES LAW (INCLUDING IN-HOUSE OR SPECIAL COUNSEL), WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY AND OBTAINED AT THE HOLDER'S EXPENSE, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

               THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON
          TRANSFER CONTAINED IN SECTION 7 HEREIN.

               THIS DEBENTURE IS SUBJECT TO A SETOFF PROVISION
          CONTAINED IN SECTION 6 HEREIN.

            PREPAYMENT

          The Company may prepay all or any part of the unpaid principal amount of this Debenture, together with accrued interest, at any time after the date hereof without premium, penalty or other charge.

            NOTICES, ETC.

          All notices, waivers and other communications provided for hereunder shall be in writing, and shall be deemed to be given (a) when delivered, if delivered by hand (with written confirmation of receipt) or by telecopier (as evidenced by receipt of the correct answer back), (b) one day after sending, if sent by nationally recognized overnight delivery specifying next day delivery (with written confirmation of receipt), or
(c) three days after deposited in the mails, if sent by certified mail, with return receipt requested. All such notices, waivers and other communications shall be addressed, if to the Company, c/o Allen Organ Company, 150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036 with a copy to Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603, Attention:
Ernest J. Choquette, Esquire, and if to the Holder, at its address specified on the Register, with a copy to Mesirov, Gelman, Jaffe, Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, Pennsylvania 19103, Attention: Robert P. Krauss, Esquire, or, in each case, to such other addresses as shall be specified by like notice.

            GOVERNING LAW

          THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF
PENNSYLVANIA (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF
LAWS).

            MISCELLANEOUS

          The provisions of this Debenture shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns.

Dated:  August 1, 1995        ERI ACQUISITION, INC.


                              By__STEVEN MARKOWITZ______________
                                   Steven Markowitz,
                                   Chief Executive Officer
                                                        EXHIBIT A


                        PAYMENT SCHEDULE

    Payment Date         Principal Due
        August 1, 1996            $335,530
        August 1, 1997            $335,530
        August 1, 1998            $335,530
        August 1, 1999            $335,530
        August 1, 2000            $335,530
                                                          ANNEX 1


                        ASSIGNMENT FORM


            To Be Executed by the Registered Holder
        Desiring to Transfer the Within 5.95% Debenture


FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto ____________________, _____________ of the 5.95% Debenture dated _____________ and registered in the name of the undersigned, and does hereby irrevocably constitute and appoint ________________________, Attorney to transfer such amount of such 5.95% Debenture on the books of the Company (as defined in such 5.95% Debenture), with full power of substitution.

                              Name of Registered Holder

                              __________________________________

                              Signature_________________________

                              Title_____________________________

                              Address___________________________

                              __________________________________


Dated: ______________, 19__

In the presence of


______________________________



                             NOTICE


     The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within 5.95% Debenture in every particular, without alteration or enlargement or any change whatsoever.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH EXEMPTIONS, UNTIL THE COMPANY SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY ACCEPTABLE TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED
IN SECTION 7 HEREIN.

THIS DEBENTURE IS SUBJECT TO A SETOFF PROVISION CONTAINED IN
SECTION 6 HEREIN.

5.95% SERIES A DEBENTURE DUE AUGUST 1, 2000


No.:  1                                    Macungie, Pennsylvania
                                           August 1, 1995


          ERI ACQUISITION, INC., a Pennsylvania corporation (the "Company") for value received, hereby promises to pay to DICTOR CAPITAL CORPORATION, at 1767 Sentry Parkway West, Suite 240, Blue Bell, Pennsylvania 19422, the principal amount of FIFTY-SEVEN THOUSAND THREE HUNDRED FIFTY DOLLARS ($57,350) (or as so much thereof as shall not have been prepaid), payable at the times and in the amounts set forth on Exhibit A attached hereto, with the final principal payment due on August 1, 2000 (the "Maturity Date"), and to pay interest (computed on the basis of a 365-day year) on the unpaid principal amount hereof, from the date hereof, at the rate of 5.95% per annum semi-annually on the 1st day of August and the 1st day of February in each year, commencing on February 1, 1996, until such principal amount shall have become due and paid in full and fully discharged. Payments of principal and interest on this 5.95% Debenture (this "Debenture") shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the date on which any such payment is required to be made pursuant to the provisions of this Debenture occurs on a day other than a Business Day (as hereinafter defined), such payment shall be due and payable on the next succeeding Business Day.

          Collectively, this Debenture and the other 5.95% Series A Debentures in an original aggregate principal amount, including this Debenture, of $1,735,000 (the "Series A Debentures") issued pursuant to the Purchase Agreement (as hereinafter defined), together with any debentures issued in replacement hereof or thereof, constitute the Company's 5.95% debentures due August 1, 2000 (hereinafter the "5.95% Debentures").

            DEFINED TERMS

          As used herein the following terms shall have the following meanings:

          "Allen" shall mean Allen Organ Company, a Pennsylvania corporation, and its current former and future employees, stockholders, directors and officers.

          "Business Day" shall mean a day other than Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania, are authorized or required by law to close.

          "ERI" shall mean Eastern Research, Inc., a Pennsylvania corporation.

          "ERI Acquisition" shall mean ERI Acquisition, Inc., a
New Jersey corporation.

          "Event of Default" shall have the meaning set forth in
Section 3.

          "Executive Office" shall mean the Company's principal executive office c/o Allen Organ Company, 150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036, which address is subject to change upon notification to the Holders in accordance with Section 10.

          "Final Determination" shall mean the time when a claim for indemnification under Section 10 the Purchase Agreement has been (a) resolved by the parties to the claim by written mutual agreement, or (b) adjudicated pursuant to a non-appealable final order of a court of competent jurisdiction.

          "Holder" shall mean the Person in whose name this Debenture is registered on the Register maintained by the Company pursuant to Section 5; and "Holders" shall mean the collective reference to all such holders of the 5.95% Debentures.

          "LSC" shall mean Linear Switch Corporation, a
Pennsylvania corporation.

          "LSC Acquisition" shall mean LSC Acquisition, Inc., a
New Jersey corporation.

          "L. Rabey" shall mean Luba Rabey.

          "Non-Competition Agreements" shall mean the non-competition agreements dated the date hereof among VIR
Acquisition, ERI Acquisition, and LSC Acquisition and the following Persons: Alex Rabey, Luba Rabey and VIR.

          "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Purchase Agreement" shall mean the Assets Purchase
Agreement dated August 1, 1995, among the Company, VIR
Acquisition, LSC Acquisition, VIR, ERI, LSC, Selling Shareholder and L. Rabey.

          "Register" shall have the meaning set forth in
Section 5.

          "Related Agreements" shall mean the Purchase Agreement and the Non-Competition Agreements.

          "Securities Restriction Agreement" shall mean the Securities Restriction Agreement dated August 1, 1995 among
Allen, VIR, and VIR Acquisition.

          "Selling Shareholder" shall mean Alex Rabey.

          "Transfer" shall mean any direct or indirect sale, assignment, transfer, pledge, encumbrance or hypothecation of an interest in this Debenture or the grant of a security interest in this Debenture.

          "VIR" shall mean VIR, Inc., a Pennsylvania corporation.

          "VIR Acquisition" shall mean VIR Acquisition, Inc. a
Pennsylvania corporation.

            REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants to the Holder that the following are true and as of the date of issue of this Debenture:

               Corporate Existence; Corporate Power;
Authorization. The Company (a) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (b) has the corporate power and authority and the legal right to make and deliver, and to perform its obligations under, the 5.95% Debentures, and (c) has taken all necessary corporate action to authorize such borrowing on the terms and conditions of the 5.95% Debentures and to authorize the execution and delivery of and performance by it of its obligations under the 5.95% Debentures.

               No Legal Bar. No consent of, authorization of, filing with, or other act by or in respect of, any other Person is required in connection with the execution ad delivery by the Company of, or performance by the Company of its obligations under, or the validity or enforceability against the Company of, the 5.95% Debentures. The execution and delivery of and performance by the Company of its obligations under the 5.95% Debentures will not violate or conflict with or constitute a default under the Company's certificate of incorporation or bylaws, or any law, rule or regulation, or determination of an arbitrator, or of a government or court or other governmental agency, instrumentality or authority applicable to or binding upon the Company or any security issued by the Company or any agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its property is bound, except violations which will not have a material adverse effect on the business, financial condition, assets, liabilities, net assets, properties or results of operations of the Company and its subsidiaries taken as a whole or on its ability to perform its obligations under the 5.95% Debentures.

               Enforceable Obligations. This Debenture has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by applicable principles of equity (whether considered in a suit at law or in equity).

            EVENTS OF DEFAULT

          Upon the occurrence of any of the following events
(each, individually, an "Event of Default" and collectively, "Events of Default"):

                    The Company shall (i) fail to pay any part of the principal amount of any of the 5.95% Debentures within five (5) days after the date when due in accordance with the terms hereof, or (ii) fail to pay any installment of interest on any of the 5.95% Debentures within five (5) days after the date when due in accordance with the terms hereof or thereof, and, in either case, such default continues for a period of five (5) days after written notice from the Holder (provided that the Holder shall only be obligated, prior to declaring an Event of Default hereunder, to give such written notice twice during the term of this 5.95% Debenture);

                    any representation or warranty made by the Company herein shall be proven by Holder to have been incorrect in any material respect on or as of the date made; or

                    (i) the Company or Allen shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or Allen, or seeking to adjudicate either of them as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to either of them or their respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for either of them or for all or any substantial part of their respective assets, or the Company or Allen shall make a general assignment for the benefit of their respective creditors; or
          (ii) there shall be commenced against the Company or Allen any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or Allen any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Company's or Allen's assets, which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed on bond pending appeal within 60 days from the entry thereof; or (iv) the Company or Allen shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or
          (iii) above; or (v) the Company or Allen shall admit in writing its inability to pay its debts as they become due;

then, and in any such event, (A) upon the occurrence of any Event of Default described in subclause (i) or (ii) of clause (c) of this Section 3, the unpaid principal amount of and accrued interest on and all other amounts owing under this Debenture shall automatically, without any further action of any Person, mature and become due and payable, and (B) upon the occurrence and during the continuation of any other Event of Default, the Holder may at any time (unless all Events of Default shall theretofore have been remedied in full) at its option, by written notice or notices to the Company, declare the 5.95% Debentures to be due and payable,whereupon the unpaid principal amount of and accrued interest on and all other amounts owing under the 5.95% Debentures shall forthwith mature and become due and payable, all without presentment, demand, protest or other notice, all of which are hereby expressly waived except as expressly provided above in this Section 3.

          At any time after this Debenture is declared due and payable, as provided in clause (B) above, the Holder by written notice to the Company, may rescind and annul any such declaration in respect of the 5.95% Debentures and its consequences if
(i) the Company has paid all overdue interest on the 5.95% Debentures, (ii) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived by the Holder and (iii) no judgment or decree has been entered for the payment of any monies due pursuant to this Debenture, but no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

            REMEDIES ON DEFAULT; NO WAIVER; ETC.

          In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no failure to exercise or delay in exercising any right, power or remedy by or on the part of any Holder shall operate as a waiver thereof or otherwise prejudice any Holder's rights, powers or remedies nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No right, power or remedy conferred by this Debenture upon any Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available by law, in equity or otherwise.

            DEBENTURE REGISTER

          The Company may deem and treat the Person in whose name this Debenture is registered as the owner hereof, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company for all purposes and shall not be affected by any notice to the contrary, until presentation of this Debenture for registration of transfer as provided in Section 7. The Company shall maintain, at its Executive Office, a register for the Debentures (the "Register"), in which the Company shall record the name and address of the Person in whose name each of the 5.95% Debentures has been issued, as well as the name and address of each transferee and assignee and each prior owner of such 5.95% Debentures.

            SETOFF

                    In the event that the Company seeks
indemnification from the Selling Shareholder, L. Rabey or VIR on account of any of their indemnity or other obligations owed to the Company, Allen, VIR Acquisition or LSC Acquisition pursuant to the Related Agreements, and there is an amount or amounts owing by the Company under this Debenture, the Company shall have the right, pending a Final Determination of the indemnification claim, to deposit payments due under this Debenture into escrow with an independent third party satisfactory to the Company and the Holder (or into an escrow account controlled jointly by counsel for the Company and counsel for the Holder), in an amount which shall not exceed the amount of the claim, if such claim is determinable, or the Company's good faith estimate of the amount of the claim, if such claim is not determinable. The amount to be paid into escrow by the Company shall be paid in accordance with and at the time required under this Debenture, without acceleration. Any deposit by the Company into escrow shall not be a default or Event of Default under the terms of this Debenture. The amount held in escrow plus interest thereon shall be paid to the Company or the Holder pursuant to a Final Determination of the claim, and if paid to the Company, shall be deemed a reduction in the purchase price paid by the Company under the Purchase Agreement, and if paid to the Holder, shall be deemed timely payments of principal plus accrued interest under this debenture to be applied in the order of maturity. The Company shall give not less than ten (10) days prior written notice to the Holder of any claim for which amounts are to be paid into escrow. The Company agrees to exercise its right of setoff first against any sums due under any other 5.95% Debenture before exercising its right of setoff against sums due under this Debenture.

            REPLACEMENT AND TRANSFER

               Replacement. Upon receipt by the Company at its Executive Office of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and, in the case of loss, theft or destruction, of indemnity or security satisfactory to the Company, and, if mutilated, upon surrender of this Debenture at such office, the Company will make and deliver a new debenture identical to the terms of the 5.95% Debentures of like tenor in replacement of this Debenture. This Debenture shall be promptly canceled by the Company upon the surrender hereof in connection with any replacement.

               Restrictions on Transfer. The Holder shall not, directly or indirectly, Transfer this Debenture.

               Transfer Otherwise Void. Any purported Transfer of the Holder's interest in the 5.95% Debenture shall be void and the Company shall not be required to recognize any equitable or other claims to such interest on the part of any purported transferee.

               Restrictive Legend. This Debenture and each debenture issued upon replacement for this Debenture pursuant to
Section 7.1 shall be stamped or otherwise imprinted with a legend in substantially the following form:

               THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON
          TRANSFER CONTAINED IN SECTION 7 HEREIN.

               THIS DEBENTURE IS SUBJECT TO A SETOFF PROVISION
          CONTAINED IN SECTION 6 HEREIN.

            PREPAYMENT

          The Company may prepay all or any part of the unpaid principal amount of this Debenture, together with accrued interest, at any time after the date hereof without premium, penalty or other charge.

            NOTICES, ETC.

          All notices, waivers and other communications provided for hereunder shall be in writing, and shall be deemed to be given (a) when delivered, if delivered by hand (with written confirmation of receipt) or by telecopier (as evidenced by receipt of the correct answer back), (b) one day after sending, if sent by nationally recognized overnight delivery specifying next day delivery (with written confirmation of receipt), or
(c) three days after deposited in the mails, if sent by certified mail, with return receipt requested. All such notices, waivers and other communications shall be addressed, if to the Company, c/o Allen Organ Company, 150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036 with a copy to Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603, Attention:
Ernest J. Choquette, Esquire, and if to the Holder, at its address specified on the Register, with a copy to Mesirov, Gelman, Jaffe, Cramer & Jamieson, 1735 Market Street, 38th Floor, Philadelphia, Pennsylvania 19103, Attention: Robert P. Krauss, Esquire, or, in each case, to such other addresses as shall be specified by like notice.

            GOVERNING LAW

          THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF
PENNSYLVANIA (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF
LAWS).

            MISCELLANEOUS

          The provisions of this Debenture shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns.

Dated:  August 1, 1995        ERI ACQUISITION, INC.


                              By__STEVEN MARKOWITZ_______________
                                   Steven Markowitz,
                                   Chief Executive Officer
                                                        EXHIBIT A


                        PAYMENT SCHEDULE

    Payment Date         Principal Due
        August 1, 1996             $11,470
        August 1, 1997             $11,470
        August 1, 1998             $11,470
        August 1, 1999             $11,470
        August 1, 2000             $11,470

                      EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT dated August 1, 1995, between ALEX
RABEY, an adult individual residing at 1040 Coates Road, Meadowbrook, Pennsylvania 19046 (the "Employee"), and VIR
ACQUISITION, INC., a Pennsylvania corporation having offices at c/o Allen Organ Company, 150 Locust Street, Macungie,
Pennsylvania 18062-0036 (the "Company").

                           BACKGROUND

               The Employee has been the President and a significant stockholder of VIR, Inc., a Pennsylvania corporation
(the "Seller"). The Company has agreed to acquire substantially all of the assets of VIR pursuant to an Assets Purchase Agreement dated August 1, 1995 (the "Purchase Agreement").

               The Company desires to retain the services of the Employee as an employee of the Company.

               The Employee is willing and agrees to accept such employment on the terms and conditions hereinafter stated.

          In consideration of the premises, and to induce the Company and the Employee to consummate the transaction above described, the parties agree as follows:

                           AGREEMENT

               Employment. The Company hereby employs the Employee as its President, and the Employee hereby accepts such employment, on the terms and conditions hereinafter set forth.

               Duties During Employment Period. The Employee shall well and faithfully perform and discharge such management duties, as President of the Company, as may be assigned to him from time to time by the Board of Directors of the Company (the "Board"), or by such member of the Board as the Board may designate. The Employee also shall perform management duties for two affiliates of the Company, ERI Acquisition, Inc. ("ERI") and LSC Acquisition, Inc. ("LSC"), as may be assigned to him from time to time by the Board or its designee. Such duties shall include assisting in assembling management teams at ERI and LSC. If the Employee is elected as a director of the Company, or of any subsidiary, parent corporation or other affiliate of the Company (collectively, "Affiliates"), he will serve in such capacity without additional compensation (unless the Employee is elected a director of Allen Organ Company and other directors of Allen Organ Company who also are employees of Allen Organ Company receive compensation as directors, in which event the Employee shall receive similar compensation as a director). The Employee shall devote his full time, attention and energies to the business of the Company and shall not be employed in any other business activity during the Employment Period (as hereinafter defined), whether or not such activity is pursued for gain, profit or other pecuniary advantage. The Employee shall nevertheless have the right to invest his personal assets in businesses which do not compete with the Company or any Affiliate where the form or manner of such investments will not require services on the part of the Employee in the operation of the affairs of the business in which such investments are made and in which his participation is solely that of a passive investor.

               Term of Employment. The employment under Paragraph 2 of this Agreement shall be for a period commencing on the date hereof and ending on July 31, 1997 (the "Employment
Period"). Notwithstanding the foregoing, the Employee's employment may be sooner terminated in accordance with one of the following alternatives:

                    Cause.  The Company may terminate the
Employee's employment under Section 2 at any time for Cause (as hereinafter defined) by action of the Board upon giving the Employee notice of such termination at least thirty (30) days prior to the date upon which termination shall take effect. As used herein, the term "Cause" shall mean any of the following events:

                      the Employee's conviction of or plea of
     guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude or the actual incarceration of the Employee for a period of ten
     (10) consecutive days;

                      the Employee's failure to follow the good faith instructions, with respect to the Company or its operations, of the Board or its designee (provided that the Employee shall be given, once during each twelve (12) month period following execution of this Agreement, thirty
     (30) days following receipt of notice of such failure in which to cure such failure); or

                      the Employee's (A) willful misconduct, or
     (B) neglect of duties or failure to act with respect to duties or actions previously communicated to the Employee by the Board or its designee (provided that the Employee shall be given, once during each twelve (12) month period following execution of this Agreement, thirty (30) days following receipt of written notice of such neglect or failure in which to cure such neglect or failure).

If his employment is terminated under the provisions of this
Section 3(a), all rights of the Employee pursuant to Section 4 hereof shall cease as of the effective date of such termination (other than the Employee's rights under Section 4(c) of this Agreement, which shall survive termination of this Agreement).

                    Death. If the Employee dies, his employment shall be deemed to cease as of the date of his death, and his rights pursuant to Section 4 shall cease as of the last day of the month in which his death occurs (other than the Employee's rights under Section 4(c) of this Agreement, which shall survive the Employee's death and termination of this Agreement).

                    Incapacity.  If the Employee is so
incapacitated by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required of him under Section 2 for an aggregate of ninety (90) business days during any twelve (12) month period, upon the expiration of such period or at any time thereafter, by action of the Board, the Employee's employment may be terminated immediately upon giving him notice to that effect. If the Employee's employment under Section 2 is terminated pursuant to the provisions of this Section 3(c), his rights pursuant to
Section 4 shall cease as of the last day of the month in which such termination occurs (other than the Employee's right under Section 4(c) of this Agreement, which shall survive termination of this Agreement).

                    (i) The Employee may terminate this Agreement at any time for Good Reason (as hereinafter defined) by giving the Company not less than thirty (30) days notice of such termination and the opportunity to remedy the circumstances that gave the Employee Good Reason to terminate this Agreement. As used herein, the term "Good Reason" shall mean any of the following:

                    (A)  any change in the Employee's title,
authorities or responsibilities (including reporting responsibilities) which causes the Employee to no longer serve in an executive capacity with the Company, except in connection with the termination of employment for incapacity, death or Cause;

                    (B)  a reduction by the Company in the
Employee's annual base salary as in effect on the date hereof;

                    (C)  the relocation of the Employee's office
to a location more than fifty (50) miles from Meadowbrook, Pennsylvania;

                    (D)  the failure by the Company to continue
in effect any incentive, bonus or other compensation plans provided for hereunder;

                    (E)  any material breach by the Company of
any provisions of this Agreement; or

                    (F)  the failure of the Company to obtain a
satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

                      If the Employee sends notice of termination for Good Reason and the Company fails to remedy the circumstances that gave the Employee Good Reason to terminate this Agreement within thirty (30) days of such notice, this Agreement shall thereupon terminate but the Employee shall remain entitled to the payments and benefits provided for under Sections 4(a), (c), and
(d) of this Agreement until July 31, 1997, with respect to Sections 4(a) and (d), and July 31, 2000, with respect to
Section 4(c).

               Employment Period Compensation.

                    Salary.  For services rendered by the
Employee hereunder, the Company shall pay him a salary during the Employment Period of One Hundred Thousand Dollars ($100,000) per year, payable in accordance with the Company's standard payroll practices as in effect from time to time.

                 (i) Bonus. The Employee shall be entitled to a bonus (the "Bonus") based on the Company's Gross Sales and Earnings Before Interest and Taxes ("EBIT") (as hereinafter defined). The Bonus shall be calculated as follows:

      Period             EBIT                   Bonus

Through 12/31/95    EBIT => 15% of   .005 times Gross Sales up
                    Gross Sales      to $1,666,666, plus .01
                                     times Gross Sales in
                                     excess of $1,666,666

                    EBIT > 0 but     .0025 times Gross Sales up
                    less than 15%    to $1,666,666, plus .005
                    of Gross Sales   times Gross Sales in
                                     excess of $1,666,666

                    EBIT <= 0        No Bonus will be payable

1/1/96 - 12/31/96   EBIT => 15% of   .005 times Gross Sales up
                    Gross Sales      to $4,000,000, plus .01
                                     times Gross Sales in
                                     excess of $4,000,000

                    EBIT > 0 but     .0025 times Gross Sales up
                    less than 15%    to $4,000,000, plus .005
                    of Gross Sales   times Gross Sales in
                                     excess of $4,000,000

                    EBIT <= 0        No Bonus will be payable

1/1/97 - 7/31/97    EBIT => 15% of   .005 times Gross Sales up
                    Gross Sales      to $2,333,333, plus .01
                                     times Gross Sales in
                                     excess of $2,333,333

                    EBIT > 0 but     .0025 times Gross Sales up
                    less than 15%    to $2,333,333, plus .005
                    of Gross Sales   times Gross Sales in
                                     excess of $2,333,333

                    EBIT <= 0        No Bonus will be payable


                      "Gross Sales" as used in this Section 4(b) shall mean the total revenues of the Company for the period in question as determined by reference to the Company's consolidating financial statements prepared in accordance with generally accepted accounting principles consistently applied, less sales to Affiliates, discounts, returns, allowances, and uncollected receivables. "EBIT" as used in this Section 4(b) shall mean the Company's earnings before interest and taxes for the period in question, determined by reference to the Company's consolidating financial statements prepared in accordance with generally accepted accounting principles consistently applied.

                      Bonuses payable pursuant to this
Section 3(b) shall be paid ninety (90) days following the end of the applicable period.

                 Incentive Compensation. During each calendar year of the Employment Period (and pro-rated for any partial calendar year), and for the three (3) year period following expiration of the Employment Period (unless the Employment Period is terminated prior to July 31, 1997 in accordance with
Section 3, in which event the provisions of Section 3 shall apply), the Employee shall be entitled to receive incentive compensation in an amount equal to four percent (4%) of the Gross Sales (as hereinafter defined) of LSC. "Gross Sales" as used in this Section 4(c) shall mean the total revenues of LSC for the period in question as determined by reference to LSC's consolidating financial statements prepared in accordance with generally accepted accounting principles consistently applied, less sales to Affiliates (including parent, subsidiary, sister or other affiliated entities) of LSC, discounts, returns, allowances, and uncollected receivables.

                    Other Benefits. The Company shall provide the Employee with fringe benefits during the Employment Period as are provided generally to senior management of the Company. The Employee shall be entitled to three (3) weeks vacation per calendar year, pro-rated for any partial calendar year of the Employment Period. The Employee shall not be entitled to use of a Company car.

               Covenant Not to Compete. The Employee hereby acknowledges and recognizes the highly competitive nature of the Company's and the Affiliates' businesses and accordingly agrees for the consideration stated above that, during and for the period commencing with the date hereof and ending three (3) years after the termination of the Employment Period (the "Restricted Period"), the Employee will not directly or indirectly:

                    engage, anywhere in the world, in the design, development, manufacture, sale or marketing of data communications hardware or software or related products which at any time during the Employment Period were designed, developed, manufactured, sold or marketed by the Company or any Affiliate (other than on behalf of the Company or an Affiliate), whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor in less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in another business, or as a supplier to any customer with whom the Company or any Affiliate does business during the Employment Period, assist others in engaging in any business activities prohibited to the Employee under clause (a) above, or hire any employees of the Company or induce employees of the Company or any Affiliate to engage in any activities hereby prohibited to the Employee or to terminate their employment.

The Restricted Period shall be extended by the length of time (if any) in which the Employee is in violation of any of the terms of this Agreement.

               Disclosure of Confidential Information.  The
Employee acknowledges that the Company's and its Affiliates' trade secrets, private or secret processes as they may exist from time to time and confidential information concerning their data communications hardware and software and related products, development, technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers are valuable, special and unique assets of the Company and its Affiliates, as the case may be, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. In light of the highly competitive nature of the industry in which the Company's and its Affiliates' businesses are conducted, the Employee further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by him as a result of his employment by the Company or any Affiliate shall be considered confidential information. In recognition of this fact, the Employee agrees that he will not, during or after the Employment Period, disclose any of such secrets, processes or information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of his duties as an employee of or consultant to the Company and its Affiliates, nor shall the Employee make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefit of any person or other entity (except the Company and its Affiliates) under any circumstances during or after the Employment Period.

               Company Right to Inventions. The Employee shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions which the Employee has in the past conceived, developed or acquired or may conceive, develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. Therefore, the Employee shall promptly at all times during and after the Employment Period:

                    execute and deliver such applications,
assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest in the Company title to such inventions, improvements, technical information, patent applications and to enable it to obtain and maintain the entire right and title thereto throughout the world;
and

                    render to the Company at its expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interference which may be declared involving any such application or patent, and in any litigation in which the Company or its Affiliates may be involved relating to any such patent, invention, improvement or technical information.

               Remedies. The Employee acknowledges that the Company's remedy at law for a threatened or actual breach of any of the provisions of Sections 5, 6, or 7 would be inadequate. Accordingly, in the event of a threatened or actual breach by the Employee of any provision of Sections 5, 6 or 7, in addition to its remedy at law, the Company shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy then available, without the necessity for the Company to post any bond. The Employee agrees not to oppose the Company's request for such relief. In the event of any such threatened or actual breach, at the election of the Company, all rights of the Employee under Section 4 shall thereupon terminate. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of trade secrets and like proprietary information would not be an adequate remedy upon threatened or actual breach, and consequently agrees upon any such threatened or actual breach to the granting of injunctive relief prohibiting the manufacture or sale of data communications hardware or software or related products and providing of related services. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such threatened or actual breach.

               Reformation. Although the Employee and the Company consider the restrictions in Sections 5, 6, 7 and 8 reasonable for the purpose of preserving for the Company and its Affiliates their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 5, 6, 7 and 8 is an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of Sections 5, 6, 7 and 8 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

               Employee's Representations. Employee represents that he has full power and authority to enter into this Agreement and that the execution of this Agreement and the performance of Employee's duties hereunder will not cause Employee to be in violation of any other agreement, judgment, order, decree, former employment relationship or other obligation to which Employee may be subject. Employee shall indemnify and defend the Company and its Affiliates against all liability, cost, damage, and expense that they may incur as a result of any occurrence which is related to the subject matter of this Section 10.

               No Waiver. Failure by the Company at any time or times hereafter to require strict performance by Employee of any of the provisions, terms, and conditions contained in this Agreement shall not diminish or otherwise affect any right of the Company at any time or times thereafter to demand strict performance thereof and of any other provisions, terms, and conditions contained in this Agreement. Any waiver of such provision, term, or condition shall not waive or affect any other failure to perform a provision, term, or condition of this Agreement, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions, terms, or conditions of this Agreement shall be deemed to have been waived by any act or knowledge of the Company except by an instrument in writing signed by that party and directed to Employee specifying such waiver.

               Termination of Restrictions. The Employee, by written notice to the Company, may terminate the restrictions set forth in Section 5 of this Agreement if (a) the Company, ERI Acquisition, Inc. or LSC Acquisition, Inc. fail to make any payment when due (subject to applicable notice rights and cure periods) under (i) Section 2.4(d) of the Purchase Agreement, or
(ii) the Debenture dated the date hereof issued by ERI Acquisition, Inc. to VIR, Inc. in the original principal amount of $1,677,650, and (b) the obligation to make any such payment has not been disputed by the Company, ERI Acquisition, Inc. or LSC Acquisition, Inc.

               Notices. Any notice required or permitted under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to his residence stated above, in the case of notices to the Employee or to the principal office of the Company, to the attention of its Chairman of the Board, in the case of notice to the Company.

               Severability. The invalidity or unenforceability of any provision of this Agreement shall in no event affect the validity or enforceability of any other provision.

               Captions. The captions of the several sections and subsections of this Agreement are inserted for convenience of reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

               Binding Effect and Benefit. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, and (subject to Section 16) assigns of the Company and Employee.

               Assignment. This Agreement shall not be assignable by either party without the other party's prior written consent, except this Agreement may be assigned by the Company to any Affiliate, or to any successor in interest of the Company's business or assets.

               Entire Agreement. This Agreement contains the entire agreement of the parties relating to the Employee's employment, supersedes and replaces in its entirety any existing employment or similar agreement of the Employee and may not be waived, changed, extended or discharged except by an agreement in writing, consented to in writing by Chairman of the Board and signed by the party against whom enforcement of any such waiver, change, extension or discharge is sought.

               Survival. Any termination of the Employee's employment or of this Agreement shall not affect the provisions of Sections 5, 6, 7, 8 or 9 hereof, which shall each survive such termination in accordance with its terms.

               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the law of conflicts of law.

               Headings. The headings of the sections and paragraphs hereof are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              VIR ACQUISITION, INC.


By__STEVEN MARKOWITZ__________________

Steven Markowitz,
Chief Executive Officer


Attest:__LEONARD W. HELFRICH__________

Title:


("Company")


__ALEX RABEY_________________(SEAL)
 Alex Rabey

("Employee")

                    AGREEMENT NOT TO COMPETE

          THIS AGREEMENT (the "Agreement") made this 1st day of August, 1995, by and between ALEX RABEY, an adult individual (the "Stockholder"), LUBA RABEY, an adult individual and wife of the Stockholder ("L. Rabey") (Stockholder and L. Rabey are collectively referred to herein as the "Restricted Parties"), VIR ACQUISITION, INC. ("VIR Acquisition), a Pennsylvania corporation, ERI ACQUISITION, INC. ("ERI Acquisition"), a New Jersey corporation, and LSC Acquisition, Inc. ("LSC Acquisition"), a New Jersey corporation (VIR Acquisition, ERI Acquisition and LSC Acquisition are each hereinafter referred to as a "Buyer" and collectively as the "Buyers").

                           BACKGROUND

               The Restricted Parties are (or were immediately prior to the merger described below) the owners of
(i) approximately 97% of the shares of the outstanding stock of VIR, Inc. ("VIR"), (ii) approximately 92% of the shares of the outstanding stock of Eastern Research, Inc. ("ERI") and
(iii) approximately 83% of the shares of the outstanding stock of Linear Switch Corporation ("LSC") (VIR, ERI and LSC are each hereinafter referred to as a "Company" and collectively as the "Companies").

               Each of the Companies is or was engaged in the engineering, manufacturing, marketing and sale of data communications hardware and software. (Such activities are referred to herein as the "Business Activities".) Stockholder has served as the President of each of the Companies.

               Under an Assets Purchase Agreement dated the date hereof (the "Purchase Agreement"), the Buyers propose to purchase from VIR substantially all of the assets of VIR, including all of the assets of VIR that prior to the merger of the Companies were assets of ERI and LSC, as well as all customer lists, goodwill and certain other intangible assets.

               In light of the Restricted Parties' ownership of the above-described shares of capital stock of the Companies, Stockholder's position as the President of each of the Companies and his major contributions in the past to the growth and development of each of the Companies, one of the conditions to the consummation by Buyers of the transactions contemplated in the Purchase Agreement is that the Restricted Parties enter into this Agreement Not to Compete for the purpose of preserving for Buyers' benefit the goodwill and proprietary rights of VIR.

                           AGREEMENT

          NOW, THEREFORE, for the purposes of inducing Buyers to consummate the transactions contemplated in the Purchase Agreements and to preserve the goodwill of VIR for Buyers, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

               Non-Competition. The Restricted Parties hereby acknowledge and recognize the highly competitive nature of the Business Activities now and heretofore engaged in by the Companies and accordingly agree that they will not, during and for the period commencing with the date hereof and ending on the fifth anniversary of the closing under the Purchase Agreement, directly or indirectly:

                    engage in any of the Business Activities anywhere in the world, whether such engagement is as an officer, director, proprietor, employee (other than as an employee of VIR Acquisition), partner, investor (other than as a passive investor in less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant in another business, or as a supplier to any customer with whom any of the Companies has done any business;

                    assist others in engaging in any of the
     Business Activities in the manner described in the foregoing
     Paragraph 1(a); or

                    hire any employee of the Buyers or induce any employee of any of the Buyers or any present or future member of any consolidated group of corporations of which any of the Buyers is now or may hereafter become a member to terminate his or her employment.

The term of this Agreement shall be extended for a period of time equal to any period of time during which the Restricted Parties violate or fail to observe the provisions of this Agreement.

               No Disclosure of Confidential Information. The Restricted Parties acknowledge that the Buyers' trade secrets and private processes, as they may exist from time to time, and confidential information concerning the Buyers' data communications hardware and software and related products, development, technical information, procurement and sales activities, procedures, promotion, and pricing techniques, and credit and financial data concerning customers are valuable, special, and unique assets of the Buyers. In light of the highly competitive nature of the industry in which the business of the Buyers is conducted, the Restricted Parties further agree that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Restricted Parties as a result of Stockholder's employment with the Companies or with VIR Acquisition shall be considered confidential information. In recognition of this fact, the Restricted Parties agree that they will not, at any time, disclose any of such secrets, processes, or information to any person or other entity for any reason or purpose whatsoever except as necessary in the performance of the Stockholder's duties as an employee of the Buyers, nor shall the Restricted Parties make use of any such secrets, processes, or information for their own purposes or for the benefit of any person or other entity (except the Buyers) under any circumstances at any time.

               Equitable Relief. The Restricted Parties acknowledge and agree that the Buyers' remedy at law for a breach or threatened breach of any of the provisions of Sections 1 or 2 of this Agreement would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by the Restricted Parties of any provisions of this Agreement, it is agreed that, in addition to its remedy at law, each of the Buyers shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting any Buyer from pursuing any other remedies available to it for such breach or threatened breach. None of the Buyers shall be required to post any bond in connection with any such relief, and the Restricted Parties agree not to demand or request the posting of any bond.

               Reformation. Although the Restricted Parties and Buyers consider the restrictions contained in Sections 1, 2 and 3 of this Agreement to be reasonable for the purpose of preserving for Buyer the goodwill and proprietary rights of the Companies, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 1, 2 or 3 of this Agreement is an unreasonable or otherwise unenforceable restriction against the Restricted Parties, the provisions of Sections 1, 2 or 3 of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

               Waiver. The waiver by any Buyer of a breach of any provision of this Agreement by the Restricted Parties shall not operate or be construed as a waiver of any subsequent breach by them.

               Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that this Agreement and the benefits to the Buyers hereunder may be assigned by Buyer to (a) any successor to or transferee of the business or assets of any of the Buyers and
(b) any present or future member of the consolidated group of corporations of which any Buyer is now or may hereafter become a member.

               Termination. The Restricted Parties, by written notice to the Buyers, may terminate the covenants and restrictions set forth in this Agreement if (a) the Buyers fail to make any payment when due (subject to applicable notice rights and cure periods) under (i) Section 2.4(d) of the Purchase Agreement, or (ii) the Debentures dated the date hereof issued by ERI Acquisition, Inc. to VIR in an aggregate original principal amount of $1,735,000, and (b) the obligation to make any such payment has not been disputed by any of the Buyers.

               Entire Agreement. This Agreement contains the entire understanding of the parties hereto and shall supersede all prior verbal and written discussions respect to the subject matter hereof. No modification shall be effective unless it is in writing signed by the party against whom such modification is to be enforced. Notwithstanding the foregoing, this Agreement shall not supersede the Employment Agreement dated the date hereof between VIR and Stockholder, which shall be deemed complementary and not mutually exclusive unless expressly otherwise provided.

               Governing Law. This Agreement shall be governed by and construed in accordance with the domestic, internal law
(but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

               Successors, Etc. The provisions of this Agreement are for the benefit of each of the Buyers, and may be enforced by any Buyer and its successors and assigns against the Restricted
Parties and their successors and assigns.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed the day and year first written above.

                              __ALEX RABEY_________________(SEAL)
                              Alex Rabey

                              __LUBA RABEY_________________(SEAL)
                              Luba Rabey


                              VIR ACQUISITION, INC.

                              By__STEVEN MARKOWITZ_________________
                                   Steven Markowitz,
                                   Chief Executive Officer

                              Attest:__LEONARD W. HELFRICH_________
                                        Leonard W. Helfrich,
                                        Secretary


                              ERI ACQUISITION, INC.

                              By__STEVEN MARKOWITZ   ____________
                                   Steven Markowitz,
                                   Chief Executive Officer

                              Attest:__LEONARD W. HELFRICH___________
                                        Leonard W. Helfrich,
                                        Secretary


                              LSC ACQUISITION, INC.

                              By__STEVEN MARKOWITZ______________
                                   Steven Markowitz,
                                   Chief Executive Officer

                              Attest:__LEONARD W. HELFRICH__________
                                        Leonard W. Helfrich,
                                        Secretary

                      LEASE - VIR FACILITY

          THIS LEASE (this "Lease") made and entered into as of the 1st day of August, 1995, by and between ALEX and LUBA RABEY, Pennsylvania residents having an address of 1040 Coates Road, Meadowbrook, Pennsylvania 19046 (hereinafter referred to as the "Lessor"), and VIR ACQUISITION, INC., a Pennsylvania corporation having an address c/o Allen Organ Company, P.O. Box 36, Macungie, Pennsylvania 18062 (hereinafter referred to as the "Lessee").

          INTENDING TO BE LEGALLY BOUND, the parties hereto agree as follows:

               Demise and Rental.

                    The Lessor, for and in consideration of the covenants, conditions, agreements and stipulations of the Lessee hereinafter expressed, does hereby demise and lease to the Lessee the following described premises (the "Leased Premises"):

                    ALL THAT CERTAIN tract of land owned by
          Lessor and known as 105 James Way, Southampton, Pennsylvania, together with all improvements thereon, as more particularly described in the deed recorded on June 12, 1991 in Record Book 310, page 229, Bucks County Records.

The Leased Premises also shall include all of the office furniture currently located in Alex Rabey's office and owned personally by Alex Rabey; provided that such items shall no longer be subject to the Lease when Alex Rabey is no longer employed by the Lessee.

                    The initial term of this Lease shall be five
(5) years, commencing on the date hereof. Lessee shall have the option to extend the term of this Lease for three (3) additional periods of five (5) years each (the "Option Periods"), upon the same terms and conditions contained herein except for an increase in rent as hereinafter provided, on the conditions that:

                      Lessee shall have given notice to Lessor of Lessee's intention to exercise such option to extend, which notice shall have been given by Lessee at least sixty (60) days prior to the expiration of the initial term of this Lease or the then current Option Period, as the case may be; and

                      Lessee shall not be in default, on the date of election or on the date of commencement of an Option
     Period, of any of its obligations hereunder.

In the event Lessee exercises any of its options to extend the term of this Lease as provided in Paragraph 1(b) hereof, the annual minimum rent set forth in Paragraph 1(c) hereof shall be increased (but not decreased) as herein provided. With respect to each such Option Period, said annual minimum rent shall be increased in that proportion which the CPI (as hereinafter defined) for the month occurring three (3) months prior to the commencement of such Option Period bears to the CPI for the month occurring three (3) months prior to the commencement of the term of this Lease. For purposes hereof, "CPI" shall mean the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers ("CPI-U"), All Items, Philadelphia, Pennsylvania (1982-84 = 100), or the successor of such index.

                    In consideration of the demise and leasing of the Leased Premises, the Lessee covenants, stipulates and agrees to pay to the Lessor, as rental for the Leased Premises, for each year of the five (5) year term of this Lease, annual rent of Ninety-Two Thousand Four Hundred Dollars ($92,400), payable in twelve (12) equal consecutive monthly installments of Seven Thousand Seven Hundred Dollars ($7,700) each, in advance, due at Lessor's offices at 1040 Coates Road, Meadowbrook, Pennsylvania 19046 on the first day of each month of the term of this Lease. Rent shall be apportioned for any partial month, if the date of this Lease is not the first day of a month.

               Use of Leased Premises; Compliance with Law.
Lessee shall not use the Leased Premises for any purpose which is unlawful or in violation of any statute, ordinance, rule or regulation governing the use of the Leased Premises. Lessee may use the Leased Premises for any lawful purpose. The Lessee shall procure at its sole expense any permits or licenses required for the transaction of its business in the Leased Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

               Utilities, Water, Sewer, Insurance, Maintenance and Taxes. Lessee shall be responsible for utility charges (including water rent, sewer rent, electricity, and gas), payment (but not procurement) of insurance (including liability coverage and fire and extended coverage), ordinary repairs and maintenance, housekeeping and cleaning, security systems, real estate taxes and other similar costs and expenses. A tax bill submitted by Lessor to Lessee shall be sufficient evidence of the amount of taxes assessed against the Leased Premises. If real estate taxes for the Leased Premises are not assessed separately from other parcels or buildings owned by Lessor, Lessee's share shall be based on the square footage of the respective buildings of the overall parcel.

               Leased Premises to be Maintained and Kept in a Clean and Sanitary Condition.

                    Lessee shall keep the Leased Premises in a clean and sanitary condition. Lessee shall keep and maintain said premises in as good condition as they may be at the beginning of the term of this lease, ordinary wear excepted. Lessee shall be responsible for routine and ordinary maintenance of the Leased Premises, including the exterior walls, foundations, doors, heating, ventilating, and air conditioning systems, and all other building systems, subject to ordinary wear and tear. Lessee also shall make all necessary repairs to the Leased Premises, provided that Lessee shall be responsible only for paying (i) up to $500 for any individual repair to any building system or structural item, and (ii) up to $5,000 in any twelve (12) month period for all repairs to building systems and structural items. Lessor shall be responsible for paying all sums in excess of such amounts. All repairs and maintenance undertaken by Lessee shall be done in a workmanlike manner, and shall not subject the Leased Premises to any lien for labor or materials. Lessee shall quit and surrender up the Leased Premises at the expiration or termination of this Lease in as good condition as it may be at the beginning of the term of this Lease, ordinary wear and tear excepted. If Lessee fails to maintain the Leased Premises in accordance with this Section 4, Lessor may perform the necessary maintenance and Lessee shall be responsible for all costs incurred by Lessor with respect to such maintenance. The terms of this Section 4 shall survive termination or expiration of this Lease.

                    Lessee further covenants that Lessee:

                      will promptly replace at its own expense with glass of like kind and quality any plate glass, door or window glass of the Leased Premises which may become cracked or broken;

                      will not cause or permit objectionable
     odors to emanate or be dispelled from the Leased Premises;

                      will keep any walks, sidewalks, loading
     platforms and driveways abutting the Leased Premises free of ice and snow and be responsible for the cost of removal thereof and that Lessee shall be solely liable for any accidents occurring on said outside areas due or alleged to be due to any accumulation of ice and snow;

                      will keep the Leased Premises at a
     temperature sufficiently high so as to prevent the freezing of water and pipes and fixtures;

                      will not use the plumbing facilities for any other purpose than that for which they are constructed and will not permit any foreign substance of any kind to be thrown therein. The expense of repairing any breakage, stoppage, seepage or damage, whether occurring on or off the Leased Premises, resulting from a violation of this provision by Lessee or Lessee's employees, agents or invitees shall be borne by Lessee. All grease traps and other plumbing traps shall be kept clean and operable by Lessee at Lessee's own cost and expense;

                      will, notwithstanding anything in this
     Lease to the contrary, be responsible for all repairs and replacements to the Leased Premises necessitated by a burglary or attempted burglary, or any illegal or forcible entry into the Leased Premises;

                      will not burn any trash or garbage of any kind within the Leased Premises;

                      will comply with all laws and ordinances and all rules and regulations of governmental authorities and all recommendations of the Association of Fire
     Underwriters with respect to the use or occupancy of the Leased Premises by Lessee.

               Structural Components; Assessments; Liability.

                    Lessor, at its expense, shall make all
necessary replacements of the exterior walls, foundations, doors, roof, heating, ventilating, and air conditioning systems, and all other building systems and all components of such systems, and Lessor also shall be responsible for all repairs to the Leased Premises that cost in excess of the amounts for which Lessee is responsible under Section 4 of this Lease. Lessor shall be responsible for all special assessments and other extraordinary charges of any kind or nature imposed or asserted against the Leased Premises by any governmental authority.

                    Lessor shall not be liable to Lessee for the failure to provide any utilities or services either required or permitted to be supplied by Lessor under the terms of this Lease. However, Lessor agrees in the event of any suspension or failure of service to proceed with all due diligence to restore or cause the restoration of such service as soon as is reasonably practical under the circumstances.

               Alterations, Changes, Additions and Improvements Permitted. Lessor agrees to permit appropriate alterations, changes, additions or other improvements to the Leased Premises, provided that (a) such improvements shall not impair the value of the Leased Premises, (b) no mechanics' liens shall attach as a result of such improvements, (c) all such work shall be in compliance with applicable laws, and (d) the plans for alterations, changes, additions or improvements shall be submitted to Lessor for approval prior to installation, which approval shall not be unreasonably withheld or delayed. If a mechanics' lien is filed against the Leased Premises in connection with improvements to the Leased Premises made by Lessee, Lessee shall cause such lien to be satisfied or removed within ten (10) days at Lessee's cost. At the expiration or termination of this Lease, all structural alterations, changes, additions or improvements to the Leased Premises shall become the property of the Lessor, and shall be surrendered with the Leased Premises as a part thereof. Any fixtures and equipment installed by Lessee, including signs, shall remain the property of Lessee and shall be removed at the expiration or other termination of this Lease. If Lessee removes any fixtures or equipment, Lessee shall, at Lessee's own cost, restore the Leased Premises to the same condition as existed at the commencement of the term hereof.

               Condemnation or Casualty Loss. In the event of a condemnation or a casualty loss, the Lessee shall have the right to terminate this Lease if the building or the Leased Premises is substantially taken or damaged and the Lessee, in its reasonable discretion, determines that the remaining Leased Premises are no longer suitable for Lessee's use, or if the Leased Premises cannot be reconstructed to their prior condition within ninety
(90) days after the condemnation or casualty loss. The Lessor shall promptly undertake such reconstruction, if reconstruction within ninety (90) days is possible, and the rent provided herein shall be abated during any such period of reconstruction. Lessor shall be entitled to all condemnation proceeds awarded in any condemnation proceeding; provided that Lessor shall use the net condemnation proceeds to restore as much of the Leased Premises as possible, and the rent shall abate proportionately.

               Indemnification.

                    Except when caused by the act, omission or negligence of Lessor, his agents, servants, contractors, or employees, Lessee agrees to indemnify Lessor against loss and save Lessor harmless from liabilities arising as a result of Lessee's negligence or misconduct, including claims of third persons, relating to Lessee's use or occupancy of the Leased Premises or to the performance or nonperformance by Lessee of any of its obligations under this Lease. Lessee shall give prompt written notice to the Lessor of such claim.

                    Except when caused by the act, omission or negligence of Lessee, its agents, servants, contractors, or employees, Lessor agrees to indemnify Lessee against loss and save Lessee harmless from liabilities arising as a result of Lessor's negligence or misconduct, including liabilities relating to the performance or nonperformance by Lessor of his obligations under this Lease. Lessor shall give prompt written notice to the Lessee of such claim.

               Assignment or Subletting. Except as hereinafter provided, Lessee shall not assign this Lease or sublet the Leased Premises without first obtaining Lessor's prior written consent. The approval of Lessor to assignment or subletting will not be unreasonably withheld or delayed. In addition, the right to assign or sublet to any parent, subsidiary, or affiliate corporation of Allen Organ Company, or any successor to its business is permitted without the necessity of obtaining the Lessor's consent.

               Notice to Quit Waived. The Lessee agrees that any notice to quit required by law previous to proceedings to recover possession of the Leased Premises on the day when such is due and the benefit of all laws granting stay of execution, appeal, inquisition and exemption are hereby waived by the Lessee; provided, however, that nothing in this paragraph shall be construed as a waiver of any notice specifically mentioned or required by any other part of this lease.

               Default, Notice of Default, Damages.

                    Lessee shall be in default under this Lease
(an "Event of Default") if Lessee:

                      defaults in the payment of any rent when the same shall become due and such default shall continue for ten (10) days after written notice thereof from Lessor (the "Default Notice"), provided that Lessor shall be obligated to give Lessee a Default Notice only two (2) times in any calendar year;

                      shall remain in default under any other
     term, condition, covenant or provision of this Lease for a period of thirty (30) days after written notice thereof;

                      abandons the Leased Premises; or

                      becomes insolvent as evidenced by an
     assignment by Lessee for the benefit of creditors, a petition in bankruptcy or for reorganization or an arrangement under any bankruptcy or insolvency law being filed voluntarily by Lessee, the adjudication of Lessee as a bankrupt, the issuance by any court of an order for relief as to Lessee, the filing against Lessee of a petition for appointment of a receiver of all or a substantial part of Lessee's assets or property either in bankruptcy or other insolvency proceedings, unless such proceedings shall be stayed or dismissed within sixty (6) days of the filing thereof. If an order for relief shall be granted, Lessee, or any party claiming on behalf of Lessee, shall be deemed to have given adequate assurances only if Lessor is reasonably assured that a party of substantial financial strength will continue occupancy of the Leased Premises, continue to pay rent and in general be in a position to operate a business on the Leased Premises for a term of more than one year.

                    Upon the occurrence of an Event of Default:

                      Lessor may declare the term of this Lease ended and enter upon and repossess the Leased Premises, with or without process of law, and without giving any notice whatsoever. Lessor agrees to mitigate damages, and Lessor shall only be damaged to the extent that the fair rental value of the Leased Premises is less than the rent set forth in the Lease;

                      Lessor may declare the balance of all rent and other charges to become due throughout the term hereof accelerated and they shall be immediately due and payable, and Lessor may in its own name, but as agent for Lessee, assign, sublet or relet Leased Premises for any period equal to or greater or less than the remainder of the term hereof for any sum which Lessor may deem reasonable to any lessee Lessor may select, and for any use or purpose which Lessor may designate. If Lessor so sublets or assigns this Lease, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's agent to collect any rents due from such assignee or sublessee and apply the same to the rent due hereunder; and

                      Lessor may lease the Leased Premises or any part or parts thereof to such person or persons for such rents and for such terms as may, in Lessor's discretion, seem best without affecting Lessee's liability for any loss of rent for the balance of the term.

               Toxic or Hazardous Substances; Indemnity.

                    Lessor represents and warrants to Lessee that

                      any handling, transportation, storage,
     treatment or usage of toxic or hazardous substances that has occurred on the Leased Premises to date has been in compliance with all applicable federal, state and local laws, regulations, and ordinances;

                      no leak, spill, release, discharge,
     emission, or disposal of toxic or hazardous substances has occurred on the Leased Premises to date in violation of applicable law;

                      the soil, groundwater, and soil vapor on or under the Leased Premises is free of toxic or hazardous substances as of the date that the term of this Lease commences in violation of applicable law;

                      there is no underground storage tank on the Leased Premises; and

                      the Leased Premises and all operations and activities on, at and about the Leased Premises comply and have at all times complied, with all applicable environmental, land use, zoning, safety and other laws.

                    Lessor shall indemnify, defend (with counsel selected by Lessee) and hold Lessee and its officers, employees and agents harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including attorneys' fees, consultant and expert fees of individuals recognized as experts in their field (consultants and experts to be selected by Lessee) (i) that arise during or after the term of this lease from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, groundwater, or soil vapor on or under the Leased Premises at the date of execution of this Lease, unless the toxic or hazardous substances are present solely as a result of the negligence or willful misconduct of Lessee, its officers, employees or agents, or (ii) that are incurred by Lessee as a result of any breach of Lessor's representations, warranties and covenants in this Lease. Without limiting the generality of the foregoing, the indemnification provided by this paragraph shall specifically cover losses, damages and costs incurred in connection with:

                      any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence or suspected presence of toxic or hazardous substances in the soil, groundwater, or soil vapor on or under the Leased Premises, unless the toxic or hazardous substances are present solely as a result of the negligence or willful misconduct of Lessee, its officers, employees, contractors or agents;

                      toxic or hazardous substances present or suspected to be present in the soil, groundwater, or soil vapor on or under the Leased Premises before the term of this Lease commences;

                      liability to third parties incurred in
     connection with toxic or hazardous substances that migrate, flow, percolate, diffuse, or in any way move onto or under the Leased Premises after the term of this Lease commences; and

                      liability to third parties incurred in
     connection with toxic or hazardous substances present on or under the Leased Premises as a result of any discharge, dumping, or spilling (accidental or otherwise) onto the Leased Premises during or after the term of this Lease by any person, corporation, partnership or entity other than Lessee.

                    All alterations made in the Leased Premises by Lessee shall be in accordance with and shall comply with all Environmental Laws.

                    If any statutes, laws, ordinances, rules or regulations are promulgated at any time after the date of execution of this Lease for the removal, abatement or containment of a toxic or hazardous substance in the Leased Premises or any portion of the Leased Premises and, in the reasonable judgment of Lessor, it is hazardous for the Lessee to remain in the Leased Premises during such removal, abatement, or containment of the toxic or hazardous substance, Lessee shall vacate the Leased Premises or that portion of the Leased Premises that is hazardous and, provided that such condition did not result from Lessee's acts, omissions, or operations, Lessee's rent shall be abated proportionately for the period of time in which Lessee's use of such portion of the Leased Premises has been interrupted.

                    Lessee shall not intentionally or
unintentionally use, store, handle, spill or discharge any toxic or hazardous substance at or in the vicinity of the Leased Premises. Lessee shall not use the Leased Premises in any manner which will cause the Leased Premises to have a standard industrial classification ("SIC") which is covered by any Environmental Law or which will cause the premises to be deemed an "Industrial Establishment" as defined under any Environmental Law. Lessee's failure to abide by the terms of this paragraph (e) shall be restrainable by injunction.

                    At anytime during the term of this Lease, upon Lessor's notification to Lessee (which shall be based upon a good faith belief on Lessor's part that the environmental condition of the Leased Premises has been materially and adversely affected), Lessee shall supply to Lessor affidavits of an officer of Lessee setting forth and describing in detail the operations and processes undertaken by Lessee at the Leased Premises. Such affidavits shall include a certification that no toxic or hazardous substance is generated, used, stored, handled or disposed of at the Leased Premises or shall state the nature of any such substance and the methods used in handling the same in reasonable detail. Such affidavits shall be delivered to Lessor within thirty (30) days after request therefor.

                    Within thirty (30) days after request
therefor, Lessee shall execute and deliver any document reasonably required in order to comply with any Environmental
Law.

                    Lessee shall promptly deliver to Lessor
copies of all notices made by Lessee to, or received by Lessee from, any governmental authority concerning environmental matters or toxic or hazardous substances at the Leased Premises.

                    At any time throughout the term of this Lease and any extension thereof, Lessor may cause an inspection be made of the Leased Premises and its surrounding area for the purpose of determining whether any toxic or hazardous substance is present thereon.

                    Lessee shall indemnify, defend and hold
Lessor harmless of and from any and all claims arising by reason of any violation by Lessee of the provisions of Sections 12(c) through (i) and this indemnity shall survive expiration or other termination of this Lease.

                    As used herein, the term "toxic or hazardous substances" means any toxic or hazardous substance, material or waste which is or becomes regulated by any local governmental authority, the Commonwealth of Pennsylvania or the United States Government. The term "toxic or hazardous substances" includes, without limitation, any material or substance which is
(i) defined as a "toxic or hazardous substance" under applicable Pennsylvania law, (ii) petroleum or a petroleum product, including crude oil and any fraction thereof, (iii) asbestos or any asbestos-containing material, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903),
(vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601), or
(vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. 6991 et seq.

                    As used herein, the term "Environmental Law" means any federal, state or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted and whether or not listed in this definition such as but not limited to the following:

                      The Comprehensive Environmental Response
     Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section
     9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 98-489, 100 Stat. 1613,
     1986) ("SARA");

                      The Resource Conservation and Recovery Act,
     42 U.S.C. Section 6801 et. seq. ("RCRA);

                      Toxic Substances Control Act, 15 U.S.C.
     Section 2601 ("TSCA");

                      The Clean Water Act, 33 U.S.C. Section 407 et. seq. ("CWA");

                      The Clean Air Act, 42 U.S.C. Section 7901 et. seq.;

                      The Pennsylvania Solid Waste Management
     Act, 35 P.S. Section 6018.103;

                      The Pennsylvania Hazardous Sites Clean Up
     Act, 35 P.S. Section 6020.101 et. seq.;

                      Any similar statute, law, ordinance, rule, regulation or order adopted in the jurisdiction in which the Leased Premises is located.

                 The provisions of this Section 12 shall survive the termination or expiration of this Lease, and the removal of Lessee from the Leased Premises.

               Lessor's Recourse. No termination of this Lease, or taking or recovering of possession of the Leased Premises, or entry of any judgment for possession, shall deprive the Lessor of any other action against the Lessee for possession, for any money due the Lessor hereunder whether as rent or otherwise, or for damages hereunder. Failure of the Lessor or the Lessee to exercise any right under the provisions of this Lease on any one or more occasions shall not be construed as a waiver thereof on any subsequent occasion and recourse to any one or more remedies granted by this lease or by law shall not be deemed a waiver of or a bar to any other remedy or remedies, it being the intent that remedies shall be cumulative and not exclusive.

               Zoning. Lessor represents, warrants, and covenants that the Leased Premises are located in a zoning district which permits the current use of the Leased Premises.

               Lessor's Access. Lessee shall allow Lessor, its agents or representatives, access to the Leased Premises at all reasonable times for the purpose of repairing the same. Lessee shall also allow Lessor access to the Leased Premises, at reasonable times subject to the Lessee's prior approval, for the purpose of inspecting the Leased Premises and buyers or, during the final 180 days of the term of this Lease for the purpose of showing the Leased Premises to prospective buyers or lessees thereof. Except in cases of emergency, Lessor will obtain prior approval of Lessee, its employees, agents, or representatives before entering the Leased Premises.

               Insurance.

                    Lessor shall procure and maintain throughout the term of this Lease a policy or policies of general commercial liability insurance, at Lessee's sole cost and expense and with an insurance company reasonably satisfactory to Lessor and Lessee, insuring both Lessor and Lessee against all claims, demands, or actions arising out of or in connection with Lessee's use or occupancy of the Leased Premises or the condition of the Leased Premises ("Insurance"). The limits of the Insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00) in respect of injuries to or death of any one person, in an amount of not less than One Million Dollars ($1,000,000.00) in respect of any one accident or disaster, and in an amount not less than One Million Dollars ($1,000,000.00) in respect of property damaged or destroyed. All such insurance shall name the Lessor as an additional insured and shall provide for thirty (30) day notice to Lessor of cancellation or reduction of coverage. Evidence of the Insurance and any renewal thereof or duly executed certificates of the Insurance shall be promptly delivered to Lessor. If Lessee should fail to pay to Lessor the costs of Insurance on demand, the Lessor may terminate this Lease (subject to the cure provisions set forth in Section 11).

                    Lessee shall maintain insurance against loss or damage to any buildings or improvements on the Leased Premises under a standard Pennsylvania fire insurance policy with extended coverage, in an amount equal to replacement cost coverage.

               Waiver of Claims. Lessee waives all claims against Lessor, its agents and servants and agrees to indemnify and hold it and them harmless for loss of life, damage to person or property sustained by Lessee or any other occupant of the Leased Premises or by its or their agents, servants and employees resulting directly or indirectly out of the condition of the Leased Premises or resulting from any accident or occurrence in or about the Leased Premises other than such loss of life or damage to person or property due or claimed to be due to any negligence or other act or failure of Lessor, or its officers, agents or employees.

               Cost of Enforcement. Lessee shall pay to Lessor, as additional rent upon demand, all of Lessor's costs, charges and expenses including without limitation the reasonable fees of counsel, agents and others retained by Lessor for the enforcement of Lessee's obligations under this Lease and also any such costs, charges, expenses or fees incurred by Lessor in any litigation in which Lessor, without Lessor's fault, becomes involved or concerned by reason of this Lease or the relationship of Lessor and Lessee under this Lease.

               Cumulative Remedies. All of the remedies hereinbefore given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination hereof or the taking or recovering of the Leased Premises shall deprive Lessor of any of its remedies or actions against Lessee for rent or any and all other sums due at the time or which, under the terms hereof, would in the future have become due if there had been no termination, nor shall the bringing of any action for rent or for breach or default under any term, condition or covenant, or the resort to any other remedy herein provided for the recovery of rent, be construed as a waiver of the right to obtain possession of the Leased Premises.

               Lessor's Right to Enforce Strictly. Any law, usage or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce all terms, conditions and covenants hereof in strict accordance herewith, notwithstanding any conduct or custom on the part of Lessor.

               Accord and Satisfaction. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed an accord and satisfaction. Lessor may accept any check for payment by Lessee without prejudice to Lessor's right to recover the remainder of any rent or other payment then in arrears and Lessor may pursue any other remedy provided in this Lease. No acceptance by Lessor of any payment of rent or other sum by Lessee shall be deemed a waiver of any of the obligations of Lessee under this Lease.

               Liens and Encumbrances. Lessor represents and warrants to Lessee that no mortgage encumbrance presently affects the Leased Premises. The Lessor shall not grant, or suffer to exist, any lien or encumbrance affecting the Leased Premises during the term of this Lease unless Lessor causes the holder of such mortgage to enter into a Nondisturbance, Subordination, and Attornment Agreement with Lessee on usual and customary terms. Lessor also shall not enter into any lease, contract or agreement or grant any rights with respect to the Leased Premises without the prior written consent of the Lessee.

               Notices. All notices and writings required under this Lease shall be deemed to be served properly if delivered personally, or sent by overnight courier providing receipt of delivery, or by registered or certified mail, return receipt requested, to the Lessor and the Lessee at the addresses set forth on page 1 of this Lease, or at such other address as Lessor, for itself, or Lessee, for itself, may designate in writing from time to time. If mailed as set forth above, such notice shall be deemed to be served when it is received by the recipient as shown on the return receipt, if such notice is accepted. If it is not so accepted, receipt by the recipient will be deemed to have occurred on the third day following the date of mailing.

               Estoppel Certificate. The Lessee agrees that it will from time to time upon request by the Lessor execute and deliver to the Lessor a statement in recordable form certifying that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified.

               Governing Law. The domestic internal laws of the Commonwealth of Pennsylvania shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions of this Lease shall not be affected thereby.

               Captions. The captions used herein are for convenience only and do not limit or amplify the provisions of this Lease.

               Number, Gender. Whenever the singular number is used in this Lease, it shall include the plural and words of any gender shall include each other gender.

               Binding Effect. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefits of and be binding upon the parties and their respective heirs, successors in interest, and legal representatives except as otherwise expressly provided in this Lease.

               Modification. No agreement shall be effective to change, modify, or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

               Lessee's Right to Quiet Enjoyment. Lessee, upon paying the rent herein provided and performing all of its other obligations hereunder, shall and may peaceably hold and enjoy the Leased Premises during the term hereof and any extension, without interruption or disturbance from Lessor or anyone claiming through Lessor.

               Memo of Lease. The parties shall execute and record in the Recorder of Deeds Office of Bucks County, Pennsylvania a memorandum of this Lease, satisfactory in form and substance to Lessor and Lessee.

               Right of First Refusal.

                    If, during the term of this Lease or any Option Period, Lessor receives a bona fide offer from someone other than Lessee (the "Offeror") to purchase the Leased Premises or any portion thereof (the property subject to such offer being referred to herein as the "Sale Premises"), and Lessor desires to sell the Sale Premises to the Offeror, Lessor shall give Lessee notice in writing of such desire to sell and of the price, terms, and conditions of sale contained in such offer ("Lessor's Notice"). Included with Lessor's Notice shall be such information as shall reasonably enable Lessee to establish all of the terms of the offer and that the offer is bona fide, including (without limitation) a true and correct copy of the letter of intent or agreement of sale (if any). If any of the non-monetary terms of the offer by their nature cannot be matched (such as, without limitation, terms relating to the exchange of property, or the provision of unique services), Lessor's Notice shall contain a reasonable quantification in dollars of the value of such terms, which shall constitute part of the price offered for the Sale Premises.

                    During the period of ten (10) days
immediately following the giving of Lessor's Notice, Lessee shall have the opportunity of exercising the right to purchase the Sale Premises at the same price and under the same terms and conditions recited in Lessor's Notice. If Lessee desires to purchase the Sale Premises pursuant to the terms of this
Section 32, written notice of such intention to purchase ("Lessee's Acceptance") shall be given to Lessor on or before the tenth (10th) day after receipt of Lessor's Notice. Lessee's Acceptance shall constitute an acceptance by Lessee of Lessor's offer to sell pursuant to the terms and conditions of Lessor's Notice and shall be in the form of an agreement of sale. If such notice by Lessee of its acceptance is not given, as above provided, within such ten (10) day period, this Right of First Refusal shall be deemed waived as to that Lessor's Notice and, at any time within three (3) months after the giving of Lessor's Notice, an agreement of sale may be made with, or a sale may be made to, the Offeror according to the terms and conditions set forth in Lessor's Notice and at a price not less than that stated in Lessor's Notice. If (i) no such agreement of sale or sale with or to the Offeror is made within such three (3) month period; or (ii) such an agreement of sale is made within such three (3) month period but closing thereunder does not occur for any reason; or (iii) the sale price of the Sale Premises is reduced within the three (3) month period to an amount below the amount stated in Lessor's Notice, then the terms and conditions of this Right of First Refusal shall remain in full force and no agreement of sale shall be made with, or sale made to, anyone other than Lessee unless and until the aforesaid written notice has been given to Lessee and the ten (10) day period has expired without Lessee's Acceptance.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                              __ALEX RABEY_________________(SEAL)
                              Alex Rabey

                              __LUBA RABEY_________________(SEAL)
                              Luba Rabey

                                             "Lessor"


                              VIR ACQUISITION, INC.

                              By__STEVEN MARKOWITZ______________
                                   Steven Markowitz,
                                   Chief Executive Officer

                                             "Lessee"

          ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT made this 1st day of August, 1995 by and between EASTERN RESEARCH, INC., a Pennsylvania corporation (the "Assignor"), and ERI ACQUISITION, INC., a New Jersey corporation (the "Assignee").

                           BACKGROUND

          A. The Moorestown West Partnership, as landlord (the "Landlord") and Assignor, as tenant, entered into a Lease Agreement dated October 6, 1994 (the "Lease"), pursuant to which Landlord leased to Assignor that portion of the building known as Flex XI, 225 Executive Drive, Moorestown, New Jersey, consisting of 11,200 square feet of rentable area, known as Units 5 & 6 (the "Premises"), together with adequate parking for twenty-five (25) vehicles.

          B. Assignor desires to assign, transfer, convey and set over to Assignee all of Assignor's right, title, and interest in, to and under the Lease, and Assignee desires to accept such assignment on the terms and conditions set forth herein.

                           ASSIGNMENT

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

               Assignment. Assignor hereby assigns, transfers, conveys and sets over unto Assignee, effective the date hereof, all of Assignor's right, title, and interest as lessee in, to and under the Lease and all of the Assignor's rights thereunder including, without limitation, (a) the security deposit in the amount of $6,000 and any other deposits made by Assignor thereunder or pursuant thereto, (b) the right to renew or otherwise extend the term thereof, and (c) any rent prepaid thereunder.

               Acceptance and Assumption. Assignee hereby accepts such assignment and agrees to be bound by all of the terms and conditions set forth in the Lease and to assume and perform all of the duties and obligations of the Assignor thereunder from and after the date hereof.

               Representations and Warranties of Assignor.
Assignor hereby represents and warrants to Assignee that:

                    The Lease has not been modified, changed, altered, supplemented or amended in any respect and the copy of the Lease previously delivered by Assignor to Assignee is a true and complete copy of the Lease as in effect on the date hereof;

                    The Lease is not in default and is valid and in full force and effect on and as of the date hereof;

                    The Lease is the only lease or agreement between Assignor and Landlord affecting or relating to the Premises;

                    The Lease represents the entire agreement between the Assignor and Landlord with respect to the Premises;

                    There is one 2-year renewal option which has not been exercised;

                    The initial term of the Lease commenced on November 1, 1994;

                    There is a security deposit in the amount of $6,000 under the Lease;

                    All rent and additional rent payments which are due and payable have been made, and there are no delinquent rent payments owing;

                    All Operation and Maintenance Costs (as
     defined in the Lease) which are due and payable have been made, and there are no delinquent Operation and Maintenance
     Costs owing prior to the calendar year 1995;

                    No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both will constitute a default under the Lease;

                    Assignor's interest in the Lease is free and clear of any liens, encumbrances, or adverse interests of third parties;

                    Assignor has full power and authority to assign its interest in the Lease to Assignee hereunder;

                    Assignor has not sublet the Premises to any person or entity and has not assigned any of its rights under the Lease except as set forth herein;

                    No other person or entity except Assignor and its employees occupies the Premises; and

                    Assignor has not received any notices,
     written or oral, of the violation of any environmental, safety or other law, rule or regulation with respect to the Premises and/or Assignor's activities thereon or of any allegation relating thereto which, if true, would contradict anything contained herein, and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Premises, nor is Assignor aware of a basis for any such investigation or proceeding.

               Covenants of Assignor. Assignor hereby covenants and promises to Assignee that

                    Assignor shall, within ten (10) days after the date of any written request by Assignee, deliver to Assignee any and all information and documents requested by Assignee in Assignor's possession concerning the environmental condition of the Premises.

                    Assignor shall, on or before August 1, 1995, file with the New Jersey Department of Environmental Protection and Energy ("NJDEPE") an application for a Certificate of Non-Applicability of the New Jersey Industrial Site Recovery Act ("ISRA") from NJDEPE, or an ISRA Negative Declaration from NJDEPE, as provided in Paragraph 28(c) of the Lease. In furtherance thereof, Assignor shall diligently pursue obtaining the aforementioned certificate until such is furnished to Assignee.

               Indemnity by Assignor. Assignor hereby agrees to indemnify, defend and hold Assignee harmless, from, against and with respect to each and every claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, cost, expense (including, without limitation, reasonable attorneys' fees and costs and other expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner incident to, arising from or relating or attributable to the Lease, the Premises and/or Assignor's activities thereon or relating thereto on or before the date hereof.

               Indemnity by Assignee. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from, against and with respect to each and every claim, liability, obligation, loss, damage, deficiency, assessment, encumbrance, cost, expense (including, without limitation, reasonable attorneys' fees and costs and other expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding, or demand) of any kind or character arising out of or in manner incident to, arising from or relating or attributable to, the Lease, the Premises and/or Assignee's activities thereon relating thereto after the date hereof.

               Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

               Governing Law. This Agreement shall be governed and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania without regard to its rules pertaining to conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Lease Agreement to be duly executed on the date first above written.


                              EASTERN RESEARCH, INC.

                              By:__ALEX RABEY__________________
                                        President

                              Attest:__ALEX RABEY______________
                                        Secretary

                                        "Assignor"


                              ERI ACQUISITION, INC.

                              By:__STEVEN MARKOWITZ____________
                                   Steven Markowitz,
                                   Chief Executive Officer


                              Attest:__LEONARD W. HELFRICH_____
                                     Leonard W. Helfrich,
                                     Secretary

                                        "Assignee"
STATE OF                      :
                              :ss.
COUNTY OF                     :

          On this ____ day of August, 1995, before me, a notary public, the undersigned officer, personally appeared ________________________, who acknowledged himself to be President of EASTERN RESEARCH, INC., a Pennsylvania corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              ___________________________________








STATE OF                      :
                              :ss.
COUNTY OF                     :

          On this ____ day of August, 1995, before me, a notary public, the undersigned officer, personally appeared _______________________, who acknowledged himself to be
___________________ of ERI ACQUISITION, INC., a New Jersey corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              ___________________________________
                      CONSENT OF LANDLORD

          The undersigned, THE MOORESTOWN WEST PARTNERSHIP, intending to be legally bound hereby, acknowledges and agrees that it is the landlord under the Lease referred to in the foregoing Assignment and Assumption of Lease Agreement (the "Assignment") between EASTERN RESEARCH, INC., as assignor, and ERI ACQUISITION, INC., as assignee, dated August 1, 1995, and consents to the Assignment and all of the terms and conditions set forth therein.

          IN WITNESS WHEREOF, the undersigned has executed this Consent of Landlord this ____ day of ________________, 1995.

                                                       THE
                              MOORESTOWN WEST PARTNERSHIP, a
                              partnership


By_________________________________
                                   Managing Partner







STATE OF                      :
                              :ss.
COUNTY OF                     :

          On this ____ day of ____________, 1995, before me, a
notary public, the undersigned officer, personally appeared __________________________, who acknowledged himself to be the Managing Partner of THE MOORESTOWN WEST PARTNERSHIP, and that he as such managing partner, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by himself as such managing partner.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              __________________________________
                                        Notary Public

               GUARANTY AND SURETYSHIP AGREEMENT

          GUARANTY AND SURETYSHIP AGREEMENT dated August 1, 1995, made and executed by ALLEN ORGAN COMPANY.

          The undersigned, intending to be legally bound, agrees:

                          INTERPRETATION

               Defined Terms. The following terms shall have the following meanings:

               Companies. VIR Acquisition, Inc., a Pennsylvania corporation, ERI Acquisition, Inc., a New Jersey corporation, and LSC Acquisition, Inc., a New Jersey corporation.

               Companies' Liabilities. Individually and collectively, all present and future liabilities of (i) the Companies to the Seller with respect to payments for inventory purchased by the Companies pursuant to Section 2.4 of the Purchase Agreement, (ii) ERI Acquisition, Inc. to the Seller under the Debenture, and (iii) VIR Acquisition, Inc. to Alex Rabey under the Employment Agreement.

               Debenture. The Debenture in the original principal amount of $1,675,000 executed and delivered by ERI
     Acquisition, Inc. to Seller on the date hereof.

               Employment Agreement. The Employment Agreement dated the date hereof between Alex Rabey and VIR
     Acquisition, Inc.

               Event of Default. As that term is defined in subsection 5.1 of this Guaranty.

               Guarantor. Allen Organ Company, a Pennsylvania corporation.

               Guarantor's Liabilities. All present and future liabilities of the Guarantor to the Seller under this Guaranty.

               Guaranty. This guaranty and suretyship agreement, and any future amendments to this guaranty and suretyship agreement.

               Purchase Agreement. The Assets Purchase Agreement dated the date hereof among the Companies, Seller, Eastern
     Research, Inc., Linear Switch Corporation, Alex Rabey and
     Luba Rabey.

               Seller.  VIR, Inc.

               Captions. The section and subsection captions of this Guaranty are included for reference only and are not to be used in the construction of this Guaranty.

               Severability. Any provision contained in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Construction. This Guaranty and the rights and obligations of the Seller and the Guarantor under this Guaranty shall be governed and construed in accordance with the domestic, internal laws (but not the law of the conflict of laws) of the Commonwealth of Pennsylvania.

               Number and Gender. As to all pronouns and other terms in the Guaranty (whether or not the same shall be a capitalized word and/or phrase), the singular shall include the plural and the vice versa and any gender shall include the other two genders, as the context may require.

                       GUARANTY OF PAYMENT

               Guaranty of Payment. The Guarantor irrevocably and unconditionally guarantees to the Seller and Alex Rabey, and becomes surety to the Seller and Alex Rabey for, the prompt payment when due (following default by the Companies and expiration of any applicable grace, notice and cure periods) of the Companies' Liabilities.

               Continuing Guaranty. This Guaranty is and shall be construed to be an absolute, unlimited, and continuing guaranty of payment, regardless of the present or future composition of the Companies or any future bankruptcy or insolvency of the Companies, and all of the Companies' Liabilities to which this Guaranty applies, or may apply under the terms hereof, shall be conclusively presumed to have been created in reliance hereon.

               Invalidity, Irregularity, Unenforceability, Etc. No Defense. No invalidity, irregularity or unenforceability of, lack of prior enforcement of, delay in enforcement of, or failure to preserve or enforce, any of the Companies' Liabilities or of any security for the payment of the Companies' Liabilities (although the Seller's rights have been lost) shall affect, impair or be a defense to this Guaranty. This Guaranty is and shall remain a primary obligation of the Guarantor.

               Place, Mode of Payment. The Guarantor shall make all payments under this Guaranty to the Seller or Alex Rabey, as appropriate, at 1040 Coates Road, Meadowbrook, Pennsylvania 19046. Payments shall be in lawful money of the United States of America in funds immediately available to the Seller or Alex Rabey.

      COMPANIES' LIABILITIES; SELLER AND ALEX RABEY ACTIONS

          The Seller and Alex Rabey may take any or all of the following actions at any time and from time to time without notice to the Guarantor, without incurring any responsibility to the Guarantor and without impairing or releasing the Guarantor's obligations under this Guaranty.

               Payment Terms. The Seller and Alex Rabey may consent or agree to a change in the manner, place or terms of payment, and/or a change or extension of the time of payment of, renew or alter, or change the interest rate or rates applicable to, any of the Companies' Liabilities, any security for the Companies' Liabilities, or any liability incurred directly or indirectly in respect of the Companies' Liabilities.

               Exercise of Rights. The Seller and Alex Rabey may exercise or refrain from exercising any rights against the Companies, the Guarantor or others arising out of the Companies'
Liabilities, or otherwise act or refrain from acting.

               Settlements. The Seller and Alex Rabey may settle or compromise any of the Companies' Liabilities or the Guarantor's Liabilities, any security for the Companies' Liabilities or the Guarantor's Liabilities, or any liability incurred directly or indirectly in respect of the Companies' Liabilities or the Guarantor's Liabilities, and may subordinate the payment of all or any part of such settlement or compromise to the payment of any liability of the Companies (whether or not then due) to the creditors of the Companies other than the Seller, Alex Rabey and the Guarantor.

                   EVENTS OF DEFAULT; REMEDIES

               Events of Default. The occurrence of any one or more of the following shall be deemed an Event of Default hereunder:

                    Failure by the Guarantor to pay any monies due under this Guaranty upon demand by Seller or Alex Rabey, as appropriate.

                    The making by the Companies or the Guarantor of an assignment for the benefit of creditors, or a trustee or receiver being appointed for the Companies or the Guarantor or for any property of either of them.

                    Any proceeding being commenced by or against the Companies or the Guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, and the continuation of such proceeding for a period of in excess of sixty (60) days.

                    Remedies. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue uncured and unwaived (which waiver must be in writing to be enforceable against Seller or Alex Rabey):

                    the Seller and Alex Rabey may, at their
     option and upon notice to the Companies or the Guarantor, make the Companies' Liabilities, whether or not then due, immediately due and payable under this Guaranty as to the Guarantor and the Seller and Alex Rabey shall be entitled to enforce the Companies' Liabilities against the Guarantor, and the Seller and Alex Rabey may exercise any of their rights and remedies at law or equity provided by the laws of the Commonwealth of Pennsylvania or any other jurisdiction.

                          MISCELLANEOUS

                                             Notices.  All notices,
requests and demands to or upon the parties shall be deemed to have been given or made when deposited in the mails, postage prepaid, certified mail, return receipt requested, or when deposited with an overnight courier service providing receipt of delivery, charges prepaid, addressed as follows or to such other address as the respective parties may designate in writing:

     The Seller:         VIR, Inc.
                         c/o Alex Rabey
                         1040 Coates Road
                         Meadowbrook, Pennsylvania  19046

                         Alex Rabey
                         1040 Coates Road
                         Meadowbrook, Pennsylvania  19046

                         with a copy to:     Mesirov, Gelman,
                         Jaffe, Cramer & Jamieson
                         1735 Market Street
                         38th Floor
                         Philadelphia, Pennsylvania  19103
                         Attention:  Robert P. Krauss, Esquire

     The Guarantor:      Allen Organ Company
                         P.O. Box 36
                         150 Locust Street
                         Macungie, Pennsylvania  18062
                         Attention:  Steven Markowitz, President

     with a copy to:     Stevens & Lee
                         111 North Sixth Street
                         P.O. Box 679
                         Reading, Pennsylvania  19603
                         Attention:  Ernest J. Choquette, Esquire

               Legal Effect.


                    This Guaranty shall be binding upon the
     Guarantor and the Guarantor's successors and assigns
     (provided that the Guarantor may assign its obligations hereunder only with the consent of Seller, which consent may be withheld in Seller's sole discretion).

                    This Guaranty shall be binding upon and shall inure to the benefit of the Seller and its successors and assigns. Seller may assign its rights hereunder only to any permitted assignee of Seller's rights and interests under the documents evidencing the Companies' Liabilities.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the Guarantor has executed this Guaranty the day and year first above written.

                              ALLEN ORGAN COMPANY

                              By__STEVEN MARKOWITZ______________
                                   Steven Markowitz, President

                              Attest:__LEONARD W. HELFRICH______
                                        (Assistant) Secretary

                SECURITIES RESTRICTION AGREEMENT

          THIS SECURITIES RESTRICTION AGREEMENT is made this 1st day of August, 1995 by and among VIR, INC. ("VIR"), VIR
ACQUISITION, INC. ("Acquisition"), and ALLEN ORGAN COMPANY
("Allen").

                           BACKGROUND

               Acquisition has delivered to VIR 24,390 shares of capital stock (Class B Non-Voting Common) of Allen (the
"Securities") in connection with the purchase of certain assets of VIR by Acquisition. Acquisition is a wholly owned subsidiary of Allen.

               The parties have agreed that VIR will be entitled to transfer part or all of the Securities for not less or more than a certain price per share, as hereinafter set forth.

                           AGREEMENT

          NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

               Background. The Background section of this Agreement is incorporated by reference in this Agreement, and all capitalized terms defined in the Background section shall have the meanings given therein to such terms whenever such terms are used in this Agreement.

                    Investment Representations. VIR represents and warrants to Allen and Acquisition as follows:

                    VIR is acquiring the Securities for
investment only and not with a view to resale or distribution;

                    VIR acknowledges that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or "blue sky" laws;

                    VIR acknowledges that the Securities are not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the Securities are currently traded on the Nasdaq Stock Market;

                    VIR acknowledges that it has access to all information it deems necessary to make an informed investment decision to acquire the Securities by virtue of Allen filing with the Securities and Exchange Commission such reports as are required under Section 13 of the Exchange Act;

                    VIR acknowledges that Acquisition is a newly formed corporation with only such assets as it is acquiring from VIR and that Acquisition has no operating history. VIR further acknowledges (i) that it is familiar with the financial condition of Acquisition, and (ii) that VIR, its officers and directors have had an opportunity to review all documents relating to the incorporation of Acquisition and the purchase by Acquisition of certain of the assets of VIR, have participated in negotiations regarding the terms of the Securities and are familiar with the terms thereof, and have had an opportunity to ask all questions and to receive all other information relating to Acquisition and Allen that they deem material to making an informed investment decision to acquire the Securities;

                    VIR is a Pennsylvania corporation
headquartered in Southampton, Pennsylvania, and VIR's officers and directors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Securities;

                    VIR acknowledges that the Securities will bear the following restrictive legend:

                    "These shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky law and may not be transferred except pursuant to a registration statement declared effective under such securities laws or pursuant to an exemption from the registration requirements of the Securities Act and such state securities and blue sky laws."

                    Alex Rabey owns one hundred percent (100%) of the outstanding capital stock of VIR.

                    Put Rights.

                    At any time and from time to time prior to August 1, 2000, if the Market Value (as defined in Section 15 hereof) of the Securities is less than $25.00 per share, VIR shall have the option to require Allen to purchase all or any portion (but not less than 2,000 shares) of the Securities owned by VIR at a price of $25.00 per share (the "Put Option"). Each exercise of a Put Option hereunder shall be made by delivering to Allen written notice of such exercise, which notice shall set forth the number of shares to be purchased by Allen (the "Put Notice").

                    During the four (4) year period commencing with the date of this Agreement, VIR shall have the option to require Allen to purchase 2,439 shares of the Securities during each twelve (12) month period commencing on the date of this Agreement and each anniversary thereafter (the "10% Put Option"). The purchase price for Securities purchased by Allen pursuant to the 10% Put Option shall be the Market Value. Each exercise of a 10% Put Option hereunder shall be made by delivering to Allen written notice of such exercise (also a "Put Notice"). If a 10% Put Option is not exercised during any twelve (12) month period, VIR may, during the following twelve (12) month period(s), exercise the 10% Put Option for the cumulative total of all 10% Put Options that could have been exercised by VIR up to that time.

                    Settlement on the purchase by Allen of any Securities pursuant to the exercise of a Put Option or a 10% Put Option shall be held on such date and at such time as is mutually acceptable to Allen and VIR, but no later than thirty (30) days after the Put Notice is given. Settlement shall be held at the offices of Allen at 150 Locust Street, Macungie, Pennsylvania.
At such settlement, VIR shall deliver to Allen certificates for such number of Securities as is set forth in the Put Notice, endorsed in blank or accompanied by blank stock powers executed by VIR. The purchase price for the Securities purchased by Allen shall be paid at the settlement in cash or by certified check.
If less than all the Securities represented by the certificates delivered by VIR are to be purchased by Allen, a new certificate for the balance of such Securities not being purchased shall be issued by Allen to VIR bearing such restrictive legends as are on the certificate for the Securities being surrendered for purchase.

                    If upon exercise of a Put Option or a 10% Put Option Allen is not permitted under the applicable provisions of the Pennsylvania Business Corporation Law to redeem all of the Securities to be purchased from VIR, then the largest number of Securities as may be purchased by Allen shall be purchased. Any Securities which are specified for purchase in the Put Notice but which remain unredeemed because of insufficient funds shall, at VIR's option, thereafter be redeemed by Allen as soon as sufficient funds become legally available therefor on the same basis as set forth herein.

               Right of First Refusal.

                    If at any time prior to August 1, 2000, VIR desires to transfer any or all of the Securities then owned by VIR (beneficially or of record, but not including a transfer to Alex or Luba Rabey or their issue or to a trust or trusts for the benefit of any of them), VIR shall first offer to sell such Securities to Allen at a price equal to the lesser of (i) (A) the Market Value, or (B) $55 per share. In addition, if at any time on or subsequent to August 1, 2000, VIR desires to transfer any or all of the Securities then owned by VIR (beneficially or of record, but not including a transfer to Alex or Luba Rabey or their issue or to a trust or trusts for the benefit of any of them), VIR shall first offer to sell such Securities to Allen at a price equal to the Market Value. Any such offer to Allen shall be for the greater of (ii) (A) the number of Securities VIR desires to transfer or (B) 2,000 shares. VIR shall give written notice to Allen of its intention to sell such Securities, which notice shall state the number of Securities to be sold (the "Offer Notice"). Allen may accept such offer by giving written notice to VIR of its acceptance within fifteen (15) days after the Offer Notice is given. Such notice of acceptance shall state the date and time of settlement on the purchase of such Securities, which shall be no later than thirty (30) days after the Offer Notice is given. Settlement shall be held at the offices of Allen at 150 Locust Street, Macungie, Pennsylvania. The purchase price for the Securities purchased shall be paid in cash or by certified check at the settlement. VIR shall deliver to Allen at the settlement certificates for the Securities to be sold to Allen, endorsed in blank or accompanied by blank stock powers executed by VIR. If less than all of the Securities represented by such stock certificates are to be purchased, a new certificate for the balance of the Securities not being purchased shall be issued by Allen to VIR bearing such restrictive legends as are on the certificate for the Securities being surrendered for purchase.

                    The certificates representing the Securities shall have the following legend printed or typed thereon:

                    "The transfer of the shares of
          stock represented by this certificate is restricted and subject to the terms and conditions of a Securities Restriction
          Agreement dated ____________, 1995 among VIR,
          Inc., VIR Acquisition, Inc., and Allen Organ
          Company, a copy of which is on file in the office of Allen Organ Company at 150 Locust
          Street, Macungie, Pennsylvania."

          In addition, if Allen fails to exercise its rights under paragraph (a) above and VIR sells any of the Securities in compliance with applicable federal and state securities laws, including Rule 144 (if applicable) as promulgated under the Securities Exchange Act, upon request by VIR, Allen shall cause the above restrictive legend to be removed on any certificates representing the Securities so sold.

               Adjustment of Purchase Price. The purchase price per share to be paid for the Securities under Section 3 and clause (ii) of Section 4(a) hereof shall be adjusted to reflect any stock splits, stock dividends, or reverse stock splits of Allen's Class B Stock declared by the Board of Directors of Allen and having a record date prior to any settlement held under Section 3 or Section 4 hereof.

               Restriction on Sale of Securities. VIR shall only sell the Securities in compliance with applicable federal and state securities laws, including Rule 144 (if applicable) as promulgated under the Securities Act. In addition, VIR agrees that during the four year period commencing on the first anniversary of the date of this Agreement, VIR will not sell more than ten percent (10%) of the Securities during any twelve-month period commencing on each anniversary date of this Agreement. After August 1, 2000, VIR shall not be restricted in the transfer of the Securities in any manner other than as restricted under Rule 144 (if applicable) or under Section 4 above.

               Restriction on Transfer of Securities. VIR may transfer the Securities to Alex and/or Luba Rabey (or their issue or to a trust or trusts for the benefit of any of them) in connection with any liquidation or dissolution of VIR, but all Securities shall remain subject to the terms of this Agreement. In the event Securities are transferred to Alex or Luba Rabey, their issue, or a trust in accordance with the foregoing, the rights granted VIR under this Agreement shall be exercisable by the transferees of such Securities.

               Equitable Relief. The parties recognize that this Agreement is of particular importance for the protection of the existing and future interests of the parties hereto and their respective legal obligations under the federal and state securities laws and that this Agreement relates to property which is unique and unusual in nature. Therefore, if a party defaults in the performance of any of the provisions of this Agreement or attempts to transfer any Securities in violation of the provisions of this Agreement, any other party may sue in equity for a decree of specific performance, temporary restraining order, preliminary and permanent injunctive relief, or any other equitable remedies then available. Each party consents to such jurisdiction, waives all defenses to such lawsuit (specifically including the defense that there is an adequate remedy at law) and all defects in such proceedings, and releases all claims for damages by reason of such lawsuit. The party commencing such action shall not be required to post any bond in connection with such action, and the parties hereto waive the right to require or request that any such bond be posted.

               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

               Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

               Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes all prior agreements and understandings with respect to those matters and transactions.

               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the law or principles of conflict of laws.

               Amendment. This Agreement may only be amended or modified by a written agreement executed by all of the parties hereto, or their respective successors and assigns.

               Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered if personally delivered, (b) when delivered to a commercial courier service promising next business day delivery and requiring receipt of delivery, or (c) two days after deposit in the United States mail, certified mail, return receipt requested, postage paid, if sent or delivered to the following address:

          If to Allen:        Allen Organ Company
                              P.O. Box 36
                              150 Locust Street
                              Macungie, PA  18062-0036

                              Attention:  Steven Markowitz,
                                          President


          If to Acquisition:  VIR Acquisition, Inc.
                              c/o Allen Organ Company
                              150 Locust Street
                              P.O. Box 36
                              Macungie, PA  18042-0036

                              Attention:  Steven Markowitz,
                                          President

          If to VIR:          VIR, Inc.
                              1040 Coates Road
                              Meadowbrook, PA  19046

                              Attention:  Alex Rabey, President

     Any party may change the address to which notices are to be sent hereunder by giving written notice of such change in address to each other party hereunder in the manner provided in this
Section 14.

               Definitions. When used in this Agreement, the following terms shall have the following meanings whenever used in this Agreement:

               "Market Value" shall mean the average of the daily closing prices for the twenty (20) consecutive business days before the day in question. The closing price for any day shall be (A) if Allen's Class B Non-Voting Stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of Class B Non-Voting Stock on the principal securities exchange on which the Class B Non-Voting Stock is listed, (B) if not listed as described in (A) but if quoted on the Nasdaq Stock Market (formerly the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) the last sale price, or the average of the closing bid and ask prices, if no sale occurred, of Class B Non-Voting Stock on the Nasdaq Stock Market, (C) if not quoted as described in clause (B), the mean between the closing high bid and low asked quotations of Class B Non-Voting Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system for automated dissemination of quotations of securities prices then in common use, if so quoted, or
     (D) if not quoted as described in clauses (B) or (C), the mean between the high bid and low asked quotations for Class B Non-Voting Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Class B Non-Voting Stock on at least 5 of the 10 preceding business days. If none of the conditions set forth above is met, the closing price of Class B Non-Voting Stock on any day or the average of such closing prices for any period shall be the fair market value of Class B Non-Voting Stock as determined by a member firm of the New York Stock Exchange, Inc. mutually selected by Allen and VIR.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                              VIR, INC.


                              By__ALEX RABEY_____________________
                                   Alex Rabey, President


                              Attest:__ALEX RABEY________________
                                     Title:

                              VIR ACQUISITION, INC.


                              By__STEVEN MARKOWITZ_______________
                                   Steven Markowitz,
                                   Chief Executive Officer


                              Attest:__LEONARD W. HELFRICH______
                                     Title:

                              ALLEN ORGAN COMPANY


                              By__STEVEN MARKOWITZ______________
                                   Steven Markowitz, President


                              Attest:__LEONARD W. HELFRICH______
                                     Title: